                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MAGELLAN HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              MAGELLAN HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                   (Name of person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
     6)  Amount Previous Paid:
         -----------------------------------------------------------------------
     7)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     8)  Filing Party:
         -----------------------------------------------------------------------
     9)  Date Filed:
         -----------------------------------------------------------------------

                             [MAGELLAN LETTERHEAD]

                                 April 24, 1997

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Magellan Health Services, Inc. ("Magellan") on May 30, 1997, at 10:00 A.M. The Annual Meeting will be held at 191 Peachtree Street, 50th Floor, Atlanta, Georgia. A Notice of Annual Meeting, Proxy Statement and Proxy concerning information about matters to be acted on at the Annual Meeting are enclosed.

    At the Annual Meeting, in addition to the election of directors and other routine business, you will be asked to approve a proposed transaction (the "Crescent Transaction") between Magellan and Crescent Real Estate Equities Company ("Crescent"). Crescent is a publicly-traded real estate investment trust which, together with its affiliates, owns over $1.7 billion in real estate assets.

    The Crescent Transaction, which I will describe below, is unique and advantageous to Magellan and its stockholders in my opinion. Simply put, it allows us to monetize our psychiatric hospital assets, deleverage our balance sheet, provide funds for expansion in the highest growth segments of our company and potentially expand the multiple of earnings on our common stock. Please read the entire Proxy Statement for a complete discussion of the opportunities and risks associated with the Crescent Transaction.

    Details of the Crescent Transaction are as follows:

    - We will sell to Crescent substantially all of the real property owned by Magellan and used in the operation of our domestic hospital provider operations, principally inpatient psychiatric facilities, and the furniture and equipment related to such facilities (the "Purchased Facilities").

    - We will receive aggregate cash consideration of $400 million (before transaction costs estimated to be $12.5 million) for the sale of the Purchased Facilities and certain information systems assets, and the issuance of the Magellan Warrants (described below). Assuming consummation of the proposed sale of the Company's European hospitals (from which the Company expects to realize $72.5 million net of transaction costs), and after repayment of indebtedness relating to the Purchased Facilities and indebtedness under the Company's senior credit facility, the Company expects to have approximately $272 million of proceeds remaining from the Crescent Transactions. The Company may be required to redeem some or all of its $375 million of 11.25% Senior Subordinated Notes.

    - Magellan and Crescent Operating, Inc., an affiliate of Crescent ("COI"), will create Charter Behavioral Health Systems, LLC ("CBHS"), which will operate Magellan's domestic hospital provider business after the closing of the Crescent Transaction. CBHS will be owned equally by Magellan and COI, with the ability of the CBHS board to grant up to a 10%-equity interest to CBHS management in the future.

    - Crescent will lease the Purchased Facilities to CBHS. The initial lease term is 12 years with CBHS paying rent to Crescent, which will initially be $40 million annually and increasing 5% compounded annually.

    - Magellan will retain all intellectual property relating to the Facilities, including the "CHARTER" name, services and treatment protocols, which CBHS will be allowed to utilize in exchange for the payment of annual franchise fees to Magellan. The franchise agreement will have an initial term of 12 years and will provide for fees of $81 million per year, subject to increase. The franchise fees due Magellan will be subordinated in payment to the rent due Crescent. Therefore, if CBHS encounters a decline in earnings or financial difficulties, it is possible that cash flow from CBHS' operations will not be sufficient to pay the franchise fees when due.
    - Magellan will issue warrants (the "Magellan Warrants") to Crescent and COI, which give Crescent and COI each the right to purchase up to 1,283,311 shares of Magellan common stock at an exercise price of $30 per share.

    - COI will issue warrants to Magellan, which give Magellan the right to purchase up to 2.5% of the common stock of COI.

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS (EXCEPT FOR DARLA D. MOORE, WHO DID NOT PARTICIPATE DUE TO HER BENEFICIAL OWNERSHIP OF CRESCENT) UNANIMOUSLY APPROVED THE CRESCENT TRANSACTION AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CRESCENT TRANSACTION. In considering the Crescent Transaction, the Board of Directors relied, in part, on the opinion of its financial advisor, Dean Witter Reynolds Inc., to the effect that the consideration to be received in the Crescent Transaction is fair, from a financial point of view, to Magellan. A copy of the fairness opinion is attached as an appendix to the Proxy Statement.

    I encourage you to attend the Annual Meeting. The affirmative vote of holders of a majority of Magellan's outstanding common stock is necessary to approve the Crescent Transaction; provided that the shares of common stock owned by certain affiliates of Crescent (the "Rainwater Group") will be voted in the same percentage as shares voted by all stockholders other than the Rainwater Group. Under this standard, the Crescent Transactions will be approved only if the votes cast by stockholders (other than the Rainwater Group) in favor of the Crescent Transactions exceed the votes cast by stockholders (other than the Rainwater Group) against the Crescent Transactions.

    I look forward to seeing you at the Annual Meeting. REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. This will ensure that sufficient shares are represented and voted at the Annual Meeting. Returning your completed proxy card will not limit your right to vote in person if you attend the Annual Meeting.

    If you have any questions regarding the Crescent Transaction, please call Kevin Helmintoller, Senior Director of Investor Relations, at (404) 814-5742.

                                          Very truly yours,

                                          /s/ MAC CRAWFORD

                                          Mac Crawford
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT
                                           AND CHIEF EXECUTIVE OFFICER

                         MAGELLAN HEALTH SERVICES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 1997

                            ------------------------

    The Annual Meeting of Stockholders of Magellan Health Services, Inc., a Delaware corporation (the "Company" or "Magellan"), will be held at 191 Peachtree Street, 50th floor, Atlanta, Georgia, on May 30, 1997, at 10:00 A.M., local time, to consider and act upon the following:

        1. A proposal to elect three directors to three-year terms expiring at the 2000 annual meeting of stockholders or until their successors are duly elected and qualified;

        2. A proposal to amend the Company's Restated Certificate of Incorporation to increase the number of directors from 8 to 12;

        3. A proposal to approve the Magellan Health Services, Inc. 1997 Stock Option Plan (the "1997 Plan");

        4. A proposal to approve and adopt various transactions pursuant to which, among other things: (i) Magellan will sell to Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent"), substantially all of the domestic hospital real property and related improvements and substantially all fixtures, furniture and equipment owned by Magellan's hospital provider business ("Charter") and used in the operation of Charter's hospitals (the "Purchased Facilities"); (ii) Magellan will sell and contribute to a newly-formed limited liability company, Charter Behavioral Health Systems, LLC ("CBHS"), initially owned equally by Magellan and Crescent Operating, Inc., an affiliate of Crescent ("COI"), certain tangible personal property and intangible rights used in connection with Charter's domestic hospital operations; (iii) Magellan will enter into a services agreement pursuant to which CBHS will manage Magellan's interest in certain joint ventures; (iv) Magellan will enter into franchise agreements with CBHS and certain CBHS subsidiaries pursuant to which CBHS and such subsidiaries will operate the facilities formerly operated by Charter using the "CHARTER" name, services and protocols and pay to Magellan annual Franchise Fees which will initially be $81 million; (v) Crescent will lease the Purchased Facilities to CBHS under a long-term lease and CBHS will pay annual base rent to Crescent which initially will be $40 million (increasing at 5% compounded annually); (vi) Magellan will issue to Crescent and COI warrants for the purchase of Magellan common stock; and (vii) COI will issue to Magellan warrants for the purchase of COI common stock; all as more fully described in the Proxy Statement; and
        5.  Such other matters as may properly come before the Annual Meeting.

    Stockholders of record at the close of business on April 11, 1997 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company during normal business hours from May 17, 1997 through May 29, 1997.

    Your attention is directed to the accompanying Proxy Statement.

                                          /s/ LINTON C. NEWLIN

                                          Linton C. Newlin

                                          SECRETARY

Atlanta, Georgia
April 24, 1997.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
SUMMARY....................................................................................................           1
  Parties..................................................................................................           1
  Annual Meeting...........................................................................................           2
  Vote Required............................................................................................           2
  Recommendations of the Board.............................................................................           2
  Crescent Transactions....................................................................................           3
  The Warrants.............................................................................................           4
  Background...............................................................................................           4
  Decision to Engage in the Crescent Transactions..........................................................           4
  Opinion of Financial Advisor.............................................................................           5
  Risk Factors.............................................................................................           6
  Interests of Certain Persons in the Crescent Transactions................................................           8
  Certain Federal Income Tax Consequences..................................................................           9
  Accounting Treatment.....................................................................................           9
  Crescent Transaction Documents...........................................................................           9
  Governmental and Regulatory Approvals....................................................................          10
  Selected Financial Data..................................................................................          10

THE ANNUAL MEETING.........................................................................................          14

VOTING.....................................................................................................          16
  Voting By ESOP Participants..............................................................................          16

SOLICITATION OF PROXIES....................................................................................          16

PRINCIPAL HOLDERS OF COMMON STOCK..........................................................................          17

ELECTION OF DIRECTORS......................................................................................          18

NOMINEES TO THE BOARD FOR TERMS EXPIRING IN 2000...........................................................          19

CONTINUING DIRECTORS.......................................................................................          19
  Vote Required............................................................................................          19

BOARD INFORMATION..........................................................................................          20

EXECUTIVE COMPENSATION.....................................................................................          21

OPTION GRANTS IN FISCAL 1996...............................................................................          23

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND OPTION VALUES AT SEPTEMBER 30, 1996.........................          23

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................................................          24
  Compensation Committee Interlocks and Insider Participation..............................................          26
  Employment Agreements and Change of Control Provisions...................................................          26

PERFORMANCE GRAPH..........................................................................................          29
SECURITY OWNERSHIP OF MANAGEMENT...........................................................................          30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          31
CRESCENT TRANSACTIONS......................................................................................          31
  Background...............................................................................................          32
  Pre-Transaction Contacts.................................................................................          32
  Decision to Engage in the Crescent Transactions..........................................................          34

                                                                                                                PAGE
                                                                                                             -----------
  The Transactions.........................................................................................          35
  The Warrants.............................................................................................          36
  Risk Factors.............................................................................................          37
  Magellan.................................................................................................          39
  Crescent.................................................................................................          39
  COI......................................................................................................          40
  CBHS.....................................................................................................          40
  Opinion of Financial Advisor.............................................................................          40
  Interested Parties.......................................................................................          44
  Certain Federal Income Tax Consequences..................................................................          46
  Accounting Treatment.....................................................................................          48
  Crescent Purchase Agreement..............................................................................          48
  CBHS Contribution Agreement..............................................................................          51
  CBHS Operating Agreement.................................................................................          53
  Loan and Security Agreement..............................................................................          55
  Master Franchise Agreement...............................................................................          57
  Subsidiary Franchise Agreement...........................................................................          60
  Subordination Agreement..................................................................................          63
  Warrant Purchase Agreement...............................................................................          63
  COI Warrant Purchase Agreement...........................................................................          65
  Facilities Lease.........................................................................................          67
  Governmental and Regulatory Approvals....................................................................          68
  Trading Range of Common Stock............................................................................          68
  General Antitrust Matters................................................................................          68
  Selected Financial Data..................................................................................          69
  Unaudited Pro Forma Consolidated Financial Information...................................................          73
  Vote Required............................................................................................          90
  Certain Antitakeover Provisions..........................................................................          90

AMENDMENT TO CERTIFICATE OF INCORPORATION..................................................................          91
  Vote Required............................................................................................          91

PROPOSED 1997 STOCK OPTION PLAN............................................................................          91
  Vote Required............................................................................................          93

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................          94

ADDITIONAL INFORMATION.....................................................................................          94
  Attendance...............................................................................................          94
  Stockholder Proposals....................................................................................          94
  Other Business...........................................................................................          94
  Independent Accountants..................................................................................          94

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          94

GLOSSARY OF DEFINED TERMS.....................................................      Glossary

FAIRNESS OPINION OF DEAN WITTER...............................................    Appendix I

PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION...........................   Appendix II

PROPOSED 1997 STOCK OPTION PLAN...............................................  Appendix III

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN IMPORTANT TERMS AND CONDITIONS OF THE CRESCENT TRANSACTIONS AND RELATED INFORMATION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY. CAPITALIZED TERMS ARE DEFINED IN THE GLOSSARY, WHICH APPEARS FOLLOWING THE BODY OF THE PROXY STATEMENT.

    THIS SUMMARY CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. ACTUAL RESULTS MAY BE MATERIALLY ADVERSELY IMPACTED BY, AMONG OTHER THINGS, THE FACTORS DISCUSSED UNDER THE HEADING "CRESCENT TRANSACTIONS-- RISK FACTORS" AND THE FACTORS DISCUSSED IN EXHIBIT 99 TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1996, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

PARTIES

    MAGELLAN. Magellan Health Services, Inc. is an integrated national behavioral healthcare company. The Company operates through three principal subsidiaries engaging in the (i) hospital provider business (Charter), (ii) behavioral managed care business (Green Spring) and (iii) public sector business (Magellan Public Solutions). Charter owned and operated 90 acute care psychiatric facilities and four residential psychiatric treatment centers, and managed one acute care psychiatric hospital as of December 31, 1996. Green Spring, a 61%-owned subsidiary of the Company, competes in the behavioral managed care sector through a network of more than 30,000 providers nationwide covering approximately 13.7 million people as of December 31, 1996. Magellan Public Solutions provides specialized home-based behavioral healthcare services and behavioral services in correctional facilities. The principal executive office of Magellan is located at 3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326, telephone number (404) 841-9200.

    CRESCENT. Crescent is the operating partnership of CEI, which is listed on the New York Stock Exchange and operates for federal income tax purposes as a REIT. CEI owns a portfolio of properties located primarily in 17 metropolitan submarkets in Texas and Colorado. The properties include 58 office properties with an aggregate of approximately 18.0 million net rentable square feet, four full-service hotel properties with a total of 1,471 rooms, two destination health and fitness resort hotel properties, six retail properties with approximately 600,000 net rentable square feet and economic interests in three residential development corporations. Crescent does not currently own or operate any hospital or medical healthcare properties. Crescent has completed over $1.5 billion of real estate investments since CEI's initial public offering in 1994. The principal executive office of Crescent is located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, telephone number (817) 887-0477.

    COI. COI is a Delaware corporation that will be spun off by CEI to its stockholders before the Closing. After the Closing, COI will own 50% of CBHS. COI and Crescent have agreed that Crescent will have a right to participate in the real estate component of all investment opportunities generated by COI and that COI will have a right to be the lessee of all hotel and any similar properties developed by Crescent that must be leased to preserve CEI's status as a REIT. COI initially will have the same executive officers as Crescent. The principal executive office of COI will be located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, telephone number (817) 887-0477.

    CBHS. CBHS will be a Delaware limited liability company, initially owned equally by Magellan and COI, which is being created to effect the Crescent Transactions. CBHS initially will have no operations except those contemplated by the Crescent Transactions. The principal executive office of CBHS will be located at 3414 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, telephone number (404) 814-0800.

ANNUAL MEETING

    At the Annual Meeting, the holders of Common Stock will be asked to consider:

    1. A proposal to elect three directors to three-year terms expiring at the 2000 annual meeting of stockholders;

    2. A proposal to approve the Certificate Amendment;

    3. A proposal to approve the 1997 Plan;

    4. A proposal to approve and adopt the Crescent Transactions; and

    5. Such other matters as may properly come before the Annual Meeting.

    The Annual Meeting will be held at 191 Peachtree Street, 50th floor, Atlanta, Georgia on May 30, 1997, at 10:00 A.M. local time. The Board has fixed the close of business on April 11, 1997, as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

VOTE REQUIRED

    The Certificate of Incorporation, By-laws and applicable law provide that:
(i) a plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors; (ii) the affirmative vote of 75% of the outstanding Common Stock is required to approve the Certificate Amendment; (iii) the affirmative vote of a majority of the Common Stock represented at the Annual Meeting is necessary to approve the 1997 Plan; and (iv) the affirmative vote of a majority of the outstanding Common Stock is required to approve the Crescent Transactions.

    With respect to the Crescent Transactions, shares of outstanding Common Stock owned by the Rainwater Group (approximately 3,885,832 shares, or 13.5% of the outstanding Common Stock as of the record date) will be voted in the same percentage as the shares of outstanding Common Stock voted by all stockholders other than the Rainwater Group (approximately 24,920,349 million shares, or 86.5% of the outstanding Common Stock as of the record date). Under this standard, the Crescent Transactions will only be approved if the votes cast by stockholders (other than the Rainwater Group) in favor of the Crescent Transactions exceed the votes cast by stockholders (other than the Rainwater Group) against the Crescent Transactions. On the record date, there were 28,806,181 shares of Common Stock outstanding and entitled to vote.

    Magellan's proposed sale of 3 European hospitals does not require stockholder approval, and none is being sought.

RECOMMENDATIONS OF THE BOARD

    THE BOARD HAS UNANIMOUSLY APPROVED THE NOMINEES FOR ELECTION AS DIRECTORS, THE CERTIFICATE AMENDMENT AND THE 1997 PLAN, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELECT SUCH NOMINEES, FOR THE CERTIFICATE AMENDMENT AND FOR THE 1997 PLAN. IN ADDITION, THE BOARD HAS UNANIMOUSLY APPROVED (WITH DIRECTOR DARLA D. MOORE NOT PARTICIPATING BECAUSE OF HER BENEFICIAL OWNERSHIP IN CRESCENT) THE CRESCENT TRANSACTIONS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CRESCENT TRANSACTIONS.

CRESCENT TRANSACTIONS

    The Crescent Transactions provide for the following:

    - Magellan will sell to Crescent the Purchased Facilities and substantially all of the fixtures, furniture and equipment owned by Charter and used in the Facilities for $395 million. The Purchased Facilities include 83 behavioral healthcare facilities and related medical office buildings.

    - Magellan and COI will form CBHS, which will operate the Charter business after the Closing. CBHS initially will be owned equally by the Company and COI, with the ability of the CBHS board to grant up to a 10%-equity interest to CBHS management in the future.

    - Magellan will contribute to CBHS certain property and intangible rights used in connection with the Facilities in exchange for the CBHS Interest. The property that will be contributed to CBHS includes interests in five acute care psychiatric hospitals and other ancillary facilities that Magellan currently leases from third parties. CBHS will also purchase certain assets from Magellan relating to the Company's information systems subsidiary for $5 million.
    - Magellan will receive aggregate cash consideration of $400 million (before costs estimated to be $12.5 million) from the sale of the Purchased Facilities to Crescent, the issuance of the Warrants and the sale of assets to CBHS. Assuming consummation of the proposed sale of the Company's European hospitals (from which the Company expects to realize $72.5 million net of transaction costs), and after repayment of industrial revenue bond indebtedness relating to the Purchased Facilities and indebtedness under the Company's Revolving Credit Agreement, the Company expects to have approximately $272 million of proceeds remaining from the Crescent Transactions.

    - Magellan will enter into a services agreement with CBHS pursuant to which CBHS will manage Magellan's interest in certain joint ventures with unaffiliated third parties, including joint ventures that operate or manage ten acute behavioral healthcare facilities. Magellan is the general partner or managing entity of each such joint venture.

    - Crescent will lease the Purchased Facilities to CBHS under a 12-year lease (subject to renewal). CBHS will pay annual base rent to Crescent, which will initially be $40 million and increase at 5% compounded annually.

    - CBHS will operate the Facilities under the "CHARTER" name, services and protocols, and pay Franchise Fees to Magellan. The Franchise Fees will initially be $81 million, subject to increase. The Franchise Fees due Magellan will be subordinated in payment to the base rent, minimum escalator rent and a specified portion of additional rent due Crescent. If CBHS encounters a decline in earnings or financial difficulties, it is possible that cash flow from CBHS' operations will not be sufficient to pay the Franchise Fees when due.

    - Magellan will issue to Crescent and COI the Warrants, which are exercisable at various times over the next 12 years and give Crescent and COI each the right to purchase up to 1,283,311 shares of Common Stock at an exercise price of $30 per share. The 2,566,622 shares of Common Stock underlying the Warrants would have represented approximately 8.2% of Magellan's outstanding Common Stock if exercised as of the record date.

    - COI will issue to Magellan the COI Warrants, which are exercisable at various times over the next 12 years and give Magellan the right to purchase up to 2.5% of the common stock of COI outstanding at the Closing. The COI Warrants are exercisable only at the times, and in the proportions, that Crescent or COI exercises the Warrants. The exercise price for the COI Warrants will reflect the same premium as used to calculate the exercise price of the Warrants, based upon a valuation of COI to be conducted by a mutually agreed upon independent appraiser once a trading market for COI common stock has been established.

    - At the Closing, Magellan will either (i) provide CBHS with bridge financing for a one-year term in the maximum amount of $55 million, secured by CBHS' receivables, to fund CBHS' anticipated working capital needs during its first year of operation or (ii) provide a guarantee under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS has received a loan commitment from a group of commercial banks to provide a line of credit of up to $100 million pursuant to a 5-year revolving credit facility.

    - Both the Company and COI will contribute an additional $2.5 million in cash to the capital of CBHS within five days after Closing. In addition, each of the Company and COI will make a commitment to loan CBHS up to $17.5 million each, for a period of five years. The Company will have the right to require CBHS to draw down a portion of its loan commitment, which will be funded equally by the Company and COI, and will be used in the manner directed by the Company.

    See "Crescent Transactions--The Transactions."

THE WARRANTS
    As part of the Crescent Transactions, Magellan will issue the Warrants to each of Crescent and COI. The aggregate purchase price for the Warrants is included in the consideration to be paid by Crescent under the Crescent Purchase Agreement. Magellan has valued the Warrants at $25 million. The issuance of the Warrants is an integral part of the Crescent Transactions and is intended to align the economic interests of Crescent and COI, with those of Magellan. The issuance of the Warrants will have no immediate impact on the rights of existing Magellan stockholders. Any exercises of the Warrants will dilute the voting rights of existing Magellan stockholders. The Warrants are exercisable at various times over the 12 year period after the Closing and give Crescent and COI each the right to purchase up to 1,283,311 shares of Common Stock at an exercise price of $30 per share.

    See "Crescent Transactions--The Warrants."

BACKGROUND

    For description of the background of the Crescent Transactions, see "Crescent Transactions-- Background."

DECISION TO ENGAGE IN THE CRESCENT TRANSACTIONS
    The Board considered the following factors in its evaluation of the Crescent
Transactions:

    - The receipt by the Company of $400 million in cash (before costs estimated at $12.5 million) and the COI Warrants. The Company anticipates that the cash it receives will allow it to pursue acquisitions in the managed care, public sector and related information services segments, develop new products, increase managed care and public sector marketing efforts, and reduce debt.

    - The ability of CBHS to pay the Franchise Fees. Based on the historical operating results of Charter, the Board believes that Magellan's results of operations will not be adversely impacted as a result of the Crescent Transactions.

    - The right of the Noteholders, after the Closing, to have the Company repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest. Such a repurchase could impede or delay the Company's acquisition and product development strategies. The Board believes that it is unlikely that the Company will be required to repurchase all of the Notes because the recent bid and asked prices of the Notes on the New York Stock Exchange have been higher than the price at which the Company would be required to repurchase the Notes. Moreover, in the event that the Company is required to repurchase some or all of the Notes, the Board believes the Company could use the net proceeds from the Crescent

      Transactions and additional borrowings under its new credit agreement to finance the repurchase of the Notes and significantly reduce the Company's interest expense and improve its capital structure.

    - The removal of substantially all of the net assets and results of operations of the Facilities from the Company's financial statements. The Company believes that this will enhance its stock market valuation, which may enhance the Company's ability to pursue acquisitions.

    - The ability of CBHS to accelerate its acquisition strategy and lead the consolidation of the provider segment of the behavioral healthcare industry. CBHS seeks to increase provider capability, both on an inpatient and outpatient basis, through an aggressive program of acquisitions and joint ventures. Through the Crescent transactions, CBHS will have access to Crescent's financing and real estate expertise to enhance CBHS' ability to capitalize on opportunities for growth. Such acquisitions and joint ventures could, individually or in the aggregate, be material to CBHS (and indirectly to Magellan). As an owner of CBHS, Magellan has the right to participate in the approval of any significant acquisition or joint venture by CBHS.

    - The fairness opinion of Dean Witter, to the effect that the consideration to be received in the Crescent Transactions is fair, from a financial point of view, to the Company.
    - The rent payments under the Facilities Lease represent a higher cost of capital than certain traditional financing alternatives. However, the Board views the Crescent Transactions primarily as a strategic realignment of the Company and believes that the consideration received from the Crescent Transactions, the removal of the net assets and results of operations of the Facilities from the Company's financial statements, and the Company's retention of the "CHARTER" name and other intangible rights relating to its hospital provider business substantially outweigh the high cost of capital implied by the rent payments under the Facilities Lease.

    - The Company's loss of operating control over the Facilities. After the Closing, the Facilities will be operated by CBHS and the Company will not be able to control CBHS. However, the Company will have the right to designate one-half of the members of the CBHS board. Therefore, the Board does not view the loss of control as a significant disadvantage because of the continuity of the management team, with whom it is familiar and the Company's representation on the CBHS board.

    - The Company's retention of the "CHARTER" name and other valuable intangible rights relating to its hospital provider business, which will allow the Company to continue receiving revenues from these assets. During the term of the Master Franchise Agreement, the Company will have the right to receive Franchise Fees, which initially will be $81 million annually. After the Closing, the Company will be able to pursue opportunities to franchise the "CHARTER" name, services and protocols to companies other than CBHS.

    See "Crescent Transactions--Decision to Engage in the Crescent
Transactions."

OPINION OF FINANCIAL ADVISOR

    Dean Witter rendered its opinion to the effect that the consideration to be received in the Crescent Transactions was fair, from a financial point of view, to the Company.

    The full text of the opinion of Dean Witter, dated January 29, 1997, is attached as Appendix I. Stockholders are urged to read the opinion in its entirety for a description of the factors considered and assumptions made by Dean Witter in rendering its opinion.

    See "Crescent Transactions--Opinion of Financial Advisor."

RISK FACTORS

    Certain factors that stockholders should consider when deciding how to vote on the Crescent Transactions are discussed below. These factors, individually or in the aggregate, could have a material adverse effect on the Company.

    LOSS OF CONTROL OF THE FACILITIES AND CBHS. After the Closing, the Facilities will be operated by CBHS and the Company will not be able to control CBHS. Magellan's operational input in CBHS will be limited to those rights provided by the franchise agreements and the CBHS Operating Agreement. For a more detailed discussion of how CBHS will operate the Facilities under the franchise agreements, see "Crescent Transactions--Subsidiary Franchise Agreement." See also "Crescent Transactions--Master Franchise Agreement" and "--CBHS Operating Agreement."

    SUBORDINATION OF PAYMENT OF FRANCHISE FEES. As part of the Crescent Transactions, CBHS will lease the Purchased Facilities from Crescent under the Facilities Lease. See "Crescent Transactions--Facilities Lease." The annual base rent under the Facilities Lease begins at $40 million and increases at 5% per year, compounded annually. The Subordination Agreement provides that the Franchise Fees are subordinated in payment to the $40 million annual base rent, 5% minimum escalator rent and, in certain circumstances, specified portions of the additional rent due Crescent under the Facilities Lease. (See "Crescent Transactions--Subordination Agreement"). If CBHS encounters a decline in earnings or financial difficulties, such amounts due Crescent will be paid before any Franchise Fees are paid. The remainder of CBHS' available cash will then be applied in such order of priority as CBHS may determine, in the reasonable discretion of the CBHS board, to all other operating expenses of CBHS, including the current and accumulated Franchise Fees. The Company will be entitled to pursue all available remedies for breach of the Master Franchise Agreement, except that the Company does not have the right to take any action that could reasonably be expected to force CBHS into bankruptcy or receivership.

    VOLATILITY OF EARNINGS. The Company will use the proceeds of the Crescent Transactions to reduce net interest expense by repaying long-term debt where possible and investing the remaining proceeds in short-term cash equivalents pending redeployment. Although the Company's net interest expense will be lower, the Company's reduced earnings from Charter from the Crescent Transactions could be even more pronounced. Until Noteholders decide whether or not to sell their Notes (see "--Risk Factors, Indenture"), the Company will not have flexibility to allocate its capital resources. Once the Noteholders decide whether or not to sell their Notes to the Company, capital resource decisions (e.g., acquisitions) may take time to implement. Such a repurchase could impede or delay the Company's acquisition and product development strategies.

    The Company derived approximately $809 million, or 60%, of its fiscal 1996 revenue from the Facilities. The Crescent Transactions could reduce the Company's earnings in the short-term until the net proceeds from the Crescent Transactions are deployed by the Company. There can be no assurance that the Company's use of the net proceeds from the Crescent Transactions will increase the Company's long-term earnings. Although CBHS intends to aggressively grow its business through acquisitions and joint ventures, there can be no assurance such acquisitions and joint ventures will not result in an adverse effect on CBHS' balance sheet, earnings, cash flow or competitive position, or that any acquisitions or joint ventures will be consummated. In addition, if CBHS encounters a decline in earnings or financial difficulties, it is possible that cash flow from CBHS' operations will not be sufficient to pay the Franchise Fees when due.

    LOSS INCURRED AS A RESULT OF THE CRESCENT TRANSACTIONS. The Company expects to record a loss before income taxes and extraordinary items related to the Crescent Transactions. On a pro forma basis at December 31, 1996, the loss before income taxes and extraordinary items to be incurred as a result of the Crescent Transactions would have been approximately $57.0 million, which includes accounts receivable collection fees ($18.0 million), impairment losses on hospital-based goodwill and other intangible assets ($15.6 million), exit costs and related commitments ($15.5 million) and loss on sale of property and equipment ($7.9 million).

    NET OPERATING LOSS CARRYFORWARDS. As of September 30, 1996, the Company estimated that it had $250 million of NOLs. The Company expects to use a substantial portion of the NOLs to offset taxable income from fiscal 1997, including taxable gain from the European Sale. The Company expects to sell the European hospitals in May 1997 for approximately $72.5 million, net of transaction costs, which will result in a taxable gain to the Company of approximately $60 million. The Company is currently being (or expects to be) audited by the IRS for fiscal years 1989 through 1996. All or a portion of the NOLs may be disallowed by the IRS. Therefore, the NOLs available to offset any taxable gain recognized on the Crescent Transactions may be substantially reduced or eliminated. Any remaining NOLs will expire between 2006 and 2010.

    NOLs can be used by the Company under certain circumstances to reduce or eliminate its future federal income tax liability. However, the Code under certain circumstances eliminates or significantly limits the use of NOLs by a Loss Corporation that has undergone an Ownership Change. If the Company has an Ownership Change, the taxable income that the Company can offset with NOLs in any fiscal year is limited to the value of the Company (excluding nonbusiness assets if the value of such assets exceeds one-third of total assets) prior to such Ownership Change multiplied by the federal long-term tax exempt interest rate. NOLs may be eliminated completely if the Company, after an Ownership Change, does not continue its historic business nor use a significant portion of its historic business assets in a new business. These rules are extremely complex. The application of these rules to the Company depends on facts and circumstances not known by the Company or beyond the Company's control, or which encompass future transactions which may or may not be consummated.

    The Company does not believe that an Ownership Change has occurred or that the Crescent Transactions will cause an Ownership Change. However, there can be no assurance that unrelated transactions, regardless of whether combined with the Crescent Transactions, will not cause an Ownership Change.

    GOVERNMENT REGULATION. The Company is subject to federal and state laws governing financial arrangements between healthcare providers. These laws generally prohibit certain direct and indirect payments and/or fee-splitting arrangements between healthcare providers that are designed to induce, are in exchange for, or encourage patient referrals. The Medicare Law Amendments are among the most prominent of such laws.

    The Medicare Law Amendments prohibit the offering, paying, soliciting or receiving any form of remuneration in return for referring federal healthcare patients, or in return for purchasing, leasing, ordering, or arranging for, or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made under federal healthcare programs. Violations of the Medicare Law Amendments may result in criminal and civil sanctions, including exclusion from the Medicare and/or Medicaid programs.

    After the Crescent Transactions, the Company will receive from CBHS fixed Franchise Fees of $81 million, which may increase in certain circumstances (See "Crescent Transactions--Master Franchise Agreement"). The Company will provide CBHS with an array of services, including advertising and marketing assistance, risk management services, outcomes monitoring, consultation with respect to matters relating to CBHS' business in which the Company has expertise and the Company's operation of a telephone call center utilizing the "1-800-CHARTER" telephone number. The Company believes that the Franchise Fee arrangements described above are consistent with the Medicare Law Amendments because such arrangements do not involve the Company's referral of patients to CBHS. However, there can be no assurance that regulatory agencies or private parties will not challenge the Company based on alleged violations of the Medicare Law Amendments.

    INDENTURE. After the Closing, Noteholders will have the right to require the Company to repurchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. Noteholders will have until a deadline specified by the Company, which can be up to 70 days after the Closing, to make the necessary election. If all Noteholders elect to exercise the repurchase rights described above, the cost to the Company will be approximately $378.8 million plus accrued and unpaid interest. The Noteholders include Huff, which owns approximately 35% of the Notes, and other institutional investors. The Noteholders acquired $375 million of the Company's notes in a private placement in 1994 followed by an exchange offering pursuant to which such notes were exchanged for the Notes, which were registered under the Securities Act of 1933, as amended, and listed for public trading.

    The Company has received a commitment letter from two commercial banks, which provides a commitment to lend to the Company up to $200 million to repurchase the Notes. The Company believes that it will have sufficient liquidity from the proceeds of the Crescent Transactions, internal cash reserves and anticipated borrowing capacity under the new credit agreement to repurchase all of the Notes that it could be required to repurchase.

    See "Crescent Transactions--Risk Factors."

INTERESTS OF CERTAIN PERSONS IN THE CRESCENT TRANSACTIONS AND THE 1997 PLAN

    Richard E. Rainwater and his affiliates and associates have a significant interest in the Crescent Transactions.

    CRESCENT. Crescent is the operating partnership of CEI. The officers of CEI include Richard E. Rainwater, Chairman of the Board of Directors, John C. Goff, Vice Chairman, and Gerald W. Haddock, President and Chief Executive Officer. The sole general partner of Crescent is Crescent GP, which is a wholly-owned subsidiary of CEI. Mr. Haddock is the sole director of Crescent GP. The persons who are executive officers of CEI hold the same offices in Crescent GP, except that Messrs. Rainwater and Goff are not directors or officers of Crescent GP. Messrs. Rainwater, Goff and Haddock own beneficially 17.3%, 2.0% and 1.3% of Crescent, respectively, which interests consist of common stock in CEI (including common stock of CEI that may be acquired pursuant to the exercise of options) and units of ownership in Crescent. Following the Crescent Transactions, Mr. Goff will become Chairman of CBHS. Mr. Rainwater is an affiliate of Crescent, Crescent GP and CEI.

    RAINWATER-MAGELLAN HOLDINGS, L.P. Rainwater-Magellan owns 3,885,832 shares of Common Stock and holds the Rainwater-Magellan Warrant, which gives Rainwater-Magellan the right to purchase up to an additional 1,942,996 shares of Common Stock. These securities were acquired by Rainwater-Magellan from the Company in the Private Placement. Rainwater, Inc. is the sole general partner of Rainwater-Magellan. Richard E. Rainwater is the sole stockholder of Rainwater, Inc. Mr. Rainwater has sole voting and dispositive power over the shares of Common Stock owned by Rainwater-Magellan and the shares of Common Stock that can be purchased upon exercise of the Rainwater-Magellan Warrant. As a result of such relationships, Mr. Rainwater is deemed to be the beneficial owner of the shares of Common Stock held by Rainwater-Magellan, including the shares of Common Stock that underlie the Rainwater-Magellan Warrant.

    Messrs. Rainwater, Goff and Haddock own approximately 61.9%, 1.4% and 1.4% of Rainwater-Magellan, respectively. Mr. Rainwater's three children own beneficially an additional 4.6% of Rainwater-Magellan through a limited partnership of which Mr. Rainwater is general partner and an additional 1.1% each through trusts that are managed by an unaffiliated trustee.

    Darla D. Moore, a director of the Company, is the spouse of Richard E. Rainwater. Under the terms of the Private Placement Agreements, Rainwater-Magellan has the right to designate a nominee acceptable to the Company for election as a director as long as the Rainwater Group owns beneficially a specified minimum number of shares of Common Stock. Rainwater-Magellan proposed Ms. Moore as its nominee for director, and Ms. Moore was elected a director in February, 1996. Because of her relationship to Mr. Rainwater and the Rainwater Group, Ms. Moore has not participated in any Board action taken with respect to the Crescent Transactions. For purposes of this Proxy Statement, any reference to the "Rainwater Group" includes Rainwater-Magellan, Rainwater, Inc., Richard E. Rainwater, Darla D. Moore and their affiliates and associates. See "Crescent Transactions--Interested Parties."

    E. MAC CRAWFORD. Under the Company's Employment Agreement with Mr. Crawford, its Chairman of the Board, President and Chief Executive Officer, Mr. Crawford will be paid a contract bonus in the amount of $2.475 million if the Crescent Transactions are closed. In addition, Mr. Crawford has received a grant under the 1997 Plan, subject to stockholder approval, for the purchase of 750,000 shares of Common Stock. Under the terms of Mr. Crawford's Employment Agreement with the Company, if stockholders do not approve the 1997 Plan by September 1, 1997, Mr. Crawford will be entitled to resign at any time before the end of the agreement's term and receive, in addition to accrued salary and bonus and benefits, a payment five times Mr. Crawford's annual salary (such payment would currently be $4.125 million), subject to a gross-up for certain excise taxes. See "Compensation Committee Report on Executive Compensation--Employment Agreements and Change of Control Provisions."

    CERTAIN EMPLOYEES. Each of the Named Executive Officers and certain other officers and key employees of the Company and its subsidiaries have been awarded options under the 1996 Stock Option Plan. The 1996 Plan provides that the options granted thereunder vest and become exercisable over four years from the date of grant, except that upon the occurrence of certain events the options immediately vest and become fully exercisable. One such event is the "sale, lease, transfer or other disposition . . . of all or substantially all" of the Company's assets. Based upon a review of relevant Delaware case law, the Company believes that substantial uncertainty exists regarding whether the Crescent Transactions constitute a "sale . . . of all or substantially all" of the Company's assets. Accordingly, the Board has determined to treat the Closing as such an event in order to eliminate the risk of a dispute. Therefore, a total of 1,210,375 options granted under the 1996 Plan will immediately vest as a result of the Closing. The persons who hold such options and the number of such options held by such persons are as follows: Messrs. Crawford (225,000 options); McKnight (68,750 options); Davis (130,000 options); Harbin (75,000 options) and all others (711,625 options). See "Compensation Committee Report on Executive Compensation--Employment Agreements and Change of Control Provisions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    United States stockholders of the Company will not realize any federal income tax consequences as a result of the Closing. The Company will recognize gain or loss on the sale of the Purchased Facilities. To the extent gain is recognized by the Company, the NOLs may not be available to offset such gain (see "Crescent Transactions--Risk Factors, Net Operating Loss Carryforwards"). The Company's contribution of assets to CBHS (and the assumption of certain liabilities by CBHS) in exchange for the CBHS Interest is anticipated to be a tax-free exchange for federal income tax purposes. See "Crescent Transactions-- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

    The Crescent Transactions will result in (i) a sale of assets by the Company to Crescent and CBHS, (ii) the deconsolidation of the Charter net assets and operating results from the Company's financial statements and (iii) the Company's contribution of certain assets to CBHS and the assumption of certain liabilities by CBHS in exchange for the CBHS Interest. Any loss recognized by the Company as a result of the Crescent Transactions will be included in the Company's consolidated financial statements as part of continuing operations for the period during which the Crescent Transactions are consummated. Any portion of the Company's loss relating to the early extinguishment of debt, including any Notes repurchased, will be classified as an extraordinary item for financial reporting purposes. The Company's investment in CBHS will be accounted for under the equity method of accounting. See "Crescent Transactions--Accounting Treatment."

CRESCENT TRANSACTION DOCUMENTS

    For a summary of the Crescent Transaction Documents, see "Crescent Transactions--Crescent Purchase Agreement," "--CBHS Contribution Agreement," "--CBHS Operating Agreement," "--Loan and Security Agreement," "--Master Franchise Agreement," "--Subsidiary Franchise Agreement," "--Facilities Lease," "--Subordination Agreement," "--Warrant Purchase Agreement" and "--COI

Warrant Purchase Agreement". A complete copy of each Crescent Transaction Document has been filed with the SEC and is available to stockholders. See "Incorporation of Certain Information by Reference."

GOVERNMENTAL AND REGULATORY APPROVALS

    The Company, Crescent and CBHS will be required to notify federal and state governmental authorities of the Crescent Transactions and apply for new licenses and permits. The Company believes that it, Crescent and CBHS will be able to obtain such licenses upon application in the ordinary course of business.

SELECTED FINANCIAL DATA

    The following tables set forth selected historical and pro forma financial information of the Company for each of the five fiscal years in the period ended September 30, 1996 and for the three months ended December 31, 1995 and 1996. The information prior to August 1992 is not comparable because of the consummation of the Plan and the implementation of fresh start accounting in fiscal 1992, which included the revaluation of the Company's assets and liabilities and resulted in, among other things, significant reductions in long-term debt and interest expense and elimination of preferred stock and preferred stock dividend requirements. In 1993, the Company restated its consolidated financial statements to reflect the sale of certain subsidiaries as discontinued operations. The Historical Summary of Operations and Balance Sheet Data for the five fiscal years in the period ended September 30, 1996, presented below, has been derived from, and should be read in conjunction with "Item 1. Business", "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996, which is incorporated herein by reference. The Historical Summary of Operations for the three months ended December 31, 1995 and 1996 and Balance Sheet Data as of December 31, 1996 has been derived from and should be read in conjunction with the Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996, which is incorporated herein by reference.

    The Unaudited Pro Forma Consolidated Financial Statements are presented using two different assumptions. Under the terms of the Indenture, Noteholders may elect to have the Company repurchase their Notes at 101% of the face value of the Notes after the Closing. The first presentation assumes that no Noteholders elect to have their Notes repurchased, with the net proceeds from the Crescent Transactions, after payment of indebtedness outstanding under the Revolving Credit Agreement and other long-term debt, held on deposit with no investment return. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and net income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996 and $9.5 million and $0.33, respectively, for the three months ended December 31, 1996. The second presentation assumes that all Noteholders elect to have their Notes repurchased by the Company and no net proceeds from the Crescent Transactions available for deposit. On January 29, 1997, the date preceding public announcement of the Crescent Transactions, the bid and asked prices of the Notes on the New York Stock Exchange were 110.75% and 111.25% of the face value of the Notes, respectively. On April 17, 1997, the bid and asked prices of the Notes on the New York Stock Exchange were 107% and 112% of the face value of the Notes, respectively.

    The Pro Forma Summary of Operations for the fiscal year ended as of September 30, 1996 and the three months ended December 31, 1996, and the Pro Forma Balance Sheet Data as of December 31, 1996 have been derived from, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Financial Information, which is included elsewhere in this Proxy Statement and is incorporated herein by reference.

                             SUMMARY OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                PRO FORMA
                                                                                                                ----------
                                                                            HISTORICAL
                                             TEN     ---------------------------------------------------------  YEAR ENDED
                                           MONTHS     TWO MONTHS                                                SEPTEMBER
                                            ENDED        ENDED               YEAR ENDED SEPTEMBER 30,              30,
                                          JULY 31,   SEPTEMBER 30,  ------------------------------------------  ----------
                                            1992         1992         1993       1994       1995       1996      1996(1)
                                          ---------  -------------  ---------  ---------  ---------  ---------  ----------
Net revenue.............................  $ 777,855    $ 142,850    $ 897,907  $ 904,646  $1,151,736 $1,345,279 $  598,819
Salaries, supplies and other operating
  expenses..............................    563,600      107,608      640,847    661,436    863,598  1,064,445     451,031
Bad debt expense........................     50,403       14,804       67,300     70,623     92,022     81,470       9,091
Depreciation and amortization...........     35,126        3,631       26,382     28,354     38,087     48,924      19,556
Amortization of reorganization value in
  excess of amounts allocable to
  identifiable assets...................     --            7,167       42,678     31,200     26,000     --          --
Interest, net...........................    169,244       12,690       74,156     39,394     55,237     48,017       4,542
ESOP expense............................     33,714        4,811       45,874     49,197     73,257     --          --
Stock option expense (credit)...........     --             (789)      38,416     10,614       (467)       914         914
Equity in loss of CBHS..................     --           --           --         --         --         --           7,659
Unusual items...........................     --           --           --         71,287     57,437     37,271      36,274
Deferred compensation expense...........      3,190       --           --         --         --         --          --
Income (loss) from continuing operations
  before income taxes, minority
  interest, reorganization items and
  extraordinary item....................    (77,422)      (7,072)     (37,746)   (57,459)   (53,705)    64,238      69,752
Provision for (benefit from) income
  taxes.................................      4,259        1,054        1,874    (10,504)    11,082     25,695      28,099
Income (loss) from continuing operations
  before minority interest,
  reorganization items and extraordinary
  item..................................    (81,681)      (8,126)     (39,620)   (46,955)   (42,963)    38,543      41,653
Minority interest.......................     --           --           --             48        340      6,160       7,176
Income (loss) from continuing operations
  before reorganization items and
  extraordinary items...................    (81,681)      (8,126)     (39,620)   (47,003)   (42,963)    32,383  $   34,477
Discontinued operations:
  Income (loss) from discontinued
    operations..........................     24,211          930      (14,703)    --         --         --
  Gain on disposal of discontinued
    operations..........................     --           --           10,657     --         --         --
  Income (loss) before reorganization
    items and extraordinary items.......    (57,470)      (7,196)     (43,666)   (47,003)   (42,963)    32,383
Reorganization items:
  Professional fees and other
    expenses............................     (8,156)      --           --         --         --         --
  Adjust accounts to fair value.........     83,004       --           --         --         --         --
  Extraordinary item - gain (loss) on
    early extinguishment or discharge of
    debt................................    730,589       --           (8,561)   (12,616)    --         --
  Net income (loss).....................  $ 747,967    $  (7,196)   $ (52,227) $ (59,619) $ (42,963) $  32,383
Earnings (loss) per common share:
  Income (loss) from continuing
    operations before extraordinary
    item................................               $   (0.33)   $   (1.59) $   (1.78) $   (1.54) $    1.04  $     1.21
  Income (loss) from discontinued
    operations and disposal of
    discontinued operations.............                    0.04        (0.16)    --         --         --
  Income (loss) before extraordinary
    item................................                   (0.29)       (1.75)     (1.78)     (1.54)      1.04
  Extraordinary loss on early
    extinguishment of debt..............                  --            (0.35)     (0.48)    --         --
  Net income (loss).....................         (A)   $   (0.29)   $   (2.10) $   (2.26) $   (1.54) $    1.04

                                           1996(2)
                                          ----------
Net revenue.............................  $  598,819
Salaries, supplies and other operating
  expenses..............................     451,031
Bad debt expense........................       9,091
Depreciation and amortization...........      19,556
Amortization of reorganization value in
  excess of amounts allocable to
  identifiable assets...................      --
Interest, net...........................      36,629
ESOP expense............................      --
Stock option expense (credit)...........         914
Equity in loss of CBHS..................       7,659
Unusual items...........................      36,274
Deferred compensation expense...........      --
Income (loss) from continuing operations
  before income taxes, minority
  interest, reorganization items and
  extraordinary item....................      37,665
Provision for (benefit from) income
  taxes.................................      15,264
Income (loss) from continuing operations
  before minority interest,
  reorganization items and extraordinary
  item..................................      22,401
Minority interest.......................       7,176
Income (loss) from continuing operations
  before reorganization items and
  extraordinary items...................  $   15,225
Discontinued operations:
  Income (loss) from discontinued
    operations..........................
  Gain on disposal of discontinued
    operations..........................
  Income (loss) before reorganization
    items and extraordinary items.......
Reorganization items:
  Professional fees and other
    expenses............................
  Adjust accounts to fair value.........
  Extraordinary item - gain (loss) on
    early extinguishment or discharge of
    debt................................
  Net income (loss).....................
Earnings (loss) per common share:
  Income (loss) from continuing
    operations before extraordinary
    item................................  $     0.54
  Income (loss) from discontinued
    operations and disposal of
    discontinued operations.............
  Income (loss) before extraordinary
    item................................
  Extraordinary loss on early
    extinguishment of debt..............
  Net income (loss).....................

------------------------------

(A) Not meaningful due to the implementation of fresh start accounting and the increase in the number of shares outstanding as a result of the Plan.

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased and the excess proceeds from the Crescent Transactions are not invested. If the excess proceeds from the Crescent Transactions were assumed to be reinvested at the Company's historic temporary cash investment rate of 5.4%, for the year ended September 30, 1996, pro forma consolidated net income and income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996.

                             SUMMARY OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         HISTORICAL              PRO FORMA
                                                                   ----------------------  ----------------------
                                                                     THREE MONTHS ENDED      THREE MONTHS ENDED
                                                                        DECEMBER 31,            DECEMBER 31,
                                                                   ----------------------  ----------------------
                                                                      1995        1996      1996(1)     1996(2)
                                                                   ----------  ----------  ----------  ----------
Net revenue......................................................  $  295,665  $  346,819  $  171,637  $  171,637
Salaries, supplies and other operating expenses..................     231,326     284,123     129,500     129,500
Bad debt expense.................................................      19,788      20,235       1,717       1,717
Depreciation and amortization....................................      10,180      13,099       5,526       5,526
Interest, net....................................................      13,822      13,569       1,557       9,897
Stock option expense.............................................       1,823         604         604         604
Equity in loss of CBHS...........................................      --          --           8,809       8,809
Income before income taxes, minority interest, and extraordinary
  item...........................................................      18,726      15,189      23,924      15,584
Provision for income taxes.......................................       7,959       6,075       9,569       6,233
Income before minority interest and extraordinary item...........      10,767       9,114      14,355       9,351
Minority interest................................................       1,019       1,973       1,973       1,973
Income before extraordinary items................................       9,748       7,141  $   12,382  $    7,378
Extraordinary item--loss on early extinguishment of debt.........      --          (2,950)
Net income.......................................................  $    9,748  $    4,191
Earnings per common share:
Income before extraordinary item.................................  $     0.35  $     0.25  $     0.43  $     0.26
Extraordinary loss on early extinguishment of debt...............      --           (0.10)
Net income.......................................................  $     0.35  $     0.15

------------------------

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased and the excess proceeds from the Crescent Transactions are not invested. If the excess proceeds from the Crescent Transactions were assumed to be reinvested at the Company's historic temporary cash investment rate of 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and income per common share would be $9.5 million and $0.33, respectively, for the three months ended December 31, 1996.

                               BALANCE SHEET DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL                                         PRO FORMA
                         ----------------------------------------------------------------------------  ----------------------
                                                 SEPTEMBER 30,                                              DECEMBER 31,
                         --------------------------------------------------------------  DECEMBER 31,  ----------------------
                             1992         1993        1994        1995         1996          1996       1996(1)     1996(2)
                         ------------  ----------  ----------  ----------  ------------  ------------  ----------  ----------
Current assets.........  $    290,742  $  231,915  $  324,627  $  305,575  $    338,150   $  338,349   $  305,735  $  577,652
Current liabilities....       296,144     272,598     215,048     214,162       274,316      242,137      236,286     245,192
Working capital........        (5,402)    (40,683)    109,579      91,413        63,834       96,212       69,449     332,460
Working capital
 ratio.................       --           --          1.51:1      1.43:1        1.23:1       1.40:1       1.29:1      2.36:1
Property and equipment,
 net...................       486,762     444,786     494,345     488,767       495,390      490,341       85,282      85,282
Total assets...........     1,299,198     838,186     961,480     983,558     1,140,137    1,118,957      671,677     952,682
Long-term debt and
 capital lease
 obligations...........       844,839     350,205     533,476     538,770       566,307      581,202      134,654     393,915
Stockholders' equity...        10,424      57,298      56,221      88,560       121,817      128,064      141,657     149,360
Book value per common
 share.................       --           --          --          --              4.26         4.48         4.95        5.22

------------------------

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased.

                         MAGELLAN HEALTH SERVICES, INC.
                           3414 PEACHTREE ROAD, N.E.
                                   SUITE 1400
                             ATLANTA, GEORGIA 30326

                            ------------------------

                            PROXY STATEMENT FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               THE ANNUAL MEETING

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board from the holders of Common Stock, for use at the Annual Meeting to be held at 10:00 A.M., local time, on May 30, 1997, and any adjournment or postponement thereof. The Annual Meeting will be held at 191 Peachtree Street, 50th Floor, Atlanta, Georgia. This Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders on or about April 24, 1997. At the Annual Meeting, stockholders will be asked to consider and vote upon:

        1. A proposal to elect three (3) directors for three-year terms expiring at the 2000 annual meeting of stockholders or until their successors are duly elected and qualified;

        2. A proposal to approve the Certificate Amendment, which will increase the number of directors from 8 to 12;

        3.  A proposal to approve the 1997 Plan;

        4. A proposal to approve the Crescent Transactions, which provide for the following:

       - Magellan will sell to Crescent the Purchased Facilities and substantially all of the fixtures, furniture and equipment owned by Charter and used in the Facilities for $395 million. The Purchased Facilities include 83 behavioral healthcare facilities and related medical office buildings.

       - Magellan and COI will form CBHS, which will operate the Charter business after the Closing. CBHS initially will be owned equally by the Company and COI, with the ability of the CBHS board to grant up to a 10%-equity interest to CBHS management in the future.

       - Magellan will contribute to CBHS certain property and intangible rights used in connection with the Facilities in exchange for the CBHS Interest. The property that will be contributed to CBHS includes interests in five acute care psychiatric hospitals and other ancillary facilities that Magellan currently leases from third parties. CBHS will also purchase certain assets from Magellan relating to the Company's information systems subsidiary for $5 million.
       - Magellan will receive aggregate cash of $400 million (before costs estimated to be $12.5 million) from the sale of the Purchased Facilities to Crescent, the issuance of the Warrants and the sale of assets to CBHS. Assuming consummation of the possible sale of the Company's European hospitals (from which the Company expects to realize $72.5 million net of transaction costs), and after repayment of industrial revenue bond indebtedness relating to the Purchased Facilities and indebtedness under the Company's Revolving Credit Agreement, the Company expects to have approximately $272 million of proceeds remaining from the Crescent Transactions.

       - Magellan will enter into a services agreement with CBHS pursuant to which CBHS will manage Magellan's interest in certain joint ventures with unaffiliated third parties, including joint ventures that operate or manage ten acute behavioral healthcare facilities. Magellan is the general partner or managing entity of each such joint venture.

       - Crescent will lease the Purchased Facilities to CBHS under a 12-year lease (subject to renewal). CBHS will pay annual base rent to Crescent, which will initially be $40 million and increase at 5% compounded annually.

       - CBHS will operate the Facilities under the "CHARTER" name, services and protocols, and pay Franchise Fees to Magellan. The Franchise Fees will initially be $81 million, subject to increase. The Franchise Fees due Magellan will be subordinated in payment to the base rent, minimum escalator rent and a specified portion of additional rent due Crescent. If CBHS encounters a decline in earnings or financial difficulties, it is possible that cash flow from CBHS' operations will not be sufficient to pay the Franchise Fees when due.

       - Magellan will issue to Crescent and COI the Warrants, which are exercisable at various times over the next 12 years and give Crescent and COI each the right to purchase up to 1,283,311 shares of Common Stock at an exercise price of $30 per share. The 2,566,622 shares of Common Stock underlying the Warrants would have represented approximately 8.2% of Magellan's outstanding Common Stock if exercised as of the record date.

       - COI will issue to Magellan the COI Warrants, which are exercisable at various times over the next 12 years and give Magellan the right to purchase up to 2.5% of the common stock of COI outstanding at the Closing. The COI Warrants are exercisable only at the times, and in the proportions, that Crescent or COI exercises the Warrants. The exercise price for the COI Warrants will reflects the same premium as used to calculate the purchase price of the Warrants, based upon a valuation of COI to be conducted by a mutually agreed upon independent appraiser once a trading market for COI common stock has been established.

       - At the Closing, Magellan will either (i) provide CBHS with bridge financing, secured by CBHS' receivables, for a one-year term in the maximum amount of $55 million to fund CBHS' anticipated working capital needs during its first year of operation or (ii) provide a guarantee under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS has received a loan commitment from a group of commercial banks to provide a line of credit of up to $100 million pursuant to a 5-year revolving credit facility.

       - Both the Company and COI will contribute an additional $2.5 million in cash to the capital of CBHS within five days after Closing. In addition, each of the Company and COI will make a commitment to loan CBHS up to $17.5 million each, for a period of five years. The Company will have the right to require CBHS to draw down a portion of its loan commitment, which will be funded equally by the Company and COI, and will be used in the manner directed by the Company.

        5. Such other matters as may properly come before the Annual Meeting.

    The Board is not aware of any other matters that may properly come before the Annual Meeting. If any such other matters properly come before the Annual Meeting, it is the intention of the Proxies to vote in accordance with their best judgment on such matters.

    THE BOARD HAS UNANIMOUSLY APPROVED THE NOMINEES FOR ELECTION AS DIRECTORS, THE CERTIFICATE AMENDMENT AND THE 1997 PLAN, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELECT SUCH NOMINEES, FOR THE CERTIFICATE AMENDMENT AND FOR THE 1997 PLAN. IN ADDITION, THE BOARD HAS UNANIMOUSLY APPROVED (WITH DIRECTOR DARLA D. MOORE NOT PARTICIPATING BECAUSE OF HER BENEFICIAL OWNERSHIP IN CRESCENT) THE CRESCENT TRANSACTIONS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CRESCENT TRANSACTIONS.

                                     VOTING

    The Board has fixed the close of business on April 11, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, 28,806,181 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for the transaction of business at the Annual Meeting. A stockholder who has returned a proxy may revoke it at any time before the Annual Meeting by executing a later-dated proxy, by voting by ballot at the Annual Meeting or by filing with the inspector of election an instrument of revocation.

    Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR the proposal to elect the nominees as directors, FOR the Certificate Amendment, FOR the 1997 Plan and FOR the Crescent Transactions. If any other matters properly come before the Annual Meeting, the Proxies will vote on such matters in their discretion.

    Shares held by stockholders present at the Annual Meeting in person who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the Annual Meeting for quorum purposes. With respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome of the vote. With respect to the 1997 Plan, abstentions will have the effect of a vote against the 1997 Plan and broker non-votes will have no effect on the outcome of the vote. With respect to the Certificate Amendment and the Crescent Transactions, abstentions and broker non-votes will have the effect of votes against such proposals. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

VOTING BY ESOP PARTICIPANTS

    Each participant in the ESOP is being sent a Proxy Statement and an ESOP proxy card to vote the Common Stock allocated to such participant's ESOP Account (Allocated Shares). The ESOP proxy card may be used by a participant to give directions to the ESOP Trustee as to how such participant's Allocated Shares should be voted. In order to give directions to the ESOP Trustee, a participant must complete, sign and date the ESOP proxy card and return it to the ESOP Trustee in a timely manner. To be considered timely, the ESOP Trustee must receive the ESOP proxy card prior to the Annual Meeting. As of the record date, 204,027 shares of Common Stock were held by the ESOP Trustee and eligible to be voted at the Annual Meeting.

    Under the terms of the ESOP, the ESOP Trustee is required to keep participant voting instructions confidential and may not divulge such instructions to any person, including officers and employees of the Company. Neither the ESOP Trustee nor the Administrative Committee of the ESOP (consisting of three officers of the Company) will make recommendations to participants about whether or how to vote.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies will be paid by the Company. Banks, brokers and other custodians, nominees and fiduciaries are requested to forward proxy materials to the beneficial owners of Common Stock and to secure their voting instructions, if necessary. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock. Certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by mail, telephone or personal contact. In addition, the firm of MacKenzie Partners, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of approximately $7,500 plus expenses.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth certain information as of December 31, 1996 (except as otherwise noted) with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS                                              BENEFICIAL OWNERSHIP       CLASS
-----------------------------------------------------------  ----------------------  -------------
Richard E. Rainwater ......................................          5,835,078(1)           19.1%
Rainwater-Magellan Holdings, L.P.
777 Main Street
Suite 2700
Ft. Worth, TX 76102

Albert O. Nicholas(2) .....................................          2,804,000               9.8%
Nicholas Company, Inc.
700 North Water Street
Suite 1010
Milwaukee, WI 53202

Wellington Management Company, LLP(3) .....................          2,426,400               8.5%
75 State Street
Boston, MA 02109

Lazard Freres & Co., LLC(4) ...............................          1,761,000               6.2%
30 Rockefeller Plaza
New York, NY 10020

First Pacific Advisors, Inc.(5) ...........................          1,592,500               5.6%
11400 West Olympic Blvd.
Suite 1200
Los Angeles, CA 90064

------------------------

(1) Includes 1,942,996 shares of Common Stock that Rainwater-Magellan has the right to acquire pursuant to the Rainwater-Magellan Warrant. Also includes 6,250 shares Darla D. Moore, a director of the Company and spouse of Richard
    E. Rainwater, has the right to acquire upon the exercise of options, which shares are deemed to be beneficially owned by Richard E. Rainwater. Under the rules of the SEC, Rainwater, Inc., the general partner of Rainwater-Magellan, and Richard E. Rainwater, the sole owner and sole director of Rainwater, Inc., are also deemed to be beneficial owners of the shares owned by Rainwater-Magellan. Information concerning beneficial ownership of securities by Rainwater-Magellan is based on its Schedule 13D, dated November 26, 1996, adjusted to reflect information included in Forms 4 filed by Rainwater-Magellan, Rainwater, Inc. and Richard E. Rainwater for March 1997.

(2) Information concerning beneficial ownership of securities by Nicholas Company, Inc. is based on its Form 13F, dated September 18, 1996.

(3) Information concerning beneficial ownership of securities by Wellington Management Company, LLP is based on its Form 13F, dated November 4, 1996.

(4) Information concerning beneficial ownership of securities by Lazard Freres & Co., LLC is based on its Form 13F, dated November 15, 1996.

(5) Information concerning beneficial ownership of securities by First Pacific Advisors, Inc. is based on information provided by First Pacific Advisors, Inc. to the Company on January 3, 1997.

    Nicholas Company, Inc. is a registered investment advisor and possesses sole dispositive power over the 2,804,000 shares of Common Stock owned by it. Nicholas Fund, Inc. is a registered investment company managed by Nicholas Company, Inc. and possesses sole voting power over 2,600,000 shares of the 2,804,000 shares owned by Nicholas Company, Inc. Albert O. Nicholas may be deemed to be a beneficial owner of the shares held by Nicholas Company, Inc. under SEC rules because of his control of Nicholas Company, Inc. Mr. Nicholas is the President, a director and majority stockholder of Nicholas Company, Inc. and disclaims beneficial ownership of all securities reported as beneficially owned by Nicholas Company, Inc.

    Wellington Management Company, LLP is an institutional investment manager and possesses sole dispositive power over 2,393,300 shares of Common Stock and shares dispositive power over 33,100 shares of Common Stock owned by it. Wellington Management Company, LLP possesses sole voting authority over 1,199,000 shares of Common Stock, shared voting power over 33,100 shares of Common Stock and no voting power over 1,194,300 shares of Common Stock.

    Lazard Freres & Co., LLC is an institutional money manager and possesses sole dispositive power over 1,635,000 shares of the 1,761,000 shares of Common Stock owned by it and possesses sole voting authority over all of the Common Stock owned by it.

    First Pacific Advisors, Inc. is an institutional money manager and possesses sole dispositive power over all of the shares of Common Stock owned by it and possesses no voting power over such shares.

                             ELECTION OF DIRECTORS

    Under the Certificate of Incorporation, the number of directors is currently fixed at eight. The directors are divided into three classes, with the nominees in a single class being elected each year to serve three-year terms. At the Annual Meeting, the Board will nominate three directors to serve as directors for three-year terms expiring at the 2000 annual meeting of stockholders or until their successors are duly elected and qualified. Of the current eight directors, the five Continuing Directors will continue to serve after the Annual Meeting, three for terms expiring in 1998 and two for terms expiring in 1999.

    G. Fred DiBona, Jr. was elected to the Board on January 22, 1996 for a term expiring in 1998 pursuant to the Green Spring Stockholders Agreement. See "Certain Relationships and Related Transactions." The terms of the Private Placement Agreements provide that Rainwater-Magellan has the right to designate a nominee acceptable to the Company for election as a director of the Company for so long as the Rainwater Group continues to own beneficially a specified minimum number of shares of Common Stock. Darla D. Moore was designated by Rainwater-Magellan for election as director and Ms. Moore was elected a director by the Board on February 22, 1996. See "Crescent Transactions--Interested Parties."

    If the nominees listed below are unable to serve (which is not anticipated), the Board will designate substitute nominees, in which case the Proxies will vote all valid proxies for the election of such substitute nominees. The Proxies may not vote proxies for a greater number of nominees than the number named below.

    The table below sets forth the name and certain other information about the persons nominated for election as directors and the Continuing Directors.

                             NOMINEES TO THE BOARD
                           FOR TERMS EXPIRING IN 2000

                                                                    POSITION WITH THE COMPANY,
NAME, AGE, AND DATE                                                   PRINCIPAL OCCUPATIONS
FIRST BECAME A                                                        DURING PAST FIVE YEARS
DIRECTOR                      TERM EXPIRING                          AND OTHER DIRECTORSHIPS
---------------------------  ---------------  ----------------------------------------------------------------------

E. Mac Crawford                      2000     Chairman of the Board, President and Chief Executive Officer (since
48                                            1993); President and Chief Operating Officer (1992-1993); Executive
April 1990                                    Vice President--Hospital Operations (1990-1992). Director of First
                                              Union National Bank of Georgia and Integrated Health Services, Inc.

Raymond H. Kiefer                    2000     Retired insurance executive (since 1992); President, Allstate
70                                            Insurance Company (1989-1992).
July 1992

Gerald L. McManis                    2000     President of McManis Associates, Inc. (strategy development and
60                                            management consulting firm for healthcare and healthcare-related
February 1994                                 companies) (since 1965). Director of MMI Companies, Inc.

                                                CONTINUING DIRECTORS

Andre C. Dimitriadis                 1998     Chairman and Chief Executive Officer of LTC Properties (a healthcare
56                                            real estate investment trust) (since 1992); Executive Vice President
July 1992                                     and Chief Financial Officer, Beverly Enterprises, Inc. (nursing homes)
                                              (1989-1992). Director of Health Management, Inc. and Assisted Living
                                              Concepts, Inc.

A.D. Frazier, Jr.                    1998     President and Chief Executive Officer, Invesco Inc. (a registered
52                                            investment advisor) (since 1996); Senior Executive Vice President and
May 1995                                      Chief Operating Officer for the Atlanta Committee for the Olympic
                                              Games (1991-1996). Director of Invesco PLC and three registered investment companies of which Invesco PLC is the registered investment advisor.

G. Fred DiBona, Jr.                  1998     Director, President and Chief Executive Officer of Independence Blue
46                                            Cross (a health insurance company) (since 1990). Director of
January 1996                                  Pennsylvania Savings Bank and Philadelphia Suburban Water Company.

Edwin M. Banks                       1999     Securities Analyst, W.R. Huff Asset Management Co., LLC (a registered
34                                            investment advisor) (since 1988). Director of American Communications
July 1992                                     Services, Inc. and Del Monte Corporation.

Darla D. Moore                       1999     Private Investor, Rainwater, Inc. (investments) (since 1994); Managing
42                                            Director, The Chase Manhattan Bank, N.A. (commercial banking)
February 1996                                 (1982-1994).

VOTE REQUIRED

    Directors will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. Any shares not voted at the Annual Meeting, whether due to abstention, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

    THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES STOCKHOLDERS TO VOTE "FOR" MESSRS. CRAWFORD, KIEFER AND McMANIS. SHARES REPRESENTED AT THE ANNUAL MEETING BY PROPERLY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE NOMINEES.

                               BOARD INFORMATION

    During the fiscal year ended September 30, 1996, the Board held 13 meetings. Each director attended more than 75% of the meetings of the Board and committees of the Board on which he or she was a member, except Mr. McManis who attended 73% of such meetings.

    The Board has standing Audit, Compensation and Finance Committees. There is no nominating committee of the Board.

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Frazier (Chairman), DiBona and Kiefer. The Audit Committee held two meetings during fiscal 1996. The Audit Committee makes recommendations to the Board regarding the engagement of independent auditors, reviews the scope and results of audits of the Company, reviews the Company's internal accounting controls and the activities of the Company's internal audit staff, and reviews the non-audit professional services furnished to the Company by its independent auditors.

    COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Dimitriadis (Chairman), Banks, Frazier and McManis. Mr. Banks was appointed to the Compensation Committee in January 1997. The Compensation Committee held two meetings during fiscal 1996. The Compensation Committee's duties are described under the caption "Board Compensation Committee Report on Executive Compensation."

    FINANCE COMMITTEE. The Finance Committee consists of Ms. Moore (Chairman), and Messrs. Banks and Dimitriadis. The Finance Committee held two meetings during fiscal 1996. The Finance Committee reviews the Company's existing equity and debt capital structure and the terms, interest rates, amortization and maturity schedules, restrictive covenants and other provisions of agreements and indentures relating to the Company's debt structure; reviews any significant proposed changes in the equity or debt capital structure of the Company; reviews the Company's actual and budgeted cash flows and capital expenditures, the Company's cash management system and any proposed changes in the cash management system, investment policies relating to cash and cash equivalents and any proposed material changes in the terms of any retirement or pension plan of the Company or any subsidiary; and reports and makes recommendations to the Board concerning the matters described above.

    During fiscal 1996, each non-employee director received an annual retainer of $24,000, and a fee of $1,000 for each Board meeting and $1,000 for each Board committee meeting attended. In addition, during fiscal 1996, each non-employee director was granted an option under the Directors' Stock Option Plan to purchase 25,000 shares of Common Stock, at an exercise price of $18.25 per share for Messrs. Banks, Kiefer, McManis, Dimitriadis and Frazier, $22.375 per share for Mr. DiBona and $23.375 per share for Ms. Moore. Mr. Crawford received no additional compensation for serving as a director.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company to the Named Executive Officers for the three fiscal years ended September 30, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                     ANNUAL COMPENSATION            ---------------------------------
                                            --------------------------------------    SECURITIES
     NAME AND PRINCIPAL          FISCAL                             OTHER ANNUAL      UNDERLYING        ALL OTHER
          POSITIONS               YEAR       SALARY      BONUS    COMPENSATION(1)    OPTIONS(#)(2)   COMPENSATION(3)
-----------------------------  -----------  ---------  ---------  ----------------  ---------------  ----------------

E. Mac Crawford .............        1996   $ 712,500  $ 153,500         --              300,000        $  181,936
  Chairman of the Board,             1995     600,000     --         $  177,236           --               204,095
  President and Chief                1994     600,000    369,000          1,009           90,000           332,135
  Executive Officer

Craig L. McKnight(4) ........        1996     361,250     50,000         --               25,000            73,891
  Executive Vice President           1995     204,167     --             45,668          100,000            11,218
  and Chief Financial Officer

Steve J. Davis (5) ..........        1996     256,667     50,000         --               40,000            50,449
  Executive Vice                     1995     182,083     --             21,121           --                91,972
  President--Administrative          1994      15,000      8,484          1,270           17,500             2,828
  Services and General
  Counsel

Henry T. Harbin(6) ..........        1996     236,705    167,195         --              100,000            10,750
  Executive Vice President
  and President and Chief
  Executive Officer of Green
  Spring Health Services,
  Inc.

John M. DeStefanis(7) .......        1996     255,993     50,000        125,399          100,000            45,702
  Executive Vice President
  and President and Chief
  Operating Officer of
  Charter Behavioral Health
  Systems, Inc.

------------------------

(1) Other Annual Compensation for fiscal 1996 includes: the reimbursement of relocation expenses of $111,219 for Mr. DeStefanis. Other Annual Compensation for fiscal 1995 includes: (a) reimbursement of relocation expenses of $157,558 and $38,289 for Messrs. Crawford and McKnight, respectively and (b) a car allowance of $12,000 for Mr. Davis.

(2) Represents the number of stock options granted under the Company's 1994 Stock Option Plan and 1996 Stock Option Plan.

(3) All Other Compensation for fiscal 1996 includes: (a) contributions to the ESOP of $18,050, $22,795 and $22,795 for Messrs. Crawford, McKnight and Davis, respectively, which represents the Company's expense (the fair value of the ESOP shares on the date earned were $699, $883 and $883 for Messrs. Crawford, McKnight and Davis, respectively); (b) contributions to the Company's 401(k) Plan of $5,250 for Mr. Crawford and contributions to the Green Spring 401(k) Plan of $10,750 for Dr. Harbin, (c) amounts deposited in trust pursuant to the Executive Benefits Plan of $137,191, $40,150, $23,375 and $38,500 for Messrs. Crawford, McKnight, Davis and DeStefanis, respectively, (d) premiums paid for life and disability insurance of $19,840, $10,260, $3,595 and $6,672 for Messrs. Crawford, McKnight, Davis and DeStefanis, respectively, and (e) term life insurance premiums of $1,605,

    $686, $684 and $530 for Messrs. Crawford, McKnight, Davis and DeStefanis, respectively. All Other Compensation for fiscal 1995 includes: (a) contributions to the ESOP of $20,408 and $18,560 for Messrs. Crawford and Davis, respectively, which represents the Company's expense (the fair value of the ESOP shares on the date earned were $465, and $424 for Messrs. Crawford, and Davis, respectively); (b) contributions to the Company's 401(k) Plan of $5,250 for Mr. Crawford, (c) amounts deposited in trust pursuant to the Executive Benefits Plan of $104,877 and $25,897 for Messrs. Crawford and Davis, respectively, (d) premiums paid for life and disability insurance of $72,954 and $4,410 for Messrs. Crawford and Davis, respectively, (e) term life insurance premiums of $606, $208 and $685 for Messrs. Crawford, McKnight and Davis, respectively and (f) amount payable to Mr. Davis of $42,420 pursuant to Mr. Davis achieving performance goals set relating to his employment with the Company.

(4) Mr. McKnight became an employee of the Company effective March 1, 1995.

(5) Mr. Davis became an employee of the Company effective September 1, 1994.

(6) Dr. Harbin became an executive officer of the Company effective December 13, 1995.

(7) Mr. DeStefanis became an employee of the Company effective January 8, 1996.

                          OPTION GRANTS IN FISCAL 1996

    The following table sets forth certain information with respect to grants of options to the Named Executive Officers during fiscal 1996, and the potential realizable value of such options on September 30, 1996:

                                                         INDIVIDUAL GRANTS
                                       ------------------------------------------------------    POTENTIAL REALIZABLE
                                        NUMBER OF    PERCENTAGE OF                                 VALUE AT ASSUMED
                                       SECURITIES        TOTAL                                  ANNUAL RATES OF STOCK
                                       UNDERLYING       OPTIONS                                   PRICE APPRECIATION
                                         OPTIONS      GRANTED TO                   EXERCISE        FOR OPTION TERM
                                         GRANTED     EMPLOYEES IN       PRICE     EXPIRATION   ------------------------
NAME                                     (#)(1)       FISCAL 1996     PER SHARE      DATE          5%           10%
-------------------------------------  -----------  ---------------  -----------  -----------  -----------  -----------

E. Mac Crawford......................     300,000           19.1%     $   18.25     11/30/05   $ 3,443,198  $ 8,725,740

Craig L. McKnight....................      25,000            1.6%         18.25     11/30/05       286,933      727,145

Steve J. Davis.......................      40,000            2.5%         18.25     11/30/05       459,093    1,163,432

Henry T. Harbin......................     100,000            6.4%        18.875     11/30/05     1,187,039    3,008,189

John M. DeStefanis...................     100,000            6.4%         22.50     01/08/06     1,415,013    3,585,921

------------------------

(1) Options were granted to Mr. DeStefanis under the 1994 Stock Option Plan which become exercisable over three years at the rate of 33 1/3% of the total number of options per year. Options were granted to Messrs. Crawford, McKnight, Davis and Harbin under the 1996 Stock Option Plan which become exercisable over four years at the rate of 25% of the total number of options per year. See "Crescent Transactions--Interested Parties."

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                    AND OPTION VALUES AT SEPTEMBER 30, 1996

    The following table sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 1996, and the number and value of options held on September 30, 1996:

                                                                                        VALUE OF UNEXERCISED
                                                               NUMBER OF                    IN-THE-MONEY
                                                          UNEXERCISED OPTIONS                OPTIONS AT
                              SHARES        VALUE        AT SEPTEMBER 30, 1996        SEPTEMBER 30, 1996($)(2)
                            ACQUIRED ON   REALIZED    ----------------------------  ----------------------------
NAME                        EXERCISE(#)    ($)(1)     EXERCISABLE  UNEXERCISABLE(3) EXERCISABLE  UNEXERCISABLE(3)
--------------------------  -----------  -----------  -----------  ---------------  -----------  ---------------

E. Mac Crawford...........     100,000   $ 1,926,500     425,440        330,000     $ 5,949,406     $ 750,000

Craig L. McKnight.........      --           --           33,333         91,667          81,266       225,034

Steve J. Davis............      --           --           11,667         45,833         --            100,000

Henry T. Harbin...........      --           --           --            100,000         --            187,500

John M. DeStefanis........      --           --           --            100,000         --             --

------------------------

(1) Value realized is the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the option relates.

(2) The closing price for the Common Stock as reported on September 30, 1996 was $20.75. The value of unexercised in-the-money options is the difference of the per share option exercise price and $20.75, multiplied by the number of shares of Common Stock underlying in-the-money options.

(3) The number and value of currently unexercisable options granted in fiscal 1996 under the 1996 Stock Option Plan that have vested since September 30, 1996 or that would vest and become exercisable as a result of the Closing are as follows: Messrs. Crawford (300,000 options, $750,000); McKnight (25,000 options, $62,500); Davis (40,000 options, $100,000) and Harbin
    (100,000 options, $187,500). See "Crescent Transactions--Interested
    Parties."

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing policies with respect to compensation paid by the Company to its executive officers. The Compensation Committee approves the design of all compensation plans applicable to executive officers; negotiates, reviews and/or approves terms of employment agreements with certain of the Company's executive officers; reviews and approves performance goals; establishes award opportunities; determines appropriate base salaries; approves incentive award payouts and oversees the ongoing operation of the various plans as they relate to executive officers. The Compensation Committee consists of directors who are not employees of the Company and who are not eligible to participate in any of the plans that the Compensation Committee administers. A subcommittee of the Compensation Committee, which is comprised solely of "outside directors" as such term is defined by Section 162(m) of the Code, administers the Company's stock option plans and other compensation arrangements that constitute "qualified performance-based compensation," as defined by Section 162(m) of the Code.

    POLICIES. In 1993 the Compensation Committee retained an independent compensation consultant to advise it with respect to executive and other officer total compensation, including base salaries, annual incentive plans, benefits and stock-based and long-term incentive compensation. The compensation consultant interviewed each independent director of the Company and reported to the Compensation Committee that the independent directors believed (i) total compensation of the Company's executive officers should be between the 60th and 70th percentiles of a peer group based on performance to attract and retain qualified executives and (ii) a significant portion of executive officer compensation should be performance-based. The Company's peer group consists of specific hospital management and healthcare companies, which the Compensation Committee believes reflects the talent pool from which the Company might draw and provides a useful benchmark for the competitiveness of compensation of the Company's present executive officers.

    The compensation consultant reported to the Compensation Committee that total compensation for the Company's executive officers prior to the 1994 fiscal year fell between the 40th and 50th percentiles of total compensation for peer group executive officers. With regard to base salary, the consultant reported that the base salary of the Company's chief executive officer was below the 50th percentile of the peer group chief executive officers and that other executive officer salaries were competitive, falling between the 50th and 66th percentiles of comparable peer group positions. With regard to annual incentive compensation, the consultant reported that the percentage of base salary paid by the Company as a bonus when the annual incentive target is met was slightly below the peer group median and that the bonuses paid by the Company when the target is exceeded were above the peer group median.

    With regard to benefits, the consultant determined that executive officer benefits as a percentage of base salary were below the 50th percentile for the peer group and, in the case of the chief executive officer, were substantially below the 50th percentile for peer group chief executive officers. With regard to stock-based compensation, the consultant determined that, for years after 1992, stock options available for grant were below the 50th percentile of the peer group for executive officers generally and substantially below the 50th percentile of the peer group for the chief executive officer.

    Based in substantial part on the findings and recommendations of the independent compensation consultant and the results of the compensation consultant's interviews of the Company's independent directors, the Compensation Committee adopted the following policies with respect to executive officer compensation.

        1. BASE SALARY--Executive officer base salaries should be at approximately the 50th percentile of the peer group developed by the compensation consultant, subject to increase to a higher percentile for individual executive officers based on performance.

        2. PERFORMANCE-BASED COMPENSATION--A significant portion of executive officer compensation should be performance-based.

    In implementing these policies, the Compensation Committee has, since the 1993 compensation consultant report, received additional advice from outside consultants with respect to stock option plans and other incentive compensation and recommended that the Company adopt certain performance-based compensation plans. These plans were adopted by the Company after receiving necessary approvals from the Board and stockholders. The plans that are currently in force are described below.

    1996 STOCK OPTION PLAN. Under the 1996 Stock Option Plan, key employees of the Company (including executive officers) may be granted options to purchase Common Stock. The Board has reserved 1,750,000 shares of Common Stock under the 1996 Stock Option Plans.

    ANNUAL INCENTIVE PLAN. Under the Annual Incentive Plan, annual bonuses for executive officers are payable as a percentage of base salary based on an income target that is established by the Compensation Committee after review of the Company's budget for the fiscal year. The Compensation Committee believes that income before income taxes was an appropriate measure of the Company's 1996 performance. If the target is met, executive officers other than the Chairman earn a bonus of 40% of base salary. The Chairman earns a bonus of 50% of base salary if the target is met. If the target is exceeded, bonuses are increased to a maximum of 85% of base salary when income before income taxes equals or exceeds 120% of the target.

    EXECUTIVE BENEFITS PLAN. The Company adopted the EBP in 1993 on the recommendation of the compensation consultant. The EBP is funded through a performance-based component and a fixed component and has been structured to provide an incentive for executive officers to remain with the Company.

    Under the performance-based component, an amount equal to one-third of an executive officer's annual bonus, if any, is paid by the Company to a trust and invested in one or more mutual funds. The amount contributed to the trust and any appreciation or contributions is paid to the executive officer on a date selected by the executive officer prior to funding (but not earlier than two years after funding or later than normal retirement date). Payments from the trust to the executive officer are forfeited if, at the time payment would otherwise be made, the executive officer is no longer employed by the Company and is in violation of a non-competition agreement signed prior to funding.

    The fixed component of the EBP is an annual amount equal to 19.5% of the base salary of the chief executive officer and 11% of the base salary of other executive officers. At the election of each executive officer, the fixed component may be used to make additional payments to the trust described above or to purchase life, spousal life or disability insurance. Amounts deposited in the trust are subject to forfeiture, as described above.

    DISCRETIONARY INCENTIVE PLAN. On December 17, 1996, the Compensation Committee approved a discretionary incentive plan for fiscal 1996, pursuant to which $500,000 was distributed to the Named Executive Officers, other officers and key employees of the Company. The Compensation Committee approved Mr. Crawford's discretionary incentive payment of $153,500, and Mr. Crawford approved the allocation of the remaining $346,500 of the discretionary incentive pool. The Compensation Committee awarded the payments due in part to the numerous positive events and transactions that occurred in fiscal 1996, including, but not limited to, the Green Spring Acquisition, the issuance of the Shares, the Share Repurchase and integration efforts between the provider, managed care and public sector business segments.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  In fiscal 1996, the compensation of
E. Mac Crawford, the Company's Chief Executive Officer, included base compensation of $712,500 and benefits under the EBP of $163,636. Mr. Crawford's base salary was increased to $750,000 effective January 1, 1996.

Mr. Crawford's benefits under the EBP include $142,191 deposited in the trust described above, which amount is subject to forfeiture under certain circumstances, and $10,331 of whole life insurance premiums. The Compensation Committee believes that Mr. Crawford's 1996 base salary approximated the median chief executive officer base salary of the peer group. The Compensation Committee also considered Mr. Crawford's implementation in 1995 of the Company's strategic plan through the creation of Magellan Health Services through the acquisition of managed care expertise through the Green Spring Acquisition and public sector capability through the acquisition of National Mentor, Inc. and the creation of Magellan Public Solutions.

    Under the Annual Incentive Plan targets established by the Compensation Committee in the first quarter of fiscal 1996, income before income taxes for fiscal 1996 was below the targeted income levels. Accordingly, Mr. Crawford did not receive a bonus for fiscal 1996 pursuant to the provisions of the Annual Incentive Plan. None of the EBP benefits accrued were performance-based.

    The Compensation Committee approved a discretionary incentive payment of $153,500 to Mr. Crawford under the Discretionary Incentive Plan. This payment was awarded to Mr. Crawford due to the Green Spring Acquisition, the issuance of the Shares, the Share Repurchase and integration efforts between the provider, managed care and public sector business segments.

    NON-DEDUCTIBILITY OF CERTAIN COMPENSATION. The Company is party to an employment agreement with Mr. Crawford. Under the terms of the agreement, the compensation paid to Mr. Crawford may exceed $1 million in certain years.
Section 162(m) of the Code generally provides that, subject to certain exceptions, a publicly-held corporation such as the Company, may not deduct for federal income tax purposes compensation paid to any of its Named Executive Officers in excess of $1 million annually. The Compensation Committee determined that the benefit to the Company of entering into an extended employment contract with Mr. Crawford offset the loss of a potential tax deduction in future years.

                             Andre C. Dimitriadis (Chairman)
                             Edwin M. Banks(1)
                             A.D. Frazier
                             Gerald L. McManis

------------------------

(1) Appointed effective January 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. McManis, a member of the Compensation Committee, is the President of MAI, a healthcare development and management consulting firm. During fiscal 1996, MAI provided consulting services to the Company related to the development of strategic plans and a review of the Company's business processes. Management believes that the services received from MAI were negotiated on terms as favorable as could be obtained from an unaffiliated third party. The Company incurred approximately $274,000 in fees for such services during fiscal 1996 and reimbursed MAI approximately $13,000 for expenses. Mr. McManis is not a member of the subcommittee that administers the Company's stock option plans and other "qualified performance-based compensation."

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL PROVISIONS

    CHANGE OF CONTROL PROVISIONS GENERALLY. Each Named Executive Officer, except Mr. Crawford, has an Employment Agreement with a change of control provision that may be triggered by the Closing. Each such Named Executive Officer has waived the change of control provision to the extent (if any) it would be triggered by the Closing.

    E. MAC CRAWFORD. The Company has an Employment Agreement with Mr. Crawford for a three-year term beginning March 1, 1997. The agreement provides for a base salary of $825,000 and bonus compensation payable on January 2, 1998 (the "Contract Bonus"), determined as follows: $10 million LESS (i) if none of the 462,990 options (the number of stock options held by Mr. Crawford on October 1, 1995 under the 1992 Stock Option Plan) have been exercised as of January 2, 1998, the result obtained by multiplying 462,990 by the lesser of (a) $18 LESS $4.36 (the exercise price of the stock options held by Mr. Crawford on October 1, 1995 under the 1992 Stock Option Plan) and (b) the arithmetic average of the closing sale price per share of the Common Stock for the ten trading days immediately preceding the date of payment LESS $4.36, or (ii) the sum of the result obtained by multiplying the number of stock options held by Mr. Crawford on October 1, 1995 under the 1992 Stock Option Plan that have not been exercised as of January 2, 1998 by the lesser of (a) or (b) and the result obtained by multiplying the number of stock options held by Mr. Crawford on October 1, 1995 under the 1992 Stock Option Plan that were exercised prior to January 2, 1998 by $13.64. The agreement also provides that Mr. Crawford will receive a bonus of $2.475 million if the Crescent Transactions are closed. In addition, Mr. Crawford will receive other bonuses and benefits that are provided to the Company's other executive officers. The agreement also provides for severance payments to Mr. Crawford upon termination by the Company (including certain constructive termination events, such as a substantial change in Mr. Crawford's duties, but not including termination for cause), termination due to death or disability, or upon Mr. Crawford's resignation, or after a change of control (as defined in the agreement, which definition specifically excludes the Crescent Transactions) or if stockholders do not approve the 1997 Plan before September 1, 1997. Such severance payments would consist of (i) the Contract Bonus, (ii) five years salary at the then current salary level, and (iii) portion(s) of any bonus or other incentive compensation accrued through the date of termination. In addition, if Mr. Crawford resigns or is terminated following a change of control or the failure of stockholders to approve the 1997 Plan, Mr. Crawford will be paid a "gross-up" payment intended to compensate Mr. Crawford if certain excise taxes would be imposed under the Code in such cases. If Mr. Crawford were to resign (excluding a resignation that constitutes a constructive termination), he also would be paid an amount determined by multiplying the number of unexercised options then held by Mr. Crawford by the excess, if any, of $18 over the arithmetic average of the closing sale price of the Common Stock for the ten trading days immediately preceding the resignation. Subject to certain exceptions, the Company will be unable to deduct the compensation and severance payments to Mr. Crawford to the extent such compensation is in excess of $1 million annually.

    CRAIG L. MCKNIGHT. The Company has an Employment Agreement with Mr. McKnight for a five-term beginning March 1, 1995. The agreement provides for a base salary of $350,000 and for bonuses and life and disability insurance benefits that are competitive with similar benefits for comparable positions within the investor-owned hospital industry. The agreement also provides for severance payments upon termination without cause, termination due to death or disability, or resignation after a change of control (as defined in the agreement). Upon any such termination, Mr. McKnight would receive the greater of
(i) all salary payments that would come due during the term of the agreement subsequent to termination and (ii) two years' salary at the then current salary level and a portion of any bonus or other cash incentive compensation accrued through the date of termination.

    STEVE J. DAVIS. The Company has an Employment Agreement with Mr. Davis for a three-year term beginning May 7, 1996. The agreement provides for a base salary of $300,000 and for bonuses and life and disability insurance benefits that are competitive with similar benefits for comparable positions within the investor-owned hospital industry. The agreement also provides for severance payments upon termination without cause, termination due to death or disability, or resignation after a change of control (as defined in the agreement). Upon any such termination, Mr. Davis would receive the greater of (i) all salary payments that would become due during the term of the agreement subsequent to termination or (ii) one year's salary at the then current salary level and a portion of any bonus or other cash incentive compensation accrued through the date of termination.

    HENRY T. HARBIN. Green Spring has an Employment Agreement with Dr. Harbin for a three-year term beginning February 28, 1996. The agreement provides that the Company will pay Dr. Harbin a base salary, which will be fixed from time to time by the Board of Directors of Green Spring, and for fringe benefits comparable to those offered to all Green Spring employees. The Company has a Compensation Agreement with Dr. Harbin for a four-year term beginning December 13, 1995. The Compensation Agreement provides that the Company will pay Dr. Harbin a bonus, one-half of which will be paid on December 13, 1998 and the remaining one-half on December 13, 1999. The bonus will be: $2.25 million LESS the aggregate value of all cash and non-cash compensation paid or payable to Dr. Harbin by the Company during the term of the Compensation Agreement (the "Excluded Amount") other than Dr. Harbin's base salary as of December 31, 1995 and amounts paid to Dr. Harbin prior to December 13, 1995. The Compensation Agreement also provides that Dr. Harbin is entitled to receive such bonus if he is terminated without cause, terminated due to death or disability, or terminated or resigns after a change of control (as defined in the agreement). The Excluded Amount also includes the in-the-money portion of any stock options that Dr. Harbin now holds or may hold in the future. The value of the in-the-money portion of the stock options is calculated as follows: (i) for unexercised options, the value is the number of unexercised options multiplied by the average of the closing prices of the Common Stock on the New York Stock Exchange for the ten trading days preceding the payment date LESS the aggregate exercise price payable in connection with the exercise of such options, and (ii) to with respect to exercised options, the value is the greater of (A) of the closing prices of the Common Stock on the date of exercise multiplied by the number of options exercised in connection with such exercise LESS the aggregate exercise price payable in connection with such exercises and
(B) the value that would have been ascribed to such options if the options had been valued in accordance with the provisions for unexercised options described above. The Excluded Amount does not include any value related to unvested stock options to the extent that such options will not vest in the ordinary course before the end of the term of the Compensation Agreement.

    JOHN M. DESTEFANIS. The Company has an Employment Agreement with Mr. DeStefanis for a four-year term beginning April 15, 1996. The agreement provides for a base salary of $350,000 per year and for bonuses and life and disability insurance benefits that are competitive with similar benefits for comparable positions within the investor-owned hospital industry. The agreement also provides for severance payments upon termination without cause, termination due to death or disability and termination after a change of control (as defined in the agreement). Upon any such termination Mr. DeStefanis would receive a greater of (i) all salary payments that would come due during the term of the agreement subsequent to termination or (ii) one years' salary at the then current salary level and a portion of any bonus or other cash incentive compensation accrued through the date of termination.

    At the Closing, CBHS will assume the Company's Employment Agreement with Mr. DeStefanis. The options that have been awarded to Mr. DeStefanis under the Company's stock option plans will continue in force and will continue to be exercisable for Common Stock according to their terms.

    EXECUTIVE BENEFIT PLAN. The terms of the EBP provide that amounts deposited in the trust on behalf of executive officers are to be paid to executive officers, together with any appreciation in such amounts, upon a change of control of the Company if the change of control occurs prior to the scheduled date for distribution of amounts held in the trust. The trust agreement defines a "change of control" as the replacement of 50% or more of the members of the Board within a 12-month period that is followed by the termination of employment within a 12-month period of one-third or more of the employees who participate in the EBP. The Closing will not constitute a change of control for purposes of the EBP.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return of the Common Stock, the S&P 500 and the S&P HMI since July 22, 1992, the date on which the Common Stock began public trading. The graph assumes $100 was invested in each of the Common Stock, the S&P 500 Index and the S&P HMI and that dividends received were reinvested on the date paid. The graph does not take into account trading commissions or taxes.

                                    [GRAPH]

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Common Stock by (i) directors, (ii) the Named Executive Officers and (iii) directors and executive officers as a group, as of December 31, 1996 (except that the information with respect to Ms. Moore is as of March 31, 1997). Information with respect to certain significant stockholders of the Company is set forth in "Principal Holders of Common Stock."

                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL      PERCENT OF TOTAL
NAME                                                                      OWNERSHIP(1)(2)        OUTSTANDING
-----------------------------------------------------------------------  ------------------  -------------------
E. Mac Crawford........................................................          530,794                1.8%
Craig L. McKnight......................................................           72,954                  *
Steve J. Davis.........................................................           21,724                  *
Henry T. Harbin........................................................           25,000                  *
John M. DeStefanis.....................................................           33,333                  *
Edwin M. Banks(3)......................................................           33,250                  *
G. Fred DiBona, Jr.(4).................................................          895,815                3.0%
Andre C. Dimitriadis...................................................           32,750                  *
A.D. Frazier, Jr.......................................................           22,250                  *
Raymond H. Kiefer......................................................           33,750                  *
Gerald L. McManis......................................................           27,750                  *
Darla D. Moore(5)......................................................        5,835,078               19.0%
All directors and executive officers as a group (15 persons)...........        7,576,318(4)   (6)           23.3%

------------------------

*   Less than 1% of total outstanding.

(1) Includes 530,440, 72,917, 21,667, 25,000 and 33,333 shares that Messrs.
    Crawford, McKnight, Davis, Harbin and DeStefanis, respectively, have the right to acquire upon the exercise of options and warrants within 60 days of December 31, 1996.

(2) Includes 32,750 shares that each of Messrs. Dimitriadis, Kiefer and Banks have the right to acquire, 27,750 shares that Mr. McManis has the right to acquire, 22,250 shares that Mr. Frazier has the right to acquire and 6,250 shares that Mr. DiBona and Ms. Moore each have the right to acquire within 60 days of December 31, 1996.

(3) Does not include shares owned by Huff, for which Mr. Banks is a Securities Analyst.

(4) Includes 889,565 shares that Independence Blue Cross has the right to acquire pursuant to the Exchange Option, Mr. DiBona is a director and the President and Chief Executive Officer of Independence Blue Cross and disclaims beneficial ownership of all securities attributed to him because of his official positions with Independence Blue Cross.

(5) Includes 3,885,832 shares owned by Rainwater-Magellan and 1,942,996 shares that Rainwater-Magellan has the right to acquire pursuant to the Rainwater-Magellan Warrant. Ms. Moore is the spouse of Richard E. Rainwater, the sole stockholder and sole director of Rainwater, Inc., which is the sole general partner of Rainwater-Magellan.

(6) Includes 854,940 shares that the directors and executive officers have the right to acquire upon the exercise of options and units, 889,565 shares that Independence Blue Cross has the right to acquire upon exercise of the Exchange Option and 1,942,996 shares that Rainwater-Magellan has the right to acquire upon the exercise of the Rainwater-Magellan Warrant, all of which are exercisable within 60 days of December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Gerald L. McManis, a director of the Company, is the President of MAI, a healthcare development and management consulting firm. During fiscal 1996, MAI provided consulting services to the Company with respect to the development of strategic plans and a review of the Company's business processes. The Company paid approximately $274,000 in fees for such services during fiscal 1996 and reimbursed MAI approximately $13,000 for expenses.

    G. Fred DiBona, Jr., a director of the Company, is a director and the President and Chief Executive Officer of Independence Blue Cross. As of December 31, 1996, Independence Blue Cross had a 12.25% equity interest in Green Spring.

    The Company acquired a 51%-equity interest in Green Spring on December 13, 1995 for approximately $68.9 million in cash, the issuance of Common Stock valued at approximately $4.3 million and the contribution of GPA, a wholly-owned subsidiary of the Company, to Green Spring. On December 20, 1995, the Company acquired an additional 10% equity interest in Green Spring for $16.7 million in cash as a result of the exercise of the Exchange Option by a minority stockholder of Green Spring. The Exchange Option provides that the minority stockholders of Green Spring, including Independence Blue Cross, have the option, under certain circumstances, to exchange their equity interests in Green Spring for 2,831,739 shares of Common Stock or $65.1 million in subordinated notes. In the event of an exchange, the Company may elect to pay cash in lieu of issuing subordinated notes. The Exchange Option expires on December 13, 1998. The consideration paid and terms of the Exchange Option were determined through arm's length negotiations that considered, among other factors, the historical and projected income of Green Spring and the value of GPA. The consideration paid by the Company was determined by the Board with the advice of management and the Company's investment bankers. The Company had a 61%-equity interest in Green Spring as of December 31, 1996.

    On December 13, 1995, as part of the Company's initial investment in Green Spring, Independence Blue Cross sold a 4.42% equity interest in Green Spring, in which it had a cost basis of $3.2 million, to the Company for $5.4 million in cash. The Exchange Option gives Independence Blue Cross the right, until December 13, 1998, to exchange its remaining equity interest in Green Spring for a maximum of 889,565 shares of Common Stock or $20.5 million in subordinated notes.

    Independence Blue Cross and its affiliated entities contract with Green Spring for provider network, case management and medical review services pursuant to contractual relationships entered into on July 7, 1994, with terms of up to five years. During fiscal 1996 (since December 13, 1995, the date the Company acquired its initial equity interest in Green Spring), Independence Blue Cross and its affiliated entities paid Green Spring approximately $29.2 million. As of September 30, 1996, Independence Blue Cross and its affiliated entities owed Green Spring approximately $9.6 million. Green Spring recorded revenue of approximately $32.8 million from Independence Blue Cross during fiscal 1996.

    On July 7, 1994, Independence Blue Cross sold a subsidiary to Green Spring in exchange for a $15.0 million promissory note. As of December 31, 1996, $9.0 million remained outstanding under such promissory note and is due and payable in equal installments on July 7, 1997, 1998 and 1999.

    Edwin M. Banks, a director of the Company, is a Securities Analyst with W.R. Huff Asset Management Co., LLC, a registered investment advisor. As of December 31, 1996, Huff was the record holder of $130.0 million in principal amount of the Notes.

                             CRESCENT TRANSACTIONS

    THIS SECTION, "CRESCENT TRANSACTIONS," CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. ACTUAL RESULTS MAY BE MATERIALLY ADVERSELY IMPACTED BY, AMONG OTHER THINGS, THE FACTORS DISCUSSED UNDER THE HEADING "CRESCENT TRANSACTIONS--RISK FACTORS" AND THE FACTORS DISCUSSED IN EXHIBIT 99 TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1996, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

BACKGROUND

    In recent years, the Company has adopted a strategy to develop and operate a fully integrated behavioral healthcare company in order to capture a higher portion of the healthcare premium dollar. The Company has pursued this strategy through hospital acquisitions and joint ventures, the acquisition of National Mentor, Inc., and the acquisition of a 61%-interest in Green Spring.

    The Company has experienced some success in implementing these strategies. However, competition from a variety of healthcare companies, changes in the reimbursement rates and changes in the hospital business payor mix, including an increase in the number of managed care providers, have led management to look for ways to accelerate these strategies through transactions such as the Crescent Transactions.

PRE-TRANSACTION CONTACTS

    The Company has engaged in ongoing discussions with the Rainwater Group with respect to a possible sale of Company real estate and/or a possible equity investment by the Rainwater Group in the Company for more than three years. In 1993, Mr. Rainwater first approached the Company with respect to a proposal pursuant to which the Company would sell substantially all of its psychiatric hospital properties to a new REIT being sponsored by Mr. Rainwater. This contact involved preliminary discussions only and did not result in agreement upon definitive terms of a transaction. The Company also had preliminary discussions with other REITs regarding their interest in such a transaction, but such discussions did not result in a formal proposal. Subsequently, Mr. Rainwater kept in contact with Company management and at various times repeated his interest in making an equity investment in the Company.

    In October, 1995 Mr. Rainwater contacted Mr. Crawford and expressed his interest in making an investment in the Company.

    At its November, 1995 meeting, the Board reviewed a proposal from Mr. Rainwater with respect to an equity investment in the Company, which Company management had previously discussed with Mr. Rainwater and his representatives. The Board retained Dean Witter to assist it in evaluating the proposal and, if appropriate, to render a fairness opinion. This proposal was considered further by the Board at its last December, 1995 meeting. These discussions eventually resulted in the Private Placement, which was approved by the Board on December 22, 1995 and closed on January 25, 1996. The Private Placement resulted in Rainwater-Magellan paying an aggregate of $69.732 million to acquire 4,000,000 shares of Common Stock and the Rainwater-Magellan Warrant, which can be exercised for an additional 2,000,000 shares of Common Stock at an exercise price of $26.15 per share. In the aggregate, the Common Stock issued in the Private Placement and the Common Stock underlying the Rainwater-Magellan Warrant represent 19.6% of the outstanding Common Stock as of December 31, 1996. Dean Witter issued a fairness opinion to the Company, but did not participate in any negotiations, in connection with the Private Placement.

    On January 25, 1996, the Rainwater Group purchased the Shares and the Rainwater-Magellan Warrant in the Private Placement. On February 22, 1996, the Board elected Mr. Rainwater's spouse, Darla D. Moore, a director of the Company to serve until the 1999 annual meeting of stockholders pursuant to a provision in the Private Placement Agreements. At the same meeting, the Board created a Finance Committee and appointed Ms. Moore as chairperson.

    During early 1996, management considered various possible transactions involving a sale and leaseback of the Company's hospital real estate to a REIT.

    On June 17, 1996, the Board held a meeting at which Dean Witter presented strategic alternatives available to the Company. At this meeting, the Board discussed sale of the Company's provider assets, expansion of existing joint venture relationships, implementation of an aggressive acquisition strategy, including various acquisition opportunities available to the Company and refinancing of the Notes. No changes in the Company's strategic direction resulted from the alternatives discussed at this meeting.

    During the summer of 1996, management considered various franchising opportunities in which the Company would license the right to use the "CHARTER" name, protocols and other intellectual property to third parties. The Company held preliminary discussions with a franchise operating company regarding joint venture opportunities, but no proposal or economic terms resulted from these discussions. In early August 1996, Mr. Rainwater contacted Mr. Crawford to discuss a possible real estate transaction. On August 29, 1996, Mr. Crawford met with Mr. Rainwater to discuss Mr. Rainwater's proposed transaction, at which time the concept of a possible real estate and franchise transaction was first discussed.

    The Board met in early September 1996 to discuss the proposed real estate and franchise transaction. The Board retained Dean Witter to assist it in evaluating the proposed transaction. Dean Witter did not negotiate or participate in the negotiation of the Crescent Transaction Documents. Based on its own experience and knowledge of REIT financings of behavioral healthcare companies and the advice of its outside advisors, the Board did not contact any other parties regarding a possible real estate and franchise transaction. The Finance Committee did not independently consider the proposed transaction or make any recommendation to proceed with the proposed transaction. Ms. Moore was not present at any meetings at which the Board considered the proposed transaction, and did not participate in any negotiations with respect to the proposed transaction.

    On September 20, Mr. Crawford met in New York with Mr. Rainwater to discuss the basic structure of the transaction, including the sale of real property, franchise arrangement and CBHS joint venture. On October 2, 1996, Messrs. Crawford and McKnight and certain other members of management met in Fort Worth, Texas with Messrs. Rainwater, Haddock and Goff to further discuss the proposed transaction including general terms regarding purchase price, base rent, escalator rent, warrant exercise price, vesting and underlying shares, franchise fees and CBHS equity split. Management and Crescent representatives had further discussions over the next several weeks to clarify the general terms of the proposed transaction.

    On November 1, Mr. Crawford met with Mr. Goff to discuss outstanding issues regarding the general terms of the proposed transaction. On November 20, the Company and Crescent agreed to preliminary terms for the transaction and agreed to negotiate a Master Agreement, which would serve as the basis for the definitive Crescent Transaction Documents. On November 25, Mr. Crawford met with Mr. Goff to discuss the terms of the Master Agreement and the anticipated operation of CBHS as a joint venture.

    On December 6, Messrs. Haddock and Goff met in Atlanta with Messrs. Crawford, McKnight and Davis and other members of management to discuss a timeline for the proposed transaction and the detail with which the terms of the proposed transaction would be reflected in the Master Agreement. Management and Crescent representatives had further discussions over the next several days to discuss the structure and content of the Master Agreement. On December 17, the Board met with management and the Company's legal and financial advisors to review the then current terms of the proposed Master Agreement.

    On December 18, Messrs. Crawford, McKnight and Davis, other members of management and the Company's legal counsel met in Fort Worth with Messrs. Haddock and Goff and other Crescent representatives to discuss the remaining open terms of the Master Agreement. Discussions focused on lease/franchise renewal terms, joint venture governance and operation, funding of CBHS, franchise fee subordination and warrant structure, vesting and exercise price. The parties resolved the remaining open issues with respect to the Master Agreement on December 24 and signed the Master Agreement on December 26.

    During late December and early January, the parties negotiated the language of the definitive Crescent Transaction Documents reflecting the business terms set forth in the Master Agreement. On January 14, the Board met with management, Dean Witter and its other advisors to review the status of the negotiations and to discuss certain open issues with respect to the Crescent Transaction Documents. Discussions focused on the nature of representations and warranties, pre-closing covenants, events of default, indemnification and similar legal concepts.

    On January 29, the Board met with management, Dean Witter and its other advisors to review final drafts of the Crescent Transaction Documents. At the meeting, Dean Witter delivered its opinion to the Board to the effect that the consideration to be received in the Crescent Transactions was fair, from a financial point of view, to the Company and the Board approved the Crescent Transaction Documents. On January 30, the Crescent Transactions were publicly announced.

DECISION TO ENGAGE IN THE CRESCENT TRANSACTIONS

    The Board considered the following factors in its evaluation of the Crescent Transactions. While the Board considered each of these factors, its decision to engage in the Crescent Transactions was made on these considerations taken in the aggregate. No single factor was dispositive to the Board's decision to engage in the Crescent Transactions.

    - The receipt by the Company of $400 million in cash (before costs estimated at $12.5 million) and the COI Warrants. The Company anticipates that the cash it receives will allow it to pursue acquisitions in the managed care, public sector and related information services segments, develop new products, increase managed care and public sector marketing efforts, and reduce debt.

    - The ability of CBHS to pay the Franchise Fees. Based on the historical operating results of Charter, the Board believes that Magellan's results of operations, will not be adversely impacted.

    - The right of the Noteholders, after the Closing, to have the Company repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest. Such a repurchase could impede or delay the Company's acquisition and product development strategies. The Board believes that it is unlikely that the Company will be required to repurchase all of the Notes because the recent bid and asked prices of the Notes on the New York Stock Exchange have been higher than the price at which the Company would be required to repurchase the Notes. Moreover, in the event that the Company is required to repurchase some or all of the Notes, the Board believes the Company could use the net proceeds from the Crescent Transactions and additional borrowings under its new credit agreement to finance the repurchase of the Notes and significantly reduce the Company's interest expense and improve its capital structure.

    - The removal of substantially all of the net assets and results of operations of the Facilities from the Company's financial statements. The Company believes that this will enhance its stock market valuation, which may enhance the Company's ability to pursue acquisitions.

    - The ability of CBHS to accelerate its acquisition strategy and lead the consolidation of the provider segment of the behavioral healthcare industry. CBHS seeks to increase provider capability, both on an inpatient and outpatient basis, through an aggressive program of acquisitions and joint ventures. Through the Crescent Transactions, CBHS will have access to Crescent's financing and real estate expertise to enhance CBHS' ability to capitalize on opportunities for growth. Such acquisitions and joint ventures could, individually or in the aggregate, be material to CBHS (and indirectly to Magellan). As an owner of CBHS, Magellan has the right to participate in the approval of any significant acquisition or joint venture by CBHS.

    - The fairness opinion of Dean Witter, to the effect that the consideration to be received in the Crescent Transactions is fair, from a financial point of view, to the Company.
    - The rent payments under the Facilities Lease represent a higher cost of capital than certain traditional financing alternatives. However, the Board views the Crescent Transactions primarily as a strategic realignment of the Company and believes that the consideration received from the Crescent Transactions, the removal of the net assets and results of operations of the Facilities from the Company's financial statements, and the Company's retention of the "CHARTER" name and other intangible rights relating to its hospital provider business substantially outweigh the cost of capital implied by the rent payments under the Facilities Lease.

    - The Company's loss of operating control over the Facilities. After the Closing, the Facilities will be operated by CBHS and the Company will not be able to control CBHS. However, the Company will have the right to designate one-half of the members of the CBHS Board. Therefore, the Board does not view the loss of control as a significant disadvantage because of the continuity of the management team, with whom it is familiar and the Company's representation on the CBHS Board.

    - The Company's retention of the "CHARTER" name and other valuable intangible rights relating to its hospital provider business, which will allow the Company to continue receiving revenues from these assets. During the term of the Master Franchise Agreement, the Company will have the right to receive Franchise Fees, which initially will be $81 million annually. After the Closing, the Company will be able to pursue opportunities to franchise the "CHARTER" name, services and protocols to companies other than CBHS.

THE TRANSACTIONS

    The Crescent Transactions will be accomplished in component parts representing one integrated transaction. The Company has entered into the Crescent Purchase Agreement, pursuant to which the Company will sell the Purchased Facilities to Crescent. The Purchased Facilities include 83 behavioral healthcare facilities and related medical office buildings. The Purchased Facilities do not include any facilities that are leased, operated by joint ventures, closed prior to December 26, 1996 or located outside the United States. See "Crescent Transactions--Crescent Purchase Agreement."

    The Company will enter into the CBHS Contribution Agreement, pursuant to which the Company will sell and contribute to CBHS certain property and intangible rights used in connection with the Facilities in exchange for the CBHS Interest. The property that will be contributed to CBHS includes interests in five acute care psychiatric hospitals and other ancillary facilities that the Company currently leases from third parties. The property that will be sold to CBHS includes without limitation, all supplies and inventory, certain equipment, contract rights and business records (other than financial statements), as well as certain liabilities. In addition, COI will make an initial cash contribution of $5 million to CBHS. See "Crescent Transactions--CBHS Contribution Agreement."

    At the Closing, the Company will either (i) provide CBHS with bridge financing, secured by CBHS' receivables, for a one-year term in the maximum amount of $55 million to fund CBHS' reasonable working capital needs during its first year of operation or (ii) provide a guarantee, under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS has received a loan commitment from a group of commercial banks to provide a line of credit of up to $100 million pursuant to a 5-year revolving credit facility. See "Crescent Transactions--Loan and Security Agreement" and "--CBHS Contribution Agreement".

    The Company will retain ownership of its intellectual property, including trademarks. The Company holds common law trademark rights to the "CHARTER" trademark. It also holds rights to "CHARTER COUNSELING CENTER" and "CHARTER HEALTH CENTER" which are trademarks registered in the United States Patent and Trademark Office. The Company also owns rights to other "CHARTER" related marks, trademark applications for which are now pending in the United States Patent and Trademark Office. The Company will retain ownership of these trademarks, the "CHARTER" protocols and certain other intellectual property assets, and will also continue to own and operate the "1-800-CHARTER" telephone call center.

    CBHS will enter into the Facilities Lease, pursuant to which Crescent will lease the Purchased Facilities to CBHS. CBHS will pay annual base rent to Crescent, which will initially be $40 million, increasing at 5% compounded annually. See "Crescent Transactions--Facilities Lease."

    The Company will enter into the Master Franchise Agreement with CBHS and a Subsidiary Franchise Agreement with each CBHS entity that operates a Facility. Pursuant to the franchise agreements, the

Company will provide certain services to CBHS that are necessary for CBHS to operate the Facilities. The franchise agreements give CBHS the right to use the "CHARTER" name, trademarks owned by the Company, the "CHARTER" protocols and certain other intellectual property retained by the Company. CBHS will pay Franchise Fees to the Company in exchange for the rights granted under the franchise agreements, which initially will be $81 million, with escalation clauses for inflation and certain contingent amounts based on future revenue levels. The Franchise Fees are subordinated in payment to the rent due Crescent. See "Crescent Transactions--Risk Factors, Subordination of Franchise Fees," "--Master Franchise Agreement," "--Subsidiary Franchise Agreement" and "--Subordination Agreement."

    Magellan will issue the Warrants to Crescent and COI. See "Crescent Transactions--Warrant Purchase Agreement."

    COI will issue the COI Warrants to Magellan. See "Crescent Transactions--COI Warrant Purchase Agreement."

THE WARRANTS

    As part of the Crescent Transactions, Magellan will issue the Warrants (which will be issued in a series of 11 warrants to each of Crescent and COI). The aggregate purchase price for the Warrants is included in the consideration to be paid by Crescent under the Crescent Purchase Agreement. Magellan has valued the Warrants at $25 million. The issuance of the Warrants is an integral part of the Crescent Transactions and is intended to align the economic interests of Crescent and COI with those of Magellan. The issuance of the Warrants will have no immediate impact on the rights of existing Magellan stockholders. Any exercise of the Warrants will dilute the voting rights of existing Magellan stockholders.
    The Warrants are exercisable at various times over the 12 year period after the Closing and give Crescent and COI each the right to purchase up to 1,283,311 shares of Common Stock at an exercise price of $30 per share. The Warrants will be exercisable at the following times and in the following amounts:

DATE FIRST  AGGREGATE NUMBER OF SHARES       END OF
EXERCISABLE  OF COMMON STOCK ISSUABLE    EXERCISE PERIOD
  MAY 31    UPON EXERCISE OF WARRANTS        MAY 31
----------  --------------------------  -----------------
   1998                 30,000                   2001
   1999                 62,325                   2002
   2000                 97,114                   2003
   2001                134,513                   2004
   2002                174,678                   2005
   2003                217,770                   2006
   2004                263,961                   2007
   2005                313,433                   2008
   2006                366,376                   2009
   2007                422,961                   2009
   2008                483,491                   2009

    Crescent agrees that it will not sell or transfer any of the Warrants to any other person, except as otherwise permitted under the Warrant Purchase Agreement. Notwithstanding the foregoing, Crescent may sell or transfer any of the Warrants and/or Warrant Shares to any person pursuant to, as a result of, or in connection with (i) a tender offer or an exchange offer approved by the Board; (ii) the consummation of a merger (provided the Company is not the surviving corporation in such merger), consolidation, or sale of all or substantially all of the assets of the Company or (iii) any other "fundamental change transaction" as defined in the Warrants. Crescent may also transfer the Warrants to COI if necessary to avoid jeopardizing CEI's qualification as a real estate investment trust for federal income tax purposes; provided, however, that in the event of any transfer for such purpose, Crescent provides the Company with a written opinion of counsel to such effect. No transfer may be made unless the purported transferee executes an instrument acknowledging that it is bound by the foregoing transfer restriction, and such instrument is delivered to the Company.

    The warrant exercise price may be adjusted to prevent dilution to holders of the Warrants in the event of a subdivision or combination of the Common Stock, a dividend payable in shares of Common Stock, or a dividend payable in property (including cash) other than shares of Common Stock.

    For a discussion of other material terms of the Warrants, see "Crescent Transactions--Warrant Purchase Agreement."

RISK FACTORS

    Certain factors that stockholders should consider when deciding how to vote on the Crescent Transactions are discussed below. These factors, individually or in the aggregate, could have a material adverse effect on the Company.

    LOSS OF CONTROL OF THE FACILITIES AND CBHS. After the Closing, the Facilities will be operated by CBHS and the Company will not be able to control CBHS. Magellan's operational input in CBHS will be limited to those rights provided by the franchise agreements and the CBHS Operating Agreement. For a more detailed discussion of how CBHS will operate the Facilities under franchise, see "Crescent Transactions-- Subsidiary Franchise Agreement." See also "Crescent Transactions--Master Franchise Agreement" and "--CBHS Operating Agreement."

    SUBORDINATION OF PAYMENT OF FRANCHISE FEES. As part of the Crescent Transactions, CBHS will lease the Purchased Facilities from Crescent under the Facilities Lease. See "Crescent Transactions--Facilities Lease." The annual base rent under the Facilities Lease begins at $40 million and increases at 5% per year, compounded annually. The Subordination Agreement provides that the Franchise Fees are subordinated in payment to the $40 million annual base rent, 5% minimum escalator rent and, in certain circumstances, the additional rent due Crescent under the Facilities Lease. (See "Crescent Transactions--Subordination Agreement"). If CBHS encounters a decline in earnings or financial difficulties, such amounts due Crescent will be paid before any Franchise Fees are paid. The remainder of CBHS' available cash will then be applied in such order of priority as CBHS may determine, in the reasonable discretion of the CBHS board, to all other operating expenses of CBHS, including the current and accumulated Franchise Fees. The Company will be entitled to pursue all available remedies for breach of the Master Franchise Agreement, except that the Company does not have the right to take any action that could reasonably be expected to force CBHS into bankruptcy or receivership.

    VOLATILITY OF EARNINGS. The Company will use the proceeds of the Crescent Transactions to reduce net interest expense by repaying long-term debt where possible and investing the remaining proceeds in short-term cash equivalents. Although the Company's net interest expense will be lower, the Company's reduced earnings from Charter from the Crescent Transactions could be even more pronounced. Until Noteholders decide whether or not to sell their Notes (see "--Risk Factors, Indenture"), the Company will not have flexibility to allocate its capital resources. Once the Noteholders decide whether or not to sell their Notes to the Company, capital resource decisions (e.g., acquisitions) may take time to implement.

    The Company derived approximately $809 million, or 60%, of its fiscal 1996 revenue from the Facilities. The Crescent Transactions could reduce the Company's earnings in the short-term until the net proceeds from the Crescent Transactions are deployed by the Company. There can be no assurance that the Company's use of the net proceeds from the Crescent Transactions will increase the Company's long-term earnings. Although CBHS intends to aggressively grow its business through acquisitions and joint ventures, there can be no assurance that such acquisitions and joint ventures will not result in an adverse effect on CBHS' balance sheet, earnings, cash flow or competitive position, or that any acquisitions or joint ventures will be consummated. In addition, if CBHS encounters a decline in earnings or financial difficulties, it is possible that cash flow from CBHS' operations will not be sufficient to pay the Franchise Fees when due.

    LOSS INCURRED AS A RESULT OF THE CRESCENT TRANSACTIONS. The Company expects to record a loss before income taxes and extraordinary items related to the Crescent Transactions. On a pro forma basis at December 31, 1996, the loss before income taxes and extraordinary items to be incurred as a result of the Crescent Transactions would have been approximately $57.0 million, which includes accounts receivable collection fees ($18.0 million), impairment losses on hospital-based goodwill and other intangible assets ($15.6 million), exit costs and related commitments ($15.5 million) and loss on sale of property and equipment ($7.9 million).

    NET OPERATING LOSS CARRYFORWARDS. As of September 30, 1996, the Company estimated that it had $250 million of NOLs. The Company expects to use a substantial portion of the NOLs to offset taxable income from fiscal 1997, including taxable gain from the European Sale. The Company expects to consummate the European sale in May 1997 for approximately $72.5 million, net of transaction costs, which will result in a taxable gain to the Company of approximately $60 million. The Company is currently being (or expects to be) audited by the IRS for fiscal years 1989 through 1996. All or a portion of the NOLs may be disallowed by the IRS. Therefore, the NOLs available to offset any taxable gain recognized on the Crescent Transactions may be substantially reduced or eliminated. Any remaining NOLs will expire between 2006 and 2010.

    NOLs can be used by the Company under certain circumstances to reduce or eliminate its future federal income tax liability. However, the Code under certain circumstances eliminates or significantly limits the use of NOLs by a Loss Corporation that has undergone an Ownership Change. If the Company has an Ownership Change, the taxable income that the Company can offset with NOLs in any fiscal year is limited to the value of the Company (excluding nonbusiness assets if the value of such assets exceeds one-third of total assets) prior to such Ownership Change multiplied by the federal long-term tax exempt interest rate. NOLs may be eliminated completely if the Company, after an Ownership Change, does not continue its historic business nor use a significant portion of its historic business assets in a new business. These rules are extremely complex. The application of these rules to the Company depends on facts and circumstances not known by the Company or beyond the Company's control, or which encompass future transactions which may or may not be consummated.

    The Company monitors all 5-percent Shareholders by tracking reports of beneficial ownership that such shareholders are required to file with the SEC. Based upon these records, the Company does not believe that an Ownership Change has occurred because the percentage of stock (determined on the basis of value) owned by the Company's 5-percent Shareholders did not increase by more than 50 percentage points from the lowest percentage of stock that was owned by such 5-percent Shareholders at any time over the preceding three-year period. The Company further believes that the Crescent Transactions will not cause an Ownership Change. However, there can be no assurance that unrelated transactions, regardless of whether combined with the Crescent Transactions, will not cause an Ownership Change.

    GOVERNMENT REGULATION. The Company is subject to federal and state laws governing financial arrangements between healthcare providers. These laws generally prohibit certain direct and indirect payments and/or fee-splitting arrangements between healthcare providers that are designed to induce, are in exchange for, or encourage patient referrals. The Medicare Law Amendments are among the most prominent of such laws.

    The Medicare Law Amendments prohibit the offering, paying, soliciting or receiving any form of remuneration in return for referring federal healthcare patients, or in return for purchasing, leasing, ordering, or arranging for, or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made under federal healthcare programs. Violations of the Medicare Law Amendments may result in criminal and civil sanctions, including exclusion from the Medicare and/or Medicaid programs.

    After the Crescent Transactions, the Company will receive from CBHS fixed Franchise Fees of $81 million, which may increase in certain circumstances (See "Crescent Transactions--Master Franchise Agreement"). The Company will provide CBHS with an array of services, including advertising and marketing assistance, risk management services, outcomes monitoring, consultation with respect to matters relating to CBHS' business in which the Company has expertise and the Company's operation of a telephone call center utilizing the "1-800-CHARTER" telephone number. The Company believes that the Franchise Fee arrangements described above are consistent with the Medicare Law Amendments because such arrangements do not involve the Company's referral of patients to CBHS. However, there can be no assurance that regulatory agencies or private parties will not challenge the Company based on alleged violations of the Medicare Law Amendments.

    INDENTURE. After the Closing, Noteholders will have the right to require the Company to repurchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. Noteholders will have until a deadline specified by the Company, which can be up to 70 days after the Closing, to make the necessary election. If all Noteholders elect to exercise the repurchase rights described above, the cost to the Company will be approximately $378.8 million plus accrued and unpaid interest. The Noteholders include Huff, which owns approximately 35% of the Notes, and other institutional investors. The Noteholders acquired $375 million of the Company's notes in a private placement in 1994, followed by an exchange offering pursuant to which such notes were exchanged for the Notes, which were registered under the Securities Act of 1933, as amended, and listed for public trading.

    The Company has received a commitment letter from two commercial banks, which provides a commitment to lend to the Company up to $200 million to repurchase the Notes. The Company believes that it will have sufficient liquidity from the proceeds of the Crescent Transactions, internal cash reserves and anticipated borrowing capacity under the new credit agreement to repurchase all of the Notes that it could be required to repurchase.

MAGELLAN

    Magellan, which was incorporated in Delaware in 1969, is an integrated, national behavioral healthcare company. The Company operates through three principal subsidiaries engaging in (i) the provider business (Charter), (ii) the behavioral managed care business (Green Spring), and (iii) the public sector business (Magellan Public Solutions). Charter, the Company's wholly-owned subsidiary in the provider business, owned and operated 90 acute care psychiatric facilities and 4 residential psychiatric treatment centers, and managed one acute care psychiatric hospital as of December 31, 1996. Green Spring, a 61%-owned subsidiary of the Company, competes in the behavioral managed care business through a network of more then 30,000 providers nationwide covering approximately 13.7 million people as of December 31, 1996. Magellan Public Solutions, a wholly-owned subsidiary of the Company, provides specialty home-based behavioral healthcare services and behavioral services in correctional facilities. The principal executive office of the Company is located at 3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326, telephone number (404) 841-9200.

CRESCENT

    Crescent is the operating partnership of CEI, which is listed on the New York Stock Exchange and operates for federal income tax purposes as a REIT. CEI, through Crescent and its subsidiaries, owns a portfolio of properties located primarily in 17 metropolitan submarkets in Texas and Colorado. The properties include 58 office properties with an aggregate of approximately 18.0 million net rentable square feet, four full-service hotel properties with a total of 1,471 rooms, two destination health and fitness resort hotel properties, six retail properties with an aggregate of approximately 600,000 net rentable square feet and economic interests in three residential development corporations. Crescent does not currently own or operate any hospital or medical properties such as the Purchased Facilities. Crescent, directly or through its subsidiaries, has completed over $1.5 billion of real estate investments since CEI's initial public offering in 1994. The principal executive office of Crescent is 777 Main Street, Suite 2100, Fort Worth, Texas 76102, telephone number (817) 887-0477.

COI

    COI is a Delaware corporation that will be spun off by CEI to its stockholders before the Closing. After the Closing, COI will own 50% of CBHS. COI and Crescent have agreed that Crescent will have a right to participate in the real estate component of all investment opportunities generated by COI and that COI will have a right to be the lessee of all hotel and any similar properties developed by Crescent that must be leased to preserve CEI's status as a REIT. COI initially will have the same officers as Crescent. The principal executive office of COI will be located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, telephone number (817) 887-0477.

CBHS

    CBHS will be a Delaware limited liability company initially owned equally by Magellan and COI, which will be created to effect the Crescent Transactions. CBHS initially will have no operations except those contemplated by the Crescent Transactions. The principal executive office of CBHS is located at 3414 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, telephone number (404) 814-0800.

OPINION OF FINANCIAL ADVISOR

    On January 29, 1997, Dean Witter delivered its opinion to the Board to the effect that, subject to certain matters to be stated in its opinion, the consideration to be received in the Crescent Transactions was fair, from a financial point of view, to the Company.

    THE FULL TEXT OF THE OPINION OF DEAN WITTER DATED JANUARY 29, 1997, IS ATTACHED AS APPENDIX I AND IS INCORPORATED BY REFERENCE HEREIN. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE FACTORS CONSIDERED AND ASSUMPTIONS MADE BY DEAN WITTER IN RENDERING ITS OPINION.

    DEAN WITTER'S OPINION IS DIRECTED TO THE BOARD ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO STOCKHOLDERS AS TO HOW SUCH STOCKHOLDERS SHOULD VOTE ON THE CRESCENT TRANSACTIONS AT THE ANNUAL MEETING. IN ADDITION, DEAN WITTER WAS NOT REQUESTED TO OPINE AS TO, AND ITS OPINION DOES NOT ADDRESS, THE UNDERLYING BUSINESS DECISION OF THE BOARD TO PROCEED WITH OR TO EFFECT THE CRESCENT TRANSACTIONS.

    In arriving at its opinion, Dean Witter, among other things, (i) reviewed executed copies of the Crescent Transaction Documents; (ii) reviewed the Annual Reports on Form 10-K and related publicly available financial information of the Company for the three most recent fiscal years ended September 30, 1996, the Quarterly Reports on Form 10-Q and related publicly available financial information of the Company for the three most recent quarterly fiscal periods ended June 30, 1996, the Company's Proxy Statement, dated January 25, 1996, the Company's Current Reports on Form 8-K filed from September 30, 1993 through January 28, 1997, and certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of the Company; (iii) reviewed the Annual Reports on Form 10-K and related publicly available financial information of CEI for the three most recent fiscal years ended December 31, 1995, the Quarterly Reports on Form 10-Q and related publicly available financial information of CEI for the three most recent quarterly fiscal periods ended September 30, 1996, CEI's definitive Proxy Statement, dated May 20, 1996, the Prospectus, dated June 18, 1996, and the Prospectus Supplement dated September 27, 1996, relating to CEI's most recent common stock offering, CEI's Current Reports on Form 8-K filed since August 2, 1994 through January 28, 1997, and certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of CEI; (iv) reviewed income statement, balance sheet and cash flow forecasts of the Company and its constituent businesses for the fiscal years ended September 30, 1997 and 1998 as furnished to Dean Witter by the Company; (v) conducted discussions with members of senior management of the Company concerning the past and current business, operations, assets, present financial condition and future prospects of the Company and CBHS; (vi) reviewed the historical reported market prices and trading activity for the publicly traded securities of the Company and CEI;
(vii) compared certain financial information, operating statistics and market trading information relating to Magellan and CEI with published financial information, operating statistics and market trading information relating to selected public companies that Dean Witter deemed to be reasonably similar to Magellan and CEI, respectively; (viii) compared the financial terms of the Crescent Transactions and the Crescent Transaction Documents with the financial terms, to the extent publicly available, of selected other recent transactions that Dean Witter deemed to be relevant; and (ix) reviewed such other information and financial studies and analyses and performed such other investigations and took into account such other matters as Dean Witter deemed necessary including Dean Witter's assessment of general economic, market, and monetary conditions.

    In preparing its opinion, Dean Witter assumed and relied upon the accuracy and completeness of all financial and other information supplied to it by the Company or that was publicly available and did not independently verify such information. Dean Witter also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts of the Company (and the assumptions and bases thereof) provided to it or prepared on the basis of information and assumptions furnished to it, and with the Board's consent, assumed that such forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of such management as to the future operating performance of the Company. Dean Witter was not requested to make, and Dean Witter did not make, an independent appraisal or evaluation of assets, properties, facilities or liabilities of the Company and it was not furnished with any such appraisal or evaluation. In addition, the financial and other terms of the Crescent Transactions were negotiated with Crescent by senior management of the Company. Dean Witter assumed such negotiations took place at arm's-length and in form and substance as related to Dean Witter by the Company. Dean Witter did not, and was not requested by the Company to, participate with respect to such negotiations. In addition, Dean Witter was not authorized to solicit, and did not solicit, indications of interest from third parties with respect to alternative transactions to the Crescent Transactions, including any sale of Charter.

    Dean Witter's opinion was necessarily based upon prevailing market conditions and other circumstances and conditions as they existed and could be evaluated as of the date of the opinion.

    In connection with advising the Board on January 29, 1997 and in preparing its written and oral presentations to the Board, Dean Witter performed a variety of financial and comparative analyses. The material analyses presented by Dean Witter to the Board at the time are summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Dean Witter did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Dean Witter believes that its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Dean Witter made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's and Dean Witter's control. Any estimates contained in Dean Witter's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which companies or their securities may be sold in the future and such estimates are inherently subject to uncertainty.

    1. CONSIDERATION VALUATION. Dean Witter analyzed the net value of the consideration the Company is to receive in the Crescent Transactions, which consists of (a) the sum of (i) the cash payment of $400 million to be received from Crescent (including, to the extent assumed by Crescent, the value of any debt assumed by Crescent) and (ii) the value of Magellan's equity interest in CBHS LESS (b) the value of the Crescent Warrants and (c) taking into consideration the value attributable to the Retained Franchise Assets.

    VALUATION OF THE RETAINED FRANCHISE ASSETS. Using a discounted cash flow analysis, Dean Witter valued the Retained Franchise Assets under three operating scenarios, which differed on the basis of the projected volume of hospital acquisitions by CBHS. Dean Witter estimated (based on a discount rate of between 17.5% and 12.5%) the Franchise Fee EBITDA to be from between $255.0 million to $359.0 million under the Base Case, between $282.4 million to $401.3 million under the Increased Acquisition Scenario and between $252.3 million and $355.3 million under the Decreased Acquisition Scenario.

    Dean Witter also analyzed the effect that the possible subordination of the Franchise Payments to the lease payments would have on the valuation of the Base Case Franchise Fee EBITDA. In doing so, Dean Witter assigned increasing discount rates to the Franchise Fee EBITDA, reflecting the risk attributable to the certainty of the cash flows to be received in connection with the Franchise Agreements. For purposes of this analysis, Dean Witter discounted the after-tax Franchise Fee EBITDA associated with the first three percent of CBHS' total revenues (the Base Franchise Fee EBITDA) by ten percent. Under one scenario, Dean Witter then discounted the remaining Franchise Fee EBITDA by 18% (with the higher discount rate utilized to give effect to the possible subordination of the after-tax franchise fee contribution) which resulted in a discounted present value, when added to the Base Franchise Fee EBITDA, of $339.8 million. Under a second scenario, Dean Witter discounted the last $25 million of Franchise Fee EBITDA to be received in each year by 33% and the remainder (not including the Base Franchise Fee EBITDA which was discounted at 10%) by 12.5%, which, when added to the Base Franchise Fee EBITDA, resulted in a discounted present value of $326.1 million.

    Dean Witter did not value the potential incremental future value of additional revenues that may be generated by the Company's ability to enter into franchise relationships with other potential franchisees, but took into account solely the value associated with the franchise relationship with CBHS.

    VALUATION OF CBHS. Using a discounted cash flow analysis, Dean Witter estimated the present value of the future cash flows that CBHS is projected to produce over a five-year period, if CBHS were to perform in accordance with the Company's management projections. Dean Witter estimated the terminal values of the CBHS equity interest at the end of a five-year period using terminal multiples of 2001 EBITDA ranging from 4.0x to 8.0x and discounted such terminal values back to present values at different discount rates ranging from 12.50% to 17.50% based upon a consideration of a number of factors, including cost of capital, required rates of return to investors and risks attributable to uncertainty of the projected cash flow. Based on such analyses, the discounted present value of the sale value for 100% of CBHS based on discounted cash flows ranged from $13.0 million to $50.2 million.

    VALUATION OF THE WARRANTS. Using the Black-Scholes method of option valuation, Dean Witter valued the individual Warrants and estimated the cumulative value of the Warrants to be in the range of $22.21 million to $24.75 million. Among the assumptions incorporated into the Black-Scholes method by Dean Witter for its calculations were the estimated value of the underlying shares, the warrant exercise price, the duration of the Warrants, and the volatility of the underlying shares. Dean Witter also reviewed the terms of the Warrant Purchase Agreement to determine the effect such agreement had on the value of the Warrants.

    Based on the above valuation ranges, Dean Witter calculated the total value of the consideration to be received by the Company in the Crescent Transactions (that is, the cash payment ($400 million) PLUS the value of the CBHS Interest MINUS the value of the Warrants and taking into account the value attributable to the Retained Franchise Assets) to be between $790.0 million to $665.0 million. Based on a projected fiscal year 1997 adjusted EBITDA of $132.7 million minus corporate overhead expenses attributable to Charter, Dean Witter calculated a range of implied multiples of 1997 EBITDA to the aggregate consideration to be received by the Company in the Crescent Transactions of between 6.0x to 5.0x.

    2. ANALYSIS OF COMPARABLE TRANSACTIONS. Dean Witter analyzed certain recent asset sales involving psychiatric services providers, focusing particularly upon psychiatric hospital sales. There were a total of fifteen comparable transactions that Dean Witter analyzed since 1994. Such analysis indicates the ratio of aggregate price to EBITDA for the publicly reported LTM for these transactions ranged from 2.38x to 9.24x with a mean of 5.61x and an adjusted mean of 5.54x (adjusted by excluding the high and low figures). Based on its review of the foregoing range of multiples, its consideration of Magellan's and Charter's financial and operating characteristics and the relevance of the foregoing range in light of such characteristics, as well as its experience in the health care industry, Dean Witter identified the four transactions which Dean Witter deemed to be the most comparable transactions to the Crescent Transactions consisting of Behavioral Healthcare Corporation's acquisition of certain psychiatric facilities from Community Psychiatric Centers, Behavioral Healthcare Corporation's acquisition of certain psychiatric facilities from Mental Health Management, the Company's acquisition of certain psychiatric hospitals from National Medical Enterprises and an acquisition of psychiatric facilities involving solely private companies, which transactions included the three most recent transactions. For these four transactions the price to LTM EBITDA ratios ranged from 3.90x to 5.58x with a mean of 5.01x. Applying these multiple results in an implied valuation range of the EBITDA being transferred in the Crescent Transactions (based upon 1996 EBITDA of $133.4 million) of between $520.3 million and $744.4 million, with a mean of $664.8 million, compared with the valuation range established by analysis of the consideration itself of $665 million to $790.0 million. Dean Witter observed that applying these multiples to fiscal year 1996 EBITDA for Charter would result in a range of values comparable to the valuation range of the aggregate consideration to be received by the Company.

    No company or transaction used as a comparison in the above analysis is identical to the Company or the Crescent Transactions, respectively. Accordingly, analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning the difference in financial and operating characteristics and terms and structure of the Company and the Crescent Transactions, respectively, and other factors that could affect the public trading values of the companies to which the Company was compared.

    3. PRO FORMA ACCRETION/DILUTION ANALYSIS. Dean Witter developed a pro forma analysis of the restructured company reflecting the effects of the Crescent Transactions. This analysis assumed (i) that the Crescent Transactions were consummated on October 1, 1996, (ii) a rate of return on the net cash proceeds to be received by the Company from the Crescent Transactions of 10% and
(iii) an immediate redeployment of such net cash proceeds. On the basis of such analysis, Dean Witter observed that the Crescent Transactions, on a pro forma basis, would be accretive by 5.7% and 3.2% in fiscal 1997 and 1998, respectively, and dilutive by 0.8% in fiscal 1999.

    Dean Witter is a recognized investment banking firm with substantial experience in transactions similar to the Crescent Transactions and is familiar with the Company and its businesses. As part of its investment banking business, Dean Witter is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. The Board selected Dean Witter because of its expertise, reputation and familiarity with the psychiatric services industry.

    As compensation for its financial advisory services in connection with the Crescent Transactions, Dean Witter will receive a fee of approximately $3.0 million from the Company upon the Closing. Dean Witter received a fee of $500,000 upon delivery of its opinion, which will be credited against the $3.0 million fee described above. Whether or not the Crescent Transactions are consummated, the Company has agreed to reimburse Dean Witter for travel and out-of-pocket expenses incurred by Dean Witter, including the reasonable fees and disbursements of counsel. The Company has also agreed to indemnify Dean Witter and certain related persons against certain liabilities to which Dean Witter may become subject as a result of its engagement, including liabilities under the federal securities laws.

    Dean Witter regularly publishes research reports regarding the psychiatric services industry and the REIT industry and has previously published research regarding the Company and CEI. Dean Witter has in the past provided financial advisory and financing services to the Company and CEI (acting as a co-manager for CEI public offerings) and has received customary fees. In the ordinary course of its business, Dean Witter trades Common Stock and common stock of CEI for its own account and for the account of its customers and may at any time hold a long or short position in such securities.

INTERESTED PARTIES

    Richard E. Rainwater and certain of his affiliates and associates have a significant interest in Crescent and the Company. Set forth below is a summary of the interests of such persons.

    CRESCENT. Crescent is the operating partnership of CEI. The officers of CEI include Richard E. Rainwater, Chairman of the Board of Directors, John C. Goff, Vice Chairman, and Gerald W. Haddock, President and Chief Executive Officer. The sole general partner of Crescent is Crescent GP, which is a wholly-owned subsidiary of CEI. Mr. Haddock is the sole director of Crescent GP. The persons who are executive officers of CEI hold the same offices in Crescent GP, except that Messrs. Rainwater and Goff are not directors or officers of Crescent GP. Messrs. Rainwater, Goff and Haddock own beneficially 12.9%, 2.1% and 1.6% of Crescent, respectively, which interests consist of common stock in CEI (including common stock of CEI that may be acquired pursuant to the exercise of options) and units of ownership in Crescent. Following the Crescent Transactions, Mr. Goff will become Chairman of CBHS. Mr. Rainwater is an affiliate of Crescent, Crescent GP and CEI.

    RAINWATER-MAGELLAN HOLDINGS, L.P. A total of 4,000,000 shares of Common Stock and warrants for an additional 2,000,000 shares of Common Stock were acquired by Rainwater-Magellan from the Company in the Private Placement. Following consummation of the Private Placement, Rainwater-Magellan redeemed the limited partnership interests held by Messrs. Haddock and Goff and Goff Family, L.P.

    Rainwater-Magellan owns 3,885,832 shares of Common Stock and holds a portion of the Rainwater-Magellan Warrant, which gives Rainwater-Magellan the right to purchase an additional 1,942,996 shares of Common Stock. Rainwater, Inc. is the sole general partner of Rainwater-Magellan. Richard E. Rainwater is the sole stockholder and a director of Rainwater, Inc. Mr. Rainwater has sole voting and dispositive power over the shares of Common Stock owned by Rainwater-Magellan and the shares of Common Stock underlying the Rainwater-Magellan Warrant. As a result of such relationships, Mr. Rainwater is deemed to be the beneficial owner of the shares of Common Stock held by Rainwater-Magellan, including the shares of Common Stock which can be purchased under the Rainwater-Magellan Warrant.

    Mr. Rainwater owns beneficially approximately 62.8% of Rainwater-Magellan. Mr. Rainwater's three children own beneficially an additional 4.8% of Rainwater-Magellan through a limited partnership of which Mr. Rainwater is general partner and an additional 1.2% each through trusts which are managed by an unaffiliated trustee.

    Mr. Haddock owns 57,084 shares of Common Stock and a portion of the Rainwater-Magellan Warrant which gives Mr. Haddock the right to purchase an additional 28,542 shares of Common Stock.

    Mr. Goff and Goff Family, L.P. own, respectively, 51,376 and 5,708 shares of Common Stock and portions of the Rainwater-Magellan Warrant which gives Mr. Goff and Goff Family, L.P., respectively, the right to purchase an additional 25,688 and 2,854 shares of Common Stock. Goff Capital, Inc. is the sole general partner of Goff Family, L.P. Mr. Goff and his spouse own 100% of the capital stock of Goff Capital, Inc. Mr. Goff has sole voting and dispositive power over the shares of Common Stock owned by Goff Family, L.P. and the shares of Common Stock underlying Rainwater-Magellan Warrant owned by Goff Family L.P. As a result of such relationships, Mr. Goff is deemed to be the beneficial owner of such shares of Common Stock and shares of Common Stock underlying the Rainwater-Magellan Warrant.

    The Rainwater-Magellan Warrant entitles the holders to purchase in the aggregate, at any time prior to its January 25, 2000 expiration date, up to 2,000,000 shares of Common Stock at a purchase price of $26.15 per share. The Private Placement Agreements provide, among other things, for the adjustment of the number of shares of Common Stock that can be purchased under the Rainwater-Magellan Warrant and the purchase price, respectively, for certain dilutive events, for registration rights for the shares of Common Stock owned by Rainwater-Magellan, including those underlying the Rainwater-Magellan Warrant (which registration rights, as mentioned below, have been exercised), and for a variety of other customary provisions, including, without limitation, certain restrictions on Rainwater-Magellan's private sale of such shares, certain preemptive rights of Rainwater-Magellan to acquire additional securities issued by the Company for cash in a private placement transaction (which have been waived to the extent they may apply to the Crescent Transactions), and standstill covenants restricting the purchase of additional shares of Common Stock by Rainwater-Magellan and its affiliates in certain circumstances.

    Darla D. Moore, a director of the Company, is the spouse of Richard E. Rainwater. Under the terms of the Private Placement Agreements, Rainwater-Magellan has the right to designate a nominee acceptable to the Company for election as a director of the Company for so long as the Rainwater Group continues to own beneficially a specified minimum number of shares of Common Stock. Rainwater-Magellan proposed Ms. Moore as its nominee for director, and Ms. Moore was elected a director by the Board in February 1996. Because of her relationship to Mr. Rainwater and the Rainwater Group, Ms. Moore has not participated in any Board action taken with respect to the proposed Crescent Transactions.

    As of March 31, 1997, Rainwater-Magellan beneficially owned 5,828,828 shares of Common Stock (including the 1,942,996 shares which can be purchased under the Rainwater-Magellan Warrant), which represented in the aggregate 19.0% of the Common Stock.

    Under the terms of the Private Placement Agreements, the Company agreed (i) to pay a transaction fee of $150,000; (ii) to reimburse certain expenses of Rainwater, Inc. in connection with the Private Placement; (iii) to pay the Rainwater Group an annual monitoring fee of $75,000 commencing on March 31, 1996; and (iv) to reimburse the Rainwater Group for reasonable fees and expenses (up to a maximum of $25,000 annually) incurred in connection with its ownership of the Common Stock and the Rainwater-Magellan Warrant. The Company also agreed under the Private Placement Agreements to reimburse the Rainwater Group in the future for one additional filing under the HSR Act if an HSR Act filing is required in connection with an exercise of the Rainwater-Magellan Warrant.

    Rainwater-Magellan purchased the Common Stock and the Rainwater-Magellan Warrant on January 25, 1996. From that date through December 31, 1996, the Company paid to the Rainwater Group under the Private Placement Agreements an aggregate of $306,344, consisting of a transaction fee of $150,000, expense reimbursement in connection with the Private Placement of $86,156, and monitoring fees and expenses of $70,188. Excluded from these amounts are directors' fees and expense reimbursement paid to Ms. Moore in her capacity as a director of the Company. The Company also incurred costs of approximately $55,000 in connection with its registration of the Shares and expects to incur approximately $40,000 in costs to register the shares of Common Stock underlying the Rainwater-Magellan Warrant.

    E. MAC CRAWFORD. Under the Company's Employment Agreement with Mr. Crawford, Mr. Crawford will be paid a contract bonus in the amount of $2.475 million if the Crescent Transactions are closed. In addition, Mr. Crawford has received a grant under the 1997 Plan, subject to stockholder approval, for the purchase of 750,000 shares of Common Stock. Under the terms of Mr. Crawford's employment agreement with the Company, if stockholders do not approve the 1997 Plan, Mr. Crawford will be entitled to resign (at any time until the expiration of the Employment Agreement on February 28, 2000) and receive, in addition to accrued salary and bonus, a payment in the amount of $4.125 million (subject to a gross-up for certain excise taxes). See "Compensation Committee Report on Executive Compensation--Employment Agreements and Change of Control Provisions."

    CERTAIN EMPLOYEES. Each of the Named Executive Officers and certain other officers and key employees of the Company and its subsidiaries have been awarded options under the 1996 Stock Option Plan. The 1996 Plan provides that the options granted thereunder vest and become exercisable over four years from the date of grant, except that upon the occurrence of certain events the options immediately vest and become fully exercisable. One such event is the "sale, lease, transfer or other disposition . . . of all or substantially all" of the Company's assets. Based upon a review of relevant Delaware case law, the Company believes that substantial uncertainty exists regarding whether the Crescent Transactions constitute a "sale . . . of all or substantially all" of the Company's assets. Accordingly, the Board has determined to treat the Closing as such an event in order to eliminate the risk of a dispute. Therefore, a total of 1,210,375 options will vest under the 1996 Plan immediately as a result of the Closing. The persons who hold options that will immediately vest as a result of the Closing and the number of such options held by such persons are as follows:
Messrs. Crawford (225,000 options); McKnight (68,750 options); Davis (130,000 options); Harbin (75,000 options) and all others (711,625 options). See "Compensation Committee Report on Executive Compensation--Employment Agreements and Change of Control Provisions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax consequences to the Company and United States stockholders of the consummation of the Crescent Transactions. The general discussion below sets forth the material federal income tax consequences to the Company on a consolidated basis of the Crescent Transactions assuming the IRS respects the Crescent Transactions, including the allocation of the total consideration to be received by the Company as a result of the Crescent Transactions. As in any transaction, there exists some risk that the IRS will successfully recharacterize or reallocate certain items of income, deduction, gain, or loss realized with respect to the Crescent Transactions. In addition to the discussion contained below, the consummation of the Crescent Transactions may result in a variety of state, local or foreign income, franchise, transfer or other taxes. This discussion is applicable only to those stockholders who are citizens or residents of the United States for United States tax purposes and to domestic corporations. This discussion is not applicable to Common Stock acquired as compensation, including shares acquired upon the exercise of options, shares acquired pursuant to restricted stock agreements with the Company, or shares held under the Company's employee benefit plans. The Company will not request a private letter ruling from the IRS with regard to any matters discussed in this section or any other matters pertaining to the Crescent Transactions.

    The following discussion is based upon the provisions of the Code in effect as of the date hereof, Treasury Regulations, reported judicial decisions and current published administrative rulings and procedures. It is impossible to predict how subsequent developments in tax legislation, case law, Treasury Regulations or administrative interpretations may affect taxation of the Crescent Transactions, the Company or its stockholders. Consequently, it is emphasized that no assurance can be given that additional legislative, judicial or administrative changes will not be forthcoming that would modify any portion of the following discussion, nor is there any assurance that the tax consequences to the Company and its stockholders will continue as herein described. Furthermore, because certain of the tax consequences discussed below will be directly or indirectly dependent upon facts and circumstances not currently known, it is also emphasized that no assurance can be given that the issues discussed below will not be challenged by the IRS or, if so challenged, will be decided favorably to the Company, or that the actual federal income tax consequences to the various parties will be as discussed below.

    EFFECT ON THE COMPANY'S UNITED STATES STOCKHOLDERS. Because the Crescent Transactions do not involve the sale or exchange of Common Stock, or the distribution of cash or property, United States stockholders of the Company will not realize any federal income tax consequences resulting from the Crescent Transactions.

    EFFECT OF SALE OF ASSETS TO CRESCENT. The sale of the Purchased Facilities held, directly or indirectly, by the Company will be treated as taxable dispositions by its subsidiaries of the assets thereof. The Company expects to recognize an aggregate net gain for federal income tax purposes. Gain will be recognized equal to the excess of the amount realized (which includes liabilities assumed by Crescent and property subject to liabilities) for the asset over the Company's adjusted tax basis in such asset immediately prior to the sale. Loss will be recognized equal to the excess of the Company's adjusted tax basis in such asset over the amount realized (which includes liabilities assumed by Crescent and property subject to liabilities) for the asset immediately prior to the sale, assuming the related party loss rules do not apply to the Crescent Transactions. The related party loss rules prohibit or defer the deduction of losses on the sale or exchange of property if the transaction is directly or indirectly between related parties which include (i) two corporations that are members of the same controlled group or (ii) a corporation and a partnership if the same persons own more than fifty percent in value of the outstanding stock of the corporation, and more than fifty percent of the capital or profit interest in the partnership. The Company does not anticipate that the related party loss rules will prohibit or defer any deduction of losses on the Crescent Transactions.

    TRANSFER OF PROPERTY TO CBHS. CBHS will be taxed as a partnership for federal income tax purposes. Generally, no gain or loss is recognized by a partnership or its partners as a result of a contribution of property in exchange for an interest in the partnership. However, gain may be recognized if liabilities of the contributing partners are assumed or the contributed property is taken subject to liabilities. In addition, gain will be recognized if the contribution is, in whole or in part, deemed to be a sale. The Company anticipates that no gain or loss will be recognized by the Company or CBHS upon the transfer of property and intangible rights held, directly or indirectly, by Charter or its subsidiaries to CBHS, in exchange for the CBHS Interest. The Company anticipates that it will recognize taxable gain on the sale of certain tangible personal property to CBHS.

    The basis of each item of property and intangible rights transferred by Charter or its subsidiaries to CBHS differs from its value. The Code requires that income, gain, loss and deductions with respect to such contributed property be allocated among the members of CBHS so as to take account of the variation between the basis of the property to CBHS and its fair market value at the time of contribution. Thus, the economic consequences to the members of CBHS should be unaffected by the fact that the tax basis of the contributed property differs from its fair market value, although the tax consequences relating to such difference will be allocated, to the extent possible, to the contributing members of such property to CBHS.

    FRANCHISE AGREEMENT. The Company will recognize ordinary income for the Franchise Fees payable pursuant to the Master Franchise Agreement.

    WARRANTS. No tax gain or loss will be realized by the Company upon the issuance of Warrants to Crescent.

    NET OPERATING LOSS CARRYFORWARDS. See "Crescent Transactions--Risk Factors, Net Operating Loss Carryforwards."

ACCOUNTING TREATMENT

    The Crescent Transactions will result in (i) a sale of assets by the Company to Crescent, (ii) the deconsolidation of the net assets and results of operations of Charter from the financial statements of the Company, (iii) the contribution of certain assets to CBHS and the assumption of certain liabilities by CBHS in exchange for the CBHS Interest and (iv) a sale by the Company of certain assets relating to its information services subsidiary to CBHS. Any loss recognized by the Company as a result of the Crescent Transactions will be included in the Company's consolidated financial statements as part of continuing operations for the period during which the Crescent Transactions are consummated. Any portion of the loss incurred by the Company relating to the early extinguishment of debt, including any Notes tendered, will be classified as extraordinary items for financial reporting purposes. The Company's investment in CBHS will be accounted for under the equity method of accounting.

    THE FOLLOWING SUMMARIES OF THE CRESCENT TRANSACTION DOCUMENTS ARE QUALIFIED IN THEIR ENTIRETIES BY THE COMPLETE TEXT OF THE CRESCENT TRANSACTION DOCUMENTS, WHICH HAVE BEEN FILED AS EXHIBITS 2(A)-(C), 4(A) AND 99(B)-(H) TO THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED WITH THE SEC ON APRIL 23, 1997 AND ARE INCORPORATED HEREIN BY REFERENCE.

CRESCENT PURCHASE AGREEMENT

    ASSETS TO BE SOLD. Magellan will sell to Crescent the Purchased Facilities and the fixtures, furniture and equipment owned by Charter and used in the Facilities. The Purchased Facilities include 83 behavioral healthcare facilities and related medical office buildings. Crescent will also purchase related furniture, fixtures and equipment and transferable licenses and permits related to ownership, use and leasing of real property. Crescent also has the right to purchase any hospitals acquired by the Company after December 26, 1996 and prior to the Closing, subject to approval by Crescent following a reasonable opportunity for due diligence. Crescent will not purchase any facilities (or the fixtures, furniture and equipment related thereto) that are leased, operated by joint ventures, closed before December 26, 1996, or located outside the United States. The assets acquired by Crescent pursuant to the Crescent Purchase Agreement will be leased to CBHS pursuant to the Facilities Lease.

    PURCHASE PRICE. Crescent will pay a total cash purchase price of $395 million as consideration, including consideration for the Warrants, increased by the amount paid by the Company for any hospital that it acquires after the date of the Crescent Purchase Agreement and prior to the Closing that Crescent elects to acquire. The purchase price will be payable in cash at the Closing.

    REPRESENTATIONS AND WARRANTIES. The Company makes several representations and warranties to Crescent in the Crescent Purchase Agreement, including among others, representations as to: (i) the Company's corporate status and good standing, and the power and authority of the Company and of each of its subsidiaries that owns a Purchased Facility; (ii) required consents, approvals and authorizations; (iii) title to the Purchased Facilities; (iv) pending or threatened litigation, ongoing investigations, condemnation, bankruptcy or similar proceedings; (v) the absence of violations of or defaults under material agreements; (vi) compliance with laws; (vii) possession of required licenses, permits, compliance with Medicare and Medicaid participation requirements, Social Security Act eligibility and compliance with accreditation survey requirements; (viii) absence of material structural, mechanical or other defects in the Purchased Facilities; (ix) absence of material adverse changes; (x) absence of material known defects, structural or otherwise; (xi) accuracy of reports filed by the Company; (xii) absence of special assessments; (xiii) cost to complete the Philadelphia Purchased Facility; (xiv) neither the Company, nor its subsidiaries owning the Purchased Facilities, constituting foreign persons, trusts or corporations under the United States Foreign Investment and Real Property Tax Act of 1980; (xv) compliance with tax and environmental laws; (xvi) casualty and liability insurance coverage; (xvii) the Company's ownership of its subsidiaries holding the Purchased Facilities; and (xviii) ownership of facilities other than the Purchased Facilities.

    The Company also makes several representations and warranties, which expire at the Closing including, among others, representations as to: (i) insurance relating to the Facilities; (ii) litigation; (iii) licenses, accreditation and third party payors; (iv) the ability of CBHS to operate the Facilities after the Closing; (v) material contracts; (vi) Magellan not owning any hospitals other than the Purchased Facilities; (vii) maintenance and accuracy of financial statements that relate to the Facilities; (viii) absence of material adverse changes; (ix) accuracy of reports filed by Magellan with the SEC; and (x) compliance with federal healthcare laws.

    COVENANTS AND CONDITIONS. The Crescent Purchase Agreement contains covenants of the Company relating to actions to be taken prior to the Closing which, among other things, require the Company to: (i) continue to operate the Purchased Facilities in the ordinary course consistent with past practices; (ii) maintain the Purchased Facilities in good condition and repair; (iii) except as permitted by the Crescent Purchase Agreement, obtain Crescent's approval to enter into new, or modify existing, contracts, permits and leases; (iv) advise Crescent of any litigation which involves claims alleging damages in excess of $1 million, arbitration, investigation or other proceeding or administrative hearing affecting any of the Purchased Facilities or the operation thereof; (v) advise Crescent of any notice from any governmental authority with respect to certain alleged violations of law; (vi) notify Crescent of any notice received by the Company of any material change in the Purchased Facilities or any material adverse changes in the operations related thereto or in the financial condition of the Company; (vii) obtain Crescent consent to encumber the Purchased Facilities or make certain commitments binding upon Crescent as owner of the Purchased Facilities; (viii) not transfer or dispose of personal property, other than in the ordinary course of business; (ix) maintain insurance related to the Purchased Facilities; (x) pay in a timely fashion all taxes and other public charges relating to the Purchased Facilities and notify Crescent of any special assessments or increases in valuation respecting the Purchased Facilities; (xi) perform all material obligations under leases respecting the Purchased Facilities; (xii) assist Crescent in obtaining all permits and licenses necessary to own, hold and lease the Purchased Facilities; (xiii) promptly file and diligently prosecute all applications or notices and requests for consents, approvals and authorizations reasonably considered necessary or appropriate for consummation of the Crescent Transactions and the transfer to CBHS of all permits required for the continued operation by CBHS of the business currently conducted at the Purchased Facilities; (xiv) provide to Crescent such unaudited financial statements as may be prepared by the Company or audited financial statements necessary to satisfy Crescent's obligations under federal securities laws; (xv) file documents required under the HSR Act; (xvi) obtain the approval of the Company's stockholders to the Crescent Transactions and related matters; (xvii) continue construction of the Philadelphia Purchased Facility at the Company's expense (not exceeding $11.0 million); (xviii) obtain any new credit facility required to satisfy the Company's obligations under its existing financing arrangements and arising out of the transactions contemplated by the Crescent Purchase Agreement, or obtain a loan commitment reasonably satisfactory to Crescent; and (xix) exercise commercially reasonable best efforts to satisfy all conditions precedent to the Closing that are the Company's responsibility to satisfy. The Company is also prohibited from taking certain actions prior to the Closing including amending existing contracts and permits relating to the Purchased Facilities in any material respect, amending or terminating material leases related to the Purchased Facilities, allowing any material alterations of the Purchased Facilities, encumbering the Purchased Facilities in any way, disposing of personal property related to the Purchased Facilities except for use and consumption of inventory and supplies and the replacement of equipment in the ordinary course of business and entering into contracts or making commitments that could be binding on Crescent.

    The obligations of the Company to consummate the Crescent Transactions are subject to, among other things, the following conditions: (i) performance in all material respects by Crescent of its covenants under the Crescent Purchase Agreement; (ii) the truth in all material respects of Crescent's representations and warranties under the Crescent Purchase Agreement; (iii) absence of material regulatory or contractual impediments and governmental proceedings respecting the operation of the Purchased Facilities; (iv) absence of any withdrawal of the Company's "fairness" opinion from its investment bankers;

(v) closing by the Company of a new credit facility; (vi) execution of the Crescent Transaction Documents by all necessary parties thereto; (vii) the receipt of all necessary approvals and other material consents, regulatory and other approvals, licenses and permits; (viii) approval by the stockholders of the Company; (ix) compliance with all federal and state laws applicable to the execution of the Master Franchise Agreement; (x) receipt of opinions of counsel to Crescent; (xi) satisfaction of all closing conditions in the Crescent Transaction Documents; (xii) consummation of all the Transactions and formation of COI and distribution of the Common Stock of COI to the stockholders of CEI. If CEI fails to form and spin-out COI because the rent to be received by CEI would likely not constitute "rents from real property" or if such formation and distribution would likely expose the Purchaser to a tax exceeding $10 million under Section 857(b)(5) of the Code, and delivers to the Company an opinion of counsel to such effect CEI shall not be deemed to have breached the Crescent Purchase Agreement.

    The Crescent Purchase Agreement contains additional covenants of the Company relating to actions to be taken prior to the Closing including, among other things: (i) to conduct the business, operations and practices of the Facilities only in the ordinary course of business consistent with past practice; (ii) to use its commercially reasonable best efforts to preserve the business organizations of the Facilities intact and preserve for CBHS the good will of suppliers, customers and others; (iii) to cooperate in all reasonable respects in CBHS' applications for licenses, permits and governmental approvals and (iv) to use its commercially reasonable best efforts to cause the conditions precedent to the consummation of the Crescent Transactions to be satisfied.

    The Company covenants to maintain reserves of Plymouth that are reasonably actuarially adequate to cover insurance risks. The Company also covenants that it will not directly or indirectly induce or attempt to influence any key employee of Crescent to leave such employee's position except as mutually agreed by Crescent and the Company.

    Prior to the Closing, the Company, in its capacity as a joint venturer, will cause its subsidiaries which are joint venturers in a joint venture owning or operating a domestic hospital to enter into a services agreement with CBHS for each hospital owned or operated by a joint venture, pursuant to which CBHS will perform, to the extent possible, all of the Company's obligations under the joint venture agreement in exchange for the payment to CBHS by the Company of all distributions and fees paid to the Company by or on behalf of the joint venture. The services agreement will continue in effect until termination of the Facilities Lease.

    The obligations of Crescent under the Crescent Purchase Agreement are subject to the satisfaction at or before the Closing of various conditions including, among others, (i) the performance in all material respects by the Company and its subsidiaries of all obligations contained in the Crescent Purchase Agreement and the truth in all material respects of all representations and warranties of the Company and its subsidiaries contained in the Crescent Purchase Agreement; (ii) satisfactory status of title to the Purchased Facilities and the issuance of satisfactory title policies; (iii) absence of material adverse changes to, or deterioration of, the physical condition of the Purchased Facilities; (iv) absence of material adverse changes in the business or financial condition of the Company; (v) the transfer of all material permits, licenses and approvals; (vi) absence of material regulatory or contractual impediments and governmental proceedings respecting the operation of the Purchased Facilities; (vii) absence of any withdrawal of Crescent's "fairness" opinion from its investment bankers; (viii) execution of the Crescent Transaction Documents by all necessary parties thereto; (ix) the receipt of all necessary approvals and other material consents, regulatory and other approvals, licenses and permits; (x) approval by the stockholders of Crescent, if required;
(xi) termination of the HSR Act waiting period; (xii) compliance with all federal and state laws applicable to the execution of the Master Franchise Agreement; (xiii) receipt of opinions of counsel to the Company; (xiv) satisfaction of all closing conditions in the Crescent Transaction Documents; and (xv) consummation of all the Transactions.

    INDEMNIFICATION. The Company agrees to indemnify Crescent for pre-Closing debts, liabilities and obligations not expressly assumed by Crescent and breached representations, warranties and covenants. Crescent agrees to indemnify the Company against post-Closing debts, liabilities and obligations relating to the Purchased Facilities (following the assumption by Crescent of the operation of the Purchased Facilities) and breach of representations, warranties and covenants. Indemnification for debts, liabilities and obligations will survive until expiration of the applicable statutes of limitation and will not be subject to any cap or threshold limitations. Indemnification for breach of warranties and covenants will survive until expiration of the applicable statutes of limitation and will not be subject to limitation provided that (i) for a period of two years following the Closing, the breaching party will not be obligated to pay any amounts until the aggregate claims exceed $1 million, at which time the breaching party becomes obligated to pay all claims, and (ii) thereafter the breaching party will not be obligated to pay any amounts until the aggregate claims exceed $10 million, at which time the breaching party becomes obligated to pay all claims.

    TERMINATION. Either the Company or Crescent may (i) terminate or (ii) waive and close, in the event certain conditions to closing are not satisfied. The Company and Crescent remain liable to the other for all damages suffered by the other if the unsatisfied condition was due to its breach of any of its covenants, representations or warranties in the Crescent Purchase Agreement. The Company intends to recirculate proxy materials and resolicit its stockholders in the event material conditions to closing are waived by the Company.

CBHS CONTRIBUTION AGREEMENT

    At the Closing, the Company will enter into the CBHS Contribution Agreement.

    ASSETS TO BE CONTRIBUTED. The CBHS Contribution Agreement provides that the Company will cause to be contributed to CBHS (or a subsidiary thereof) in consideration for the CBHS Interest the following assets related to the Purchased Facilities and to certain leased facilities operated by subsidiaries of the Company: patient medical records; licenses and permits used in the operation of the Facilities, to the extent that such licenses and permits are transferable; leasehold interests, as lessee, in the Leased Facilities specified in the CBHS Contribution Agreement; leasehold interests as lessee in certain medical office buildings specified in the CBHS Contribution Agreement and certain other assets and contracts specified in the CBHS Contribution Agreement.

    The CBHS Contribution Agreement provides that Crescent will make an initial cash contribution to CBHS in the amount of $5 million.

    ASSETS TO BE SOLD. The Contribution Agreement provides that CBHS will purchase from subsidiaries of the Company (i) certain assets relating to the Company's information systems subsidiary for $5 million; and (ii) the following assets related to the Facilities and certain other facilities as such assets exist at the Closing: supplies and inventory, notes receivable, prepaid assets and expenses, lease deposits and utility deposits for $8 million, subject to a post-Closing adjustment. The post-Closing adjustment will be measured by comparing the net book value of the assets described above at the Closing to $8 million, which is the amount to be paid by CBHS to Magellan at the Closing. The post-Closing adjustment is expected to be finalized within six months of the Closing.

    EXCLUDED ASSETS.  The Company will not contribute the following assets to
CBHS: (i) the assets that will be sold to CBHS (as described above); (ii) capital stock of any subsidiary of the Company (except Charter Medical Executive Corporation) and corporate minute books, stock ledgers and records relating to the organization and capitalization of such subsidiaries; (iii) all rights, properties and assets used by the Company or any of its subsidiaries primarily in a business other than in the operation of the Facilities and the delivery of behavioral healthcare in connection therewith; (iv) all assets disposed of by the Company prior to the date of the CBHS Contribution Agreement or prior to the Closing in the ordinary course of business; (v) trademarks, trade names, corporate names and logos owned by the Company and any of its subsidiaries; (vi) all real estate, furniture, fixtures and equipment sold to Crescent pursuant to the Crescent Purchase Agreement; (vii) any deferred tax assets of a subsidiary of the Company at the Closing; (viii) protocols, and future improvements and modifications thereof; (ix) policy and procedure manuals, and future improvements thereof; (x) all cash, cash equivalents, short-term investments, marketable securities and accounts receivable; (xi) patient related software systems; (xii) TRIMS system; (xiii) purchasing/ordering systems; (xiv) accounting systems; (xv) the "1-800-CHARTER" call center system;
(xvi) intellectual property rights; (xvii) tax refunds, cost report adjustments and settlements relating to periods prior to the Closing; (xviii) disproportionate share payments and (xix) assets necessary for the provision of the services to be provided by the Company pursuant to the Master Franchise Agreement.

    LIABILITIES TO BE ASSUMED. The CBHS Contribution Agreement provides that CBHS will assume all debts, obligations, duties and liabilities relating to or arising out of the operation of the Facilities and business related thereto after the Closing, including obligations that require performance after the Closing, liabilities and obligations relating to the assets contributed to CBHS and liabilities relating to employee accrued vacation time and sick days.

    PURCHASE PRICE. The purchase price for the assets sold to CBHS by the Company is $13 million, subject to post-Closing adjustments, which is equal to the net book value of such assets, less the sum of the obligations assumed by CBHS pursuant to the CBHS Contribution Agreement. At the Closing, CBHS will pay to the Company cash in an amount equal to such purchase price.

    REPRESENTATIONS AND WARRANTIES. The Company makes several representations and warranties to Crescent in the CBHS Contribution Agreement, including among others, representations as to: (i) the corporate organization and status of the Company and its subsidiaries; (ii) corporate authorization and title; (iii) the execution and delivery of the CBHS Contribution Agreement not violating, or constituting a default under certificates of incorporation, by-laws, material contracts, provisions of law, statutes, rules or regulations, judgments or decrees except for immaterial violations or defaults; (iv) absence of litigation; (v) required consents, approvals, licenses; (vi) financial statements; and (vii) insurance matters. In addition, the Company will represent that, upon the Closing, CBHS will have all licenses, permits, approvals, accreditations and franchises and all assets and personnel necessary to conduct its operations in the same manner as the subsidiaries of the Company conducted such operations prior to closing except where the failure to do so would not have a material adverse effect. All representations and warranties will survive until the expiration of the applicable statute of limitations.

    The Company covenants to maintain reserves of Plymouth that are reasonably actuarially adequate to cover insurance risks.

    At the Closing, the Company will either (i) provide CBHS with bridge financing for a one-year term in the maximum amount of $55 million, secured by CBHS receivables, to fund CBHS' anticipated working capital needs during its first year of operation, including funding of CBHS' purchase of assets from the Company's subsidiaries pursuant to the CBHS Contribution Agreement in the amount of approximately $8 million (See "Crescent Transactions-Loan and Security Agreement"); or (ii) provide a guarantee, under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS has received a loan commitment from a group of commercial banks to provide a line of credit of up to $100 million pursuant to a 5-year revolving credit facility.

    CBHS agrees in the CBHS Contribution Agreement to pay to the Company all amounts actually received by CBHS in payment of receivables relating to the operation of the Purchased Facilities and related operations prior to the Closing for a fee payable by the Company equal to 5% of the collected receivables. Any receivables remaining uncollected 120 days after the Closing will be turned over to the Company at its request.

    The respective obligations of Crescent and the Company are subject to, among other things, the following conditions: (i) satisfaction of all conditions to closing in the Crescent Purchase Agreement;

(ii) execution of all Crescent Transaction Documents by all necessary parties thereto; (iii) the organization of CBHS; (iv) the formation of COI in the agreed manner and assumption by COI of all Crescent's rights and obligations; and (v) the accuracy of representations and warranties and compliance with covenants set forth in the CBHS Contribution Agreement.

    INDEMNIFICATION. The CBHS Contribution Agreement provides for indemnification (i) of CBHS by the Company for pre-Closing debts, liabilities and obligations not expressly assumed by CBHS (other than assumed liabilities that are covered by insurance) and breached representations, warranties and covenants and (ii) of the Company by CBHS for post-Closing debts, liabilities and obligations relating to the Facilities or liabilities assumed by CBHS. Provisions relating to survivorship of indemnity obligations, thresholds and limitations are comparable to those contained in the Crescent Purchase Agreement.

    TERMINATION. Each of the Company and Crescent has the right to (i) terminate or (ii) to waive and close in the event representations and warranties in the CBHS Contribution Agreement are not true at Closing or if any conditions to closing are not satisfied.

CBHS OPERATING AGREEMENT

    MEMBER SHARES AND CONTRIBUTIONS. The Company will make a $5.0 million capital contribution to CBHS, in the form of certain assets relating to or used in the operation of the Facilities, and will receive a 50% interest in CBHS. COI will make a $5.0 million capital contribution to CBHS, in the form of cash, and will receive a 50% interest in CBHS. Both the Company and COI will contribute an additional $2.5 million in cash to the capital of CBHS within five days after the Closing. In addition (i) each of the Company and COI will make a commitment to loan CBHS up to $17.5 million each, which commitment will terminate on the fifth anniversary of the Closing; and (ii) CBHS will execute notes to the Company and COI as security for the loan commitments. The Company will have the right to require CBHS to draw down a portion of its loan commitment, which will be funded 50% by the Company from its loan commitment and 50% by COI from its loan commitment, which will be used in the manner directed by the Company.

    REPRESENTATIONS AND WARRANTIES. Both the Company and COI make representations and warranties to each other regarding (i) their corporate or partnership status and good standing, and their power and authority; (ii) required consents, approvals and authorizations; and (iii) the absence of violations of or defaults under material agreements.

    ALLOCATIONS. Profits and losses (CBHS' taxable income or loss) for any allocation years, including the period commencing at the Closing, and ending on September 30, 1997, and any subsequent twelve month period thereafter, will be allocated to the Company and COI in proportion to their percentage interests in CBHS after giving effect to any special allocations in order to comply with applicable regulations under the Code. Income, gain, loss and deductions with respect to any property contributed to the capital of CBHS will, in accordance with Section 704(c) of the Code, be allocated between the Company and COI so as to take account of any variation between the adjusted basis of such property to CBHS and its initial adjusted basis for United States federal income tax purposes.

    DISTRIBUTIONS. CBHS' available cash will be distributed to the Company and COI, in such amounts and at such times as determined by CBHS' governing board, in proportion to their respective percentage interest in CBHS. No distribution of cash will be made unless rent due under the Facilities Lease and fees due under the Master Franchise Agreement are fully paid in the year of any distribution. The Company and COI authorize CBHS to withhold or pay on their behalf any amount of taxes that CBHS' governing board determines that CBHS is required to withhold or pay with respect to any amount distributable to the Company or COI pursuant to the CBHS Operating Agreement, which amounts will constitute a loan by CBHS for which the Company and COI grant to CBHS a security interest in their percentage interest in CBHS.

    MANAGEMENT. The management of CBHS will be vested in a four-member governing board with the Company and COI each designating two individuals as directors. Each director will have one vote and except in the event of certain decisions described below, CBHS' governing board will act by the affirmative vote of a majority of the directors.

    No officer or employee of CBHS will have any authority to cause or permit CBHS to make certain decisions without the prior express approval of at least 80% of CBHS' governing board. The decisions that require 80% board approval include, among others, (i) any transfer or other disposition of any asset of CBHS in an amount in excess of $50,000, unless approved in CBHS' annual budget;
(ii) the acquisition of any stock or interest in any corporation, partnership or other business entity; (iii) the filing of a voluntary petition for bankruptcy, insolvency or the making of an assignment for the benefit of creditors; (iv) the election to dissolve CBHS; (v) causing or permitting CBHS to engage in activities other than the Business; (vi) CBHS' entry into certain agreements proposed between CBHS and the Company or COI or their affiliates; (vii) approval of a commitment for any capital expenditure, unless approved in CBHS' annual budget; (viii) entering into contracts not in the ordinary course of business or contracts requiring payments in a single fiscal year in excess of $10,000 or such other amount authorized by the governing board, unless approved in CBHS' annual budget; (ix) incurring certain indebtedness or granting certain security interests, unless approved in CBHS' annual budget; (x) the admission of any person as an additional member to CBHS or the issuance of any additional interests in CBHS, unless provided for in the CBHS Operating Agreement; (xi) approval of CBHS' annual budget; (xii) employment of any person whose annual compensation is likely to exceed $150,000, unless approved in CBHS' annual budget; (xiii) any distributions to the Company or COI; (xiv) selecting executive officers or removing the chairman of CBHS' governing board or CBHS' president; and (xv) the decision to renew the Facilities Lease or any Franchise Agreement (Master or Subsidiary).

    The CBHS Operating Agreement contains provisions (i) requiring the preparation of an annual budget and regular meetings of the CBHS' governing board; (ii) setting forth CBHS' governing board's powers; and (iii) governing the activities of directors and transactions with affiliates. The CBHS Operating Agreement also sets forth the initial officers of CBHS. CBHS is required to indemnify any director relating to liability or damage incurred in connection with the Business. COI and the Company agree that if the Franchise Fees are past due, the Company will have the right to prohibit CBHS from taking certain actions and will have certain remedies (See "Crescent Transactions--Master Franchise Agreement").

    ROLE OF MEMBERS. The Company and COI will not have any right or power to take part in the management or control of CBHS in any way, except to the extent set forth in the CBHS Operating Agreement. The Company and COI will only have voting rights with respect to matters specifically reserved for their vote in the CBHS Operating Agreement and each will have one vote for each percentage interest in CBHS. The CBHS Operating Agreement also contains provisions relating to CBHS member meetings. No action by CBHS may be taken in connection with the following matters without the approval of CBHS members owning at least 80% of CBHS' percentage interests: (i) cause or permit CBHS to engage in any activity not consistent with the purposes of CBHS; (ii) any act in contravention of the CBHS Operating Agreement; (iii) cause CBHS to reorganize, recapitalize, merge or consolidate with another entity; (iv) elect to dissolve or liquidate CBHS; (v) cause CBHS to take any action that would cause a bankruptcy; (vi) possess CBHS assets or assign rights in CBHS assets other than for a CBHS purpose; (vii) confess a judgment against CBHS; (viii) change the percentage interest of any CBHS member without the consent of the affected member; or (ix) amend the CBHS Operating Agreement. The Company and COI will not be liable for a judgment, decree or order of a court, or any other debt, obligation or liability of CBHS solely by reason of being a member of CBHS.

    TRANSFERS. Except for certain transfers permitted in the CBHS Operating Agreement under certain conditions, a CBHS member may not transfer all or any portion of their interest in CBHS. Permitted transfers include transfers to (i) a wholly owned subsidiary; (ii) the transferor's administrator or trustee if transferred involuntarily by operation of law; (iii) any transferee if the transfer is approved by all CBHS members having a 20% or greater interest in CBHS; (iv) in the case of COI , to a single transferee if necessary for CEI to avoid jeopardizing its status as a REIT (subject to certain conditions); and (v) to any person upon compliance with the right of first refusal provision in the CBHS Operating Agreement. In the event a CBHS member has a binding offer from an unrelated person for the transfer of its interest in CBHS, other than pursuant to the permitted transfers described above, the non-selling CBHS member and, in the event there are more than two CBHS members, CBHS, will have a right of first refusal to purchase all of the selling CBHS member's interest. In the event that the Company's or COI's percentage interest in CBHS decreases to less than 25%,
(i) the other party may not transfer its CBHS interest without allowing the other CBHS members to sell to the proposed transferee, on the same terms and conditions, their CBHS interests; and (ii) the other party may require the other CBHS members to sell their CBHS interest to a proposed transferee, on the same terms and conditions, their CBHS interests.

    DISSOLUTION AND WINDING UP. CBHS will dissolve and commence winding up and liquidating on the first to occur of any of the following events: (i) the unanimous vote of the CBHS members to dissolve, wind up, and liquidate CBHS;
(ii) a judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the Business; (iii) the expiration of CBHS' term; (iv) the entry of a decree of judicial dissolution; or (v) the bankruptcy, retirement, resignation or expulsion of any CBHS member.

    MANAGEMENT DEADLOCK. A deadlock of CBHS' governing board will be deemed to exist if the governing board will be unable to reach agreement by the required vote at two successive meetings on (i) a decision requiring 80% board approval;
(ii) a decision involving the expenditure of more than an amount to be specified; or (iii) a decision relating to the election of executive officers. The CBHS Operating Agreement contains provisions requiring CBHS' members, CBHS' governing board and chief executive officers of the Company and COI to use their best efforts to resolve a deadlock. In the event of a failure to resolve a deadlock pursuant to these procedures, either the Company or COI will be authorized to offer to purchase all of the interest of the other, and the non-offering member must either sell on the offered terms or purchase the offering member's interest on such terms.

LOAN AND SECURITY AGREEMENT

    LINE OF CREDIT. The Company agrees to extend a line of credit in the principal amount of up to $55 million in favor of CBHS for up to one year after the Closing so long as there is not an event of default. All proceeds obtained under the line of credit may be used by CBHS for general corporate purposes as CBHS may elect in the ordinary course of its business operations. All advances to CBHS under the line of credit will be evidenced by a promissory note, that will be pledged to the Company's lenders under the new credit agreement, in a principal amount equal to the maximum amount of the line of credit. The outstanding principal amount of the promissory note will be due on the first anniversary of the Closing. The outstanding principal amount of the promissory note will bear interest, payable monthly, at a rate per annum equal to the
interest rate set by        as its prime interest rate basis for borrowings,
plus .50%. The Company will not be required to advance funds to CBHS pursuant to the line of credit in excess of the amounts received by the Company pursuant to the CBHS Contribution Agreement.

    SECURITY INTEREST. As security for payment of the promissory note, CBHS and its subsidiaries grant to the Company a security interest in the Collateral and all proceeds thereof. The grant of a security interest in the Collateral by CBHS' subsidiaries will be unconditional and may not be released or discharged. This security interest will be assigned to the agent for the Company's lenders under the new credit agreement.

    REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO COLLATERAL. With respect to the Collateral, CBHS makes several representations, warranties and covenants to the Company, including representations and covenants as to: (i) each item of the Collateral arising under a contract between CBHS or its subsidiaries and the person who is obligated to pay any of the items constituting any of the Collateral, or from the bona fide sale or delivery of goods to or performance of services for the person who is obligated to pay any items constituting any of the Collateral; (ii) title to the Collateral; (iii) the authority of CBHS and its subsidiaries to make the assignment of the Collateral to the Company and that CBHS and its subsidiaries will not pledge or transfer the Collateral without the permission of the Company; (iv) absence of use by CBHS or its subsidiaries of any trade names or trade styles in their business operations; and (v) CBHS and its subsidiaries appointing the Company as their attorney-in-fact.

    GENERAL REPRESENTATIONS AND WARRANTIES. CBHS makes several representations and warranties to the Company, including among others, representations as to:
(i) the organization and good standing of CBHS and its subsidiaries; (ii) the power and authority of CBHS and its subsidiaries to execute and perform the Loan and Security Agreement; (iii) CBHS and its subsidiaries filing tax returns and paying taxes shown to be due and payable by them; (iv) the solvency of CBHS after giving effect to the execution of the Loan and Security Agreement and the making of any disbursements under the promissory note; (v) title to the Collateral; (vi) the absence of violations of or defaults under material agreements.

    AFFIRMATIVE COVENANTS. The Loan and Security Agreement contains covenants of CBHS which require CBHS to: (i) keep all of its records and records of its subsidiaries with respect to the Collateral at its executive office; (ii) execute and deliver to the Company any instrument which may be reasonably necessary to the Company to carry out the terms of the Loan and Security Agreement and to perfect its security interest in the Collateral and the proceeds thereof; (iii) allow the Company to inspect and audit books and records of CBHS or its subsidiaries relating to the Collateral or to CBHS' business;
(iv) furnish the Company a monthly status report showing the aggregate dollar value of items comprising the Collateral and the age of each individual item thereof; (v) pay and discharge and cause its subsidiaries to pay and discharge all taxes and governmental charges upon CBHS or its subsidiaries; (vi) certify to the Company on a quarterly basis that no event of default exists or has occurred; (vii) notify the Company in advance if CBHS elects to (a) move its executive office or the principal place of business of a subsidiary, (b) change its name or the name of a subsidiary, or (c) change its organizational structure or the organizational structure of a subsidiary; (viii) preserve and maintain and cause its subsidiaries to maintain their corporate status and good standing;
(ix) comply with all laws; and (x) report to the Company (a) any lawsuits, claims or investigations pending or threatened for an amount in excess of $1 million or (b) the existence and nature of any event of default.

    NEGATIVE COVENANTS. CBHS covenants to the Company so long as any amount remains unpaid on any of CBHS' obligations under the Loan and Security Agreement, CBHS will not, without the prior written consent of the Company, do any of the following: (i) create any lien on the Collateral except as permitted under the Loan and Security Agreement; or (ii) transfer its executive office or the principal place of business of any of its subsidiaries.

    EVENTS OF DEFAULT. The following events or conditions constitute an event of default under the Loan and Security Agreement: (i) CBHS fails to repay the principal on the promissory note on May 30, 1998 or make payments of interest within five business days of the Company giving notice to CBHS of the Company's right to such payment; (ii) CBHS fails to make any payments on its obligations to the Company under the Loan and Security Agreement within ten days of the Company giving notice to CBHS of the Company's right to such payment; (iii) CBHS makes any misrepresentations in the Loan and Security Agreement or in any statement furnished in connection with the Loan and Security Agreement; (iv) CBHS defaults in the performance of any covenant or agreement contained in the Loan and Security Agreement unless such default is cured to the Company's satisfaction; (v) CBHS defaults in connection with any agreement for indebtedness for borrowed money of $10 million or more with any creditor other than the Company; (vi) CBHS files a voluntary petition in bankruptcy, seeks liquidation, reorganization or any other relief under the Bankruptcy Code, makes an assignment for the benefit of creditors or becomes unable to pay its debts as such debts become due; (vii) an involuntary petition in bankruptcy or seeking liquidation, reorganization or any other relief under the Bankruptcy Code has been filed against CBHS or if CBHS permits the involuntary appointment of a receiver or trustee; (viii) a final judgment is rendered against CBHS or any of its subsidiaries in the amount of $5 million or more; (ix) a motion or other pleading is filed in any bankruptcy case of a person other than CBHS and such motion seeks the consolidation of CBHS' assets and liabilities with the assets and liabilities of such person; or (x) any material adverse change in the financial condition, operations or business prospects of CBHS occurs.

    REMEDIES. Upon the occurrence of an event of default, the Company's obligation to disburse amounts under the line of credit shall immediately cease. Upon the occurrence of any event of default, the Company shall have the rights and remedies as follows: (i) the Company may declare all of the obligations of CBHS to the Company under the Loan and Security Agreement to be immediately due and payable; (ii) the Company shall have the rights and remedies of a secured party under the UCC; (iii) the Company may take the Collateral and a portion thereof into its possession and sell, lease or otherwise dispose of the Collateral; and/or (iv) any other rights of the Company under the UCC or any other statute or rule of law or under any other provision of the Loan and Security Agreement.

    ASSIGNMENT. CBHS may not assign the Loan and Security Agreement without the prior written consent of the Company. The Company may assign, pledge or transfer its rights under the Loan and Security Agreement to the Company's senior lenders without the consent of CBHS; any other assignment or transfer requires the prior written consent of CBHS, which consent shall not be unreasonably withheld.

    INDEMNIFICATION. CBHS will indemnify the Company against all loss and damages arising under the Loan and Security Agreement. At the request of the Company, CBHS will indemnify any person to whom the Company transfers or sells its interest in the obligations of CBHS to the Company under the Loan and Security Agreement.

    CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Company to make the initial advance under the line of credit is subject to satisfaction, prior to the execution of the Loan and Security Agreement, of various conditions including: (i) receipt by the Company of certified resolutions of CBHS and its subsidiaries; (ii) receipt by the Company of all other documents relating to the loan; (iii) receipt by the Company of UCC financing statements with respect to the Collateral; (iv) receipt by the Company of an opinion of CBHS' independent legal counsel; (v) no event of default exists and CBHS is in compliance with all terms of the Loan and Security Agreement;
(vi) receipt by the Company of such other documents as shall be reasonably required by the Company; and (vii) receipt by the Company of a borrowing notice.

    CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of the Company to make each advance (other than the initial advance) under the line of credit is subject to the following conditions: (i) no event of default exists and CBHS is in compliance with all terms of the Loan and Security Agreement; and (ii) receipt by the Company of a borrowing notice.

MASTER FRANCHISE AGREEMENT

    FRANCHISES GRANTED. Under the Master Franchise Agreement, the Company agrees to grant a franchise for each Facility, and CBHS agrees to enter into and cause each subsidiary/lessee of a Facility to enter into a franchise agreement for such Facility. Each agreement will be on substantially the terms hereinafter described under "Crescent Transactions--Subsidiary Franchise Agreement." The Company agrees to grant franchises for facilities subsequently acquired, developed or leased by CBHS provided such facilities meet reasonable requirements of the Company and further provided that the Company is not contractually or legally prevented from granting such franchise. CBHS guarantees all obligations of its subsidiaries under Subsidiary Franchise Agreements.

    FEES. Franchise Fees payable by CBHS under the Master Franchise Agreement will be the greater of (i) $81 million, subject to increases for inflation; or
(ii) $81 million, plus 3% of CBHS Gross Revenues over $1 billion and not exceeding $1.2 billion and 5% of Gross Revenues over $1.2 billion.

    Franchise Fees are to be paid monthly. Interest will accrue on past due Franchise Fees, but only to the extent that such Franchise Fees are not past due as a result of either (i) the operation of the Subordination Agreement or (ii) CBHS not achieving earnings sufficient to pay such amounts.

    Charter's right to receive Franchise Fees from CBHS is subject to the Subordination Agreement. See "Crescent Transactions--Subordination Agreement."

    In addition to other remedies, if Franchise Fees are past due for any reason in the amounts set forth below, the Company will have the rights set forth in the table below opposite the amount past due:

  AMOUNT IN ARREARS                              RIGHTS OF MAGELLAN/PROHIBITED ACTIONS BY CBHS
----------------------  ------------------------------------------------------------------------------------------------
$6 million or more             1.  Right to prohibit any incentive compensation to CBHS management
                               2.  Right to prohibit any vesting of CBHS management equity

$18 million or more            1.  Right to prohibit any salary increases for key personnel of CBHS
                               2.  Right to prohibit any additional hiring by CBHS
                               3.  Right to prohibit any new hospital acquisitions/joint ventures directly or indirectly

Above $24 million              1.  Right to require five percent (5%) cutback on budgeted expenses under the then current approved CBHS annual budget
                               2.  Right to require monthly approval of expenditures of CBHS by Magellan, including capital and operating expenditures
                               3.  Right to require transfer of control and management of CBHS and CBHS franchisees to
                                    Magellan

    COVENANT NOT TO COMPETE/CONFIDENTIALITY. CBHS agrees during the term of the Master Franchise Agreement that it will not engage as an owner, operator, in any managerial capacity or otherwise in any business except (i) as a franchisee of the Company; (ii) in certain other businesses in the Hospital/RTC Based Behavioral Healthcare Business (as defined in the Master Franchise Agreement) pursuant to existing contracts or contracts approved by the Company or (iii) in the management and administration of businesses franchised by the Company or conducted by a CBHS subsidiary franchisee for new products. CBHS agrees for a period expiring on the earlier of three years following the termination or the thirty-second anniversary of the date of the Master Franchise Agreement, not to directly or through any subsidiary or other affiliate engage in the hospital-based behavioral healthcare business except pursuant to a written agreement with the Company. The geographic area of the restrictions following termination of the Master Franchise Agreement is limited to the Territories (as defined in the Subsidiary Franchise Agreement) of franchisees that are affiliates of CBHS at the time of termination of the Master Franchise Agreement and the two years prior thereto, within a ten mile radius of any joint venture business or any business that is the subject of a management agreement with CBHS at the time the Master Franchise Agreement is terminated and within a ten-mile radius of any CBHS place of business at the time the Master Franchise Agreement is terminated. CBHS agrees to keep confidential the confidential information provided by the Company and not use such information other than to operate the franchised businesses. The Company agrees that CBHS will be a third party beneficiary of, and may enforce, the Company's covenants not to compete as set forth in the Subsidiary Franchise Agreement.

    RIGHTS GRANTED TO CHARTER SYSTEM. CBHS is granted the right to use the "CHARTER" System in connection with its business of the management and administration, of the franchised businesses, existing joint venture arrangements, existing businesses that are the subject of management agreements, other businesses franchised by the Company.

    PREFERRED PROVIDER STATUS. The Company agrees to use its commercially reasonable best efforts, subject to applicable law, to cause the CBHS franchisees to have "preferred provider" status in connection with Company's managed behavioral healthcare business on a basis substantially consistent with existing arrangements for such businesses.

    OPERATION OF CALL CENTER. The Company agrees to continue to operate or provide a toll free "800" telephone number, and call center to provide substantially the same service to the CBHS franchisees as now provided by the call center to the Charter hospitals. CBHS agrees to cause the CBHS franchisees to advertise the "800" telephone number and to otherwise use the call center as a means of assisting customers to locate the places of business of franchisees of the Company.

    MANAGEMENT CONTRACTS/JOINT VENTURES CONSULTING AGREEMENTS. CBHS agrees not to enter into new management agreements, joint ventures and comparable arrangements, except with parties that enter into franchise agreements with the Company or unless the Company consents and the Company and CBHS agree to the payment to the Company of a percentage of CBHS' gross receipts from such arrangements or the inclusion of such business' gross receipts in CBHS' Gross Revenues for purposes of calculating fees owed by CBHS to the Company.

    MINIMUM ADVERTISING. CBHS agrees that CBHS and CBHS franchisees in each year in the aggregate will spend such amount on advertising/marketing as is budgeted by CBHS for such year. If the Company determines that the amount budgeted is significantly higher or lower than advisable, then a new budget will be established by a supermajority vote of the CBHS Board.

    DOCUMENTATION OF CHARTER SYSTEM. In the Master Franchise Agreement, the Company and CBHS agree to cooperate with each other in the creation, enhancement and updating of written manuals and other materials setting forth the treatment, financial, legal and other protocols, programs and procedures, quality standards, quality assessment methods, performance improvement and monitoring programs and other matters comprising the "CHARTER" System, suitable for use by the Company in franchising others to use the "CHARTER" System. CBHS may not make any changes to the "CHARTER" System without the consent of the Company, which consent may not be unreasonably withheld. All materials and programs will be owned by the Company.

    ASSIGNMENT. CBHS has the right to assign its rights under the Master Franchise Agreement only (i) with the consent of the Company (which consent may not be unreasonably withheld, conditioned or delayed); (ii) to an entity which simultaneously acquires all or substantially all of CBHS' business and assets, provided, in each instance that such assignee also acquires or assumes CBHS' rights and obligations under the Facilities Lease; or (iii) if the Facilities Lease is terminated as a result of an event of default thereunder, and Crescent elects to assume all CBHS obligations under the Master Franchise Agreement and all other agreements specified in the Facilities Lease, to Crescent or a designee of Crescent. The Company has the right to assign its obligations under the Master Franchise Agreement with the prior written consent of CBHS and Crescent, which consent may not be unreasonably withheld, or to an entity which simultaneously therewith acquires all or substantially all of the Company's business and assets.

    In the event the Master Franchise Agreement is assigned to Crescent as a result of the early termination of the Facilities Lease upon an event of default, the Company may thereafter terminate the Master Franchise Agreement and all of Crescent's rights thereunder for "good cause," which includes the assignee's insolvency or bankruptcy; violation of any transfer and assignment provision contained in the Master Franchise Agreement; the assignee's noncompliance with any law, rule or regulation applicable to operation of its business (subject to reasonable attempts to cure); material violations of confidentiality or nondisclosure covenants; the assignee's failure to perform or breach of any covenant, obligation, term, condition, warranty or certification in the Master Franchise Agreement (subject to reasonable cure periods); and the assignee's failure to pay certain fees owed to the Company under the Master Franchise Agreement within ten days.

    NEGATIVE COVENANTS OF CBHS. In the event that the Company sells its entire interest in CBHS, from and after the close of the sale of the Company's entire interest, CBHS agrees not do any of the following without the prior written consent of the Company: (i) create, incur or assume any indebtedness for borrowed money or the deferred purchase price of any asset except indebtedness subordinated to all debts, obligations and liabilities of CBHS to the Company pursuant to a subordination agreement on terms and conditions acceptable to the Company; (ii) create or permit to be created any mortgage, pledge, encumbrance or other lien or security interest in any property or assets, except that are individually or in the aggregate immaterial to CBHS; (iii) pay any dividends or make any redemptions of any interest in CBHS except that CBHS will have the right to make cash distributions as long as no default has occurred and is continuing in the payment of any amount due from CBHS to the Company pursuant to the Master Franchise Agreement and as long as, after giving effect to the payment of the distribution, sufficient working capital is available through the payment of annual continuing fees under the Master Franchise Agreement and budgeted operating expenses for the three full calendar months following the day of payment of such distribution; (iv) acquire material assets or any other business or make any material loans, advance or extension of credit to any other person, including investments acquired in exchange for stock or other securities, or create or participate in the creation of any subsidiary or joint venture; (v) liquidate or dissolve, merge or consolidate with or into any other entity, sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (other than sales made in the ordinary course of business); (vi) modify salaries, bonuses or any other compensation from that set forth in the annual budget in effect at the time the Company sells its interest in CBHS payable to the officers, directors or other highly compensated employees; (vii) amend the Facilities Lease to increase the amount or accelerate the payment of rent or engage in any material transaction with Crescent, any affiliate of Crescent or any affiliate of CBHS other than pursuant to contracts or ongoing arrangements existing at the time the Company sells its interest in CBHS; (viii) fail to operate its business activities in substantially the manner such activities are conducted on the date the Company sells its interest in CBHS or make any material change in the nature of its business or enter into any material contract that is not the ordinary course of CBHS' business; and (ix) dissolve, liquidate or seek bankruptcy or insolvency protection.

    INDEMNIFICATION. In the Master Franchise Agreement (i) CBHS agrees to indemnify and defend the Company from all losses and liabilities arising directly or indirectly as a result of, arising out of or in connection with the operation of CBHS' business, except those directly resulting from the Company's willful misconduct or fraud and (ii) the Company agrees to indemnify CBHS from all losses and liabilities arising directly or indirectly as a result of, arising out of or in connection with the operation of CBHS' business, arising from the Company's willful misconduct or fraud.

    TERM - TERMINATION. The initial term of the Master Franchise Agreement is 12 years. CBHS has the right to renew the Master Franchise Agreement for four additional five-year renewal terms, provided that at the end of the initial term and each renewal term, the fees will be adjusted to reflect the fair market value of the franchise utilized by the Facilities as of the renewal date for the then-applicable renewal term. The Master Franchise Agreement includes an appraisal mechanism for determining fair market value franchise fees. Notwithstanding the foregoing, (i) if the fair market value franchise fee as so determined is not acceptable to the Company, then the Company will have the option to terminate the Master Franchise Agreement at the end of the then-current term and the Master Franchise Agreement will not be further extended. Except as provided above the Company will not have the right to terminate the Master Franchise Agreement (whether for breach or otherwise) without the consent of CBHS and Crescent.

    CBHS will not have the right to terminate the Master Franchise Agreement (whether for breach or otherwise) without the consent of the Company and Crescent.

    DISPUTE RESOLUTION. Disputes will be subject to resolution by arbitration in Delaware.

SUBSIDIARY FRANCHISE AGREEMENT

    GRANT OF FRANCHISE. Each Subsidiary Franchise Agreement will be between one of the CBHS subsidiaries (each a "franchisee") that operates a Facility and the Company.

    Each franchisee will be granted the right to engage in the business of providing behavioral healthcare utilizing the "CHARTER" System from facilities in the territory defined in the Subsidiary Franchise Agreement. Each franchisee will agree to use its commercially reasonable best efforts to operate the franchised business. The behavioral healthcare business covered by each Subsidiary Franchise Agreement will be the "Hospital/RTC Based Behavioral Healthcare Business" which is defined as the business of the operation of an acute care psychiatric hospital, part of an acute care general hospital operating an acute care psychiatric unit, a behavioral healthcare residential treatment center, a part of a facility operating a behavioral healthcare residential treatment center, or other similar facility providing 24-hour behavioral healthcare and the delivery of behavioral healthcare from such facility or other affiliated facilities; such behavioral healthcare to include inpatient hospitalization, partial hospitalization programs, outpatient therapy, intensive outpatient therapy, residential treatment, ambulatory detoxification, behavioral modification programs and related services. The "CHARTER" System is a system for the operation of Hospital/ RTC Based Behavioral Healthcare Businesses under the "CHARTER" names and marks, which system includes the right to use existing computer software, existing treatment programs and procedures, existing quality standards, existing quality assessment methods, existing performance improvement and monitoring programs, advertising and marketing assistance, promotional materials, consultation and other matters relating to the operation of Hospital/RTC Based Behavioral Healthcare Businesses. All developments or additions to the "CHARTER" System also will be automatically provided to the franchisee without the franchisee paying any additional Franchise Fees (except to the extent that the development or addition results in an increase in Franchise Fees due to the Gross Revenues component of the Franchise Fees). With certain exceptions franchisees will have the option to utilize new products and services developed by the Company for the delivery of behavioral healthcare and Behavioral Modification Programs and Related Services, without paying any additional Franchise Fees (except to the extent such new products and services result in an increase in Franchise Fees due to the Gross Revenues component of the Franchise
Fees). Each facility will operate only under the name agreed by the Company and CBHS set forth in each Subsidiary Franchise Agreement, which will include the name "Charter" and an indication of location only.

    RIGHTS GRANTED. The rights granted under each Subsidiary Franchise Agreement will relate solely to the Territory. The rights will be non-exclusive except that the Company may not grant a franchise for, or itself operate, a facility located within the Territory using the "CHARTER" System. The Company, however, reserves the right to grant franchises or licenses to individual physicians, psychologists or other mental healthcare professionals, or groups thereof or entities employing such, to operate businesses for the delivery of behavioral healthcare utilizing the "CHARTER" System at facilities in the Territory other than at an in-patient facility. The Company reserves the right to grant franchises to others to operate behavioral healthcare businesses utilizing the "CHARTER" System other than in the Territory and to otherwise use and grant to others the right to use the "CHARTER" name or any other name for other businesses. In addition, the Company reserves the right to (i) provide behavioral healthcare services incidental to the managed behavioral healthcare business or any other business the principal purpose of which is not the operation of a Hospital/RTC Based Behavioral Healthcare Business; and (ii) pursuant to contracts with federal, state and local governments and governmental agencies, provide health and human services, including behavioral healthcare services, to the mentally retarded, the developmentally disabled, the elderly, persons under the control or supervision of criminal/juvenile justice systems and other designated populations.

    TERM AND RENEWAL. Each Subsidiary Franchise Agreement will have the same term as the Master Franchise Agreement.

    FRANCHISE ASSISTANCE. During the term of each Subsidiary Franchise Agreement, the Company will provide franchisees with the following assistance:
(i) advertising and marketing assistance including consultation, access to media buying programs and access to broadcast and other advertising materials produced by the Company from time to time for franchisees; (ii) risk management services, including risk financial planning, loss control and claims management; (iii) outcomes monitoring; (iv) national and regional contracting services; and (v) consultation by telephone or at the Company's offices with respect to matters relating to the franchisee's business in which the Company has expertise, including reimbursement, government relations, clinical strategies, regulatory matters, strategic planning and business development.

    FRANCHISE FEES. Franchise Fees will be paid to the Company on behalf of the franchisee by CBHS pursuant to the Master Franchise Agreement.

    STANDARDS OF OPERATION. Franchisees will be required to (i) comply with the rules, regulations, policies and standards prescribed from time to time by the Company; (ii) comply with applicable federal, state and local laws, rules and regulations; and (iii) maintain accreditation through the Joint Commission on Accreditation of Healthcare Organizations.

    CONFIDENTIAL OPERATING MANUAL. Franchisees will be required to conduct business in accordance with various written materials and instructions provided to franchisees from time to time, including compliance with all clinical and operating protocols, policies and procedures. Franchisees will not be permitted to make any changes in the "CHARTER" System without the consent of the Company, which consent the Company may not unreasonably withhold.

    COVENANTS NOT TO COMPETE/CONFIDENTIALITY. During the term of the Subsidiary Franchise Agreement, franchisees will be prohibited from engaging in the hospital-based behavioral healthcare business except under franchise from the Company. For a period expiring on the earlier of three years after expiration or termination of the Subsidiary Franchise Agreement or the thirty-second anniversary of the Closing, the franchisee agrees not to engage in its exclusive Territory in the operation of a Hospital/RTC Based Behavioral Healthcare Business. The franchisees agree to keep confidential the confidential information provided by the Company and not use such information other than to operate its franchised business.

    ASSIGNMENT. The Company may not assign its rights and duties except (i) with the prior written consent of a franchisee and Crescent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to an entity which acquires substantially all of the Company's assets. A franchisee may not assign its rights and duties except (i) with the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, to an entity which acquires substantially all of the franchisee's assets; or (ii) if the Facilities Lease is terminated and if Crescent exercises its election under the Facilities Lease to assume all of the obligations of the Franchisee.

    TERMINATION. The franchisee may not terminate a Subsidiary Franchise Agreement without the consent of the Company. Each Subsidiary Franchise Agreement will be subject to termination by the Company for "good cause," which includes certain acts of bankruptcy or insolvency of the franchisee; violation of any transfer and assignment provision contained in the Master Franchise Agreement; the franchisee's noncompliance with any law, rule or regulation applicable to operation of its business (subject to reasonable attempts to cure); material violations of confidentiality or nondisclosure covenants; the franchisee's failure to perform or breach of any covenant, obligation, term, condition, warranty or certification in the Master Franchise Agreement (subject to reasonable cure periods); and the franchisee's failure to pay certain fees owed to the Company under the Master Franchise Agreement within ten days. Upon expiration or termination of a Subsidiary Franchise Agreement, the franchisee must: (i) cease utilizing the "CHARTER" name and any other names and marks of the Company; (ii) cease utilizing in any way the "CHARTER" System or hold itself out as a present (or publicly, as a former) CBHS franchise owner or holder;
(iii) return to the Company all materials relating to the "CHARTER" System including confidential operating manuals and materials; and (iv) pay all amounts due to the Company, subject to the Subordination Agreement.

    INDEMNITY/INSURANCE. Under each Subsidiary Franchise Agreement (i) the franchisee will be required to indemnify and defend the Company from all losses and liabilities arising directly or indirectly as a result of, or arising out of or in connection with the operation of the franchised business, except those directly resulting from the Company's willful misconduct or fraud; and (ii) the Company will be required to indemnify the franchisee from all losses and liabilities arising directly or indirectly as a result of, or arising out of, or in connection with, the operation of the franchised business, except those directly due to the Company's willful misconduct or fraud.

    The franchisee is required under the Subsidiary Franchise Agreement to maintain minimum levels of insurance as required by the Company from time to time, and to name the Company as an additional insured party as appropriate.

    DISPUTE RESOLUTION. Disputes will be subject to resolution by arbitration in Delaware.

SUBORDINATION AGREEMENT

    The Company, CBHS and Crescent will enter into a Subordination Agreement at the Closing, which will provide that Franchise Fees are subordinated to base rent, minimum escalator rent and the first $10 million of additional rent under the Facilities Lease (including all renewals); provided, however, that to the extent CBHS (with the consent of the Company) informs Crescent that capital expenditures in excess of $10 million are required and Crescent funds or makes an irrevocable commitment to fund capital expenditures in excess of $10 million, then Franchise Fees are also subordinated to such expenditures or commitments in excess of $10 million.

    Notwithstanding the foregoing, in the event that the accrued and unpaid Franchise Fees, including interest thereon, if any, equal or exceed $15 million, then CBHS' available cash will thereafter first be applied to base rent and minimum escalator rent, but not to additional rent, under the Facilities Lease (including all renewals). The remainder of CBHS' available cash will then be applied in such order of priority as CBHS may determine, in the reasonable discretion of its Board, to all other operating expenses of CBHS, including, without limitation, the current and accumulated Franchise Fees, additional rent due under the Facilities Lease and any other operating expenses; provided, however, that to the extent CBHS (with the consent of the Company) informs Crescent that capital expenditures are required and Crescent funds or makes an irrevocable commitment to fund such capital expenditures, then CBHS' available cash will first be applied to base rent, minimum escalator rent and the amount of additional rent necessary to fund such capital expenditures; and further provided that Crescent will have no obligation to refund any amounts paid by CBHS as additional rent.

    The Company will be entitled to pursue all available remedies for breach of the Master Franchise Agreement, except that the Company does not have the right to take any action that could reasonably be expected to force CBHS into bankruptcy or receivership, or similar proceedings, with respect to any dispute that may arise among the parties with respect to payment or nonpayment of the Franchise Fees.

    For existing management agreements, joint ventures and comparable transactions for which there are no franchise arrangements with the Company, the percentage of CBHS' gross receipts from such other management, joint venture or other arrangements that are payable to the Company in lieu of Franchise Fees will be subordinated to the same extent as if such amounts were Franchise Fees.

    Subordination in accordance with the foregoing will continue as long as any base rent, minimum rent or additional rent is unpaid under the Facilities Lease if such base rent, minimum rent or additional rent would have been entitled to the benefits of the subordination provided for above.

WARRANT PURCHASE AGREEMENT

    SALE OF WARRANTS. The Warrant Purchase Agreement provides that Crescent will purchase the Warrants at the Closing. The aggregate purchase price for the Warrants is included in the consideration to be paid by Crescent under the Crescent Purchase Agreement. The Company has valued the Warrants at $25 million.

    TERMS OF THE WARRANTS. Crescent will have the right to purchase Common Stock at a warrant exercise price of $30 per share (subject to adjustment pursuant to antidilution provisions). The Warrants will be exercisable at the following times and in the following amounts:

               NUMBER OF SHARES OF
DATE FIRST    COMMON STOCK ISSUABLE
EXERCISABLE     UPON EXERCISE OF      END OF EXERCISE
MAY 31              WARRANTS           PERIOD MAY 31
------------  ---------------------  -----------------
1998                   30,000                 2001
1999                   62,325                 2002
2000                   97,114                 2003
2001                  134,513                 2004
2002                  174,678                 2005
2003                  217,770                 2006
2004                  263,961                 2007
2005                  313,433                 2008
2006                  366,376                 2009
2007                  422,961                 2009
2008                  483,491                 2009

Crescent's rights with respect to the Warrants will not be contingent on or subject to the satisfaction or completion of any obligation that Crescent may have to CBHS, or that CBHS may have to the Company, or by any subordination of fees otherwise payable to the Company by CBHS.

    The Warrants contain provisions relating to adjustments in the number of shares covered by the Warrants and the warrant exercise price in the event of stock splits, stock dividends, mergers, reorganizations and similar transactions.

    TRANSFERABILITY. Crescent agrees that it will not (i) sell or transfer any of the Warrants to any other person, except as otherwise permitted under the Warrant Purchase Agreement or to a wholly owned subsidiary of Crescent and (ii) except as provided in the following paragraph, prior to the twelfth anniversary date of the closing of the purchase of the Warrants, sell or transfer in a privately negotiated transaction to a single purchaser and its affiliates or any group (as defined in Rule 13d-5(b)(1) of the Exchange Act) any combinations of Warrants and/or Warrant Shares, if the aggregate number of Warrant Shares and shares subject to the Warrants to be so transferred equals 5% or more of the Common Stock then outstanding on a fully-diluted basis (I.E., including all shares of Common Stock issuable under the terms of any options, warrants and similar rights).

    The Warrant Purchase Agreement provides that, notwithstanding the foregoing paragraph, Crescent may sell or transfer any of the Warrants and/or Warrant Shares to any person pursuant to, as a result of, or in connection with (i) a tender offer or an exchange offer approved by the Board; (ii) the consummation of a merger (provided the Company is not the surviving corporation in such merger), consolidation, or sale of all or substantially all of the assets of the Company or (iii) any other "fundamental change transaction" specified in the Warrants. Crescent may also transfer the Warrants to COI if necessary to avoid jeopardizing CEI's qualification as a real estate investment trust for federal income tax purposes; provided, however, that in the event of any transfer for such purpose, Crescent provides the Company with a written opinion of counsel to such effect. No transfer may be made unless the purported transferee executes an instrument acknowledging that it is bound by the foregoing transfer restriction, and such instrument is delivered to the Company.

    REGISTRATION RIGHTS. At least 90 days prior to the first date on which Warrant Shares are issuable upon exercise of warrants, the Company agrees in the Warrant Purchase Agreement to file with the SEC a registration statement under the Securities Act of 1933, as amended with respect to the issuance of

Warrant Shares upon exercise of the Warrants and the resale of the Warrant Shares and any Common Stock or other Equity Securities issued with respect thereto by way of stock dividend or stock split or in connection with a recapitalization or reorganization or otherwise. The Company also agrees to keep such registration statement effective on a continual basis so long as Crescent owns Warrants pursuant to which Common Shares may be purchased upon exercise thereof, provided that the Company is not required to maintain the effectiveness of any registration statement for more than 12 years and 60 days after the Closing. Crescent is also given the right to have Warrant Shares included in certain other registration statements filed by the Company under the Securities Act of 1933.

    STANDSTILL. Crescent agrees in the Warrant Purchase Agreement that during the four-year period following the Closing it will not, and will cause its affiliates and employees (other than the individuals specifically excepted in the Warrant Purchase Agreement) not to, purchase additional shares of Common Stock which would result in Crescent and its affiliates and employees owning 20% or more of the Common Stock then outstanding; provided that Crescent and its affiliates and employees will not be deemed to own 20% or more of the Common Stock then outstanding solely by reason of the Company's purchase of Warrant Shares unless they thereafter purchase additional shares of Common Stock otherwise than pursuant to the exercise of the Warrants.

    REPRESENTATIONS AND WARRANTIES. In the Warrant Purchase Agreement, the Company makes several representations and warranties to Crescent including, among others, representations as to (i) the Company's organization and capitalization; (ii) the authority of the Company to execute, deliver and perform the Warrant Purchase Agreement; (iii) noncontravention with its Certificate of Incorporation, By-laws and other agreements; (iv) absence of required governmental approvals; (v) the authorization of Warrant Shares; and
(vi) accuracy and completeness of filings with the SEC.

    CONDITIONS. The respective obligations of Crescent and the Company to consummate the sale of the Warrants pursuant to the Warrant Purchase Agreement is subject to several conditions, including, among others, the truth of representations and warranties, the performance of covenants to be performed on or prior to the closing; absence of litigation affecting the Warrant Purchase Agreement; and the satisfaction of all conditions to closing in the other Transactional Documents.

    INDEMNIFICATION. The Company and Crescent each agree to indemnify the other against losses, liabilities, costs and expenses resulting from the indemnitor's breach of representations, warranties and covenants contained in the Warrant Purchase Agreement or in any instrument delivered pursuant thereto.

COI WARRANT PURCHASE AGREEMENT

    SALE OF WARRANTS. The COI Warrant Purchase Agreement provides that Magellan will purchase the COI Warrants at the Closing for an aggregate purchase price of $10.00.

    TERMS OF THE WARRANTS. Magellan will have the right to purchase up to 2.5% of the common stock of COI outstanding at the Closing. The number of shares of COI common stock underlying the COI Warrants will be determined as of the Closing, and the exercise price of the COI Warrants will be based upon a valuation of COI to be conducted by a mutually agreed upon independent appraiser once a trading market for COI common stock has been established. The number of shares underlying, and exercise price of, the COI Warrants will be subject to adjustment pursuant to antidilution provisions.

    Notwithstanding the foregoing, (i) the Company may not exercise a particular numbered COI Warrant until either COI or Crescent exercises its corresponding numbered warrant under the Warrants and (ii) the number of shares of COI common stock issuable upon exercise of each COI Warrant will be limited to the number of shares of COI common stock that bears the same relationship to the number of shares of COI common stock listed above for each COI Warrant as the number of shares of Common Stock issued to Crescent and COI pursuant to the Warrants, in connection with the corresponding numbered warrants, bears to the number of shares of Common Stock issuable pursuant to the Warrants. The Company's rights with respect to the COI Warrants will not be contingent on or subject to the satisfaction or completion of any obligation that Magellan may have to CBHS, or that CBHS may have to Crescent, or by any subordination of fees otherwise payable to the Company by CBHS.

    The COI Warrants contain provisions relating to adjustments in the number of shares of COI common stock covered by the COI Warrants and the warrant exercise price in the event of stock splits, stock dividends, mergers, reorganizations and similar transactions.

    TRANSFERABILITY. The Company agrees that it will not (i) sell or transfer any of the COI Warrants to any other person, except as otherwise permitted under the COI Warrant Purchase Agreement or to a wholly owned subsidiary of the Company and (ii) prior to the twelfth anniversary date of the Closing, sell or transfer in a privately negotiated transaction to a single purchaser and its affiliates or any group (as defined in Rule 13d-5(b)(1) of the Exchange Act) any combinations of COI Warrants and/or COI Warrant Shares, if the aggregate number of COI Warrant Shares and shares subject to the COI Warrants to be so transferred equals 5% or more of the common stock then outstanding on a fully-diluted basis (I.E., including all shares of common stock issuable under the terms of any options, warrants and similar rights).

    The COI Warrant Purchase Agreement provides that the Company may sell or transfer any of the COI Warrants and/or COI Warrant Shares to any person pursuant to, as a result of, or in connection with (i) a tender offer or an exchange offer approved by the board of directors of COI; (ii) the consummation of a merger (provided COI is not the surviving corporation in such merger), consolidation, or sale of all or substantially all of the assets of COI or (iii) any other "fundamental change transaction" specified in the COI Warrants. No transfer may be made unless the purported transferee executes an instrument acknowledging that it is bound by the foregoing transfer restriction, and such instrument is delivered to the Company.

    REGISTRATION RIGHTS. Prior to the first date on which COI or Crescent first exercises its rights to acquire Warrant Shares under the Warrant Purchase Agreement, COI will use its best efforts to obtain effectiveness of a registration statement under the Securities Act with respect to the issuance and resale of the COI Warrant Shares and any common stock or other equity securities of COI issued with respect thereto by way of stock dividend or stock split or in connection with a recapitalization or reorganization or otherwise. COI also agrees to keep such registration statement effective on a continual basis as long as the Company owns COI Warrants pursuant to which COI Warrant Shares may be purchased upon exercise thereof, provided that COI is not required to maintain the effectiveness of any registration statement for more than 12 years and 90 days after the Closing.

    STANDSTILL. The Company agrees that during the four-year period following the Closing, it will not, and will cause its affiliates and employees not to, purchase additional shares of COI common stock that would result in the Company and its affiliates and employees owning 20% or more of the COI common stock then outstanding; provided that the Company and its affiliates and employees will not be deemed to own 20% or more of the COI common stock then outstanding solely by reason of the Company's purchase of COI Warrant Shares unless they thereafter purchase additional shares of COI common stock otherwise than pursuant to the exercise of the COI Warrants. The Company also agrees that during the 12-year period following the Closing, it will not, and it will cause its affiliates and employees not to, without prior COI consent, (i) effect or cause to be effected any solicitation of proxies with respect to COI or take any action resulting in the Company becoming a participant in any election contest with respect to COI, or any tender or exchange offer or offer for a consolidation share exchange or business combination involving COI or substantially all of COI's assets, (ii) propose any matter for submission to a vote of the stockholders of COI, or (iii) sell short any shares of COI common stock or other equity securities of COI.

    REPRESENTATIONS AND WARRANTIES. The Company makes several representations and warranties to COI including, among others, representations as to (i) the Company's organization; (ii) the authority of the Company to execute, deliver and perform the COI Warrant Purchase Agreement; (iii) noncontravention with its Certificate of Incorporation, By-laws and other agreements; (iv) absence of required governmental approvals; (v) the Company's investment intent in purchasing the COI Warrants; and (vi) the Company's beneficial ownership of COI common stock.

    CONDITIONS. The respective obligations of COI and the Company to consummate the sale of the COI Warrants pursuant to the COI Warrant Purchase Agreement is subject to several conditions, including the truth of representations and warranties made in the COI Warrant Purchase Agreement, the performance of covenants to be performed on or prior to the Closing; the absence of litigation affecting the COI Warrant Purchase Agreement; and the satisfaction of all conditions to closing in the other Crescent Transaction Documents.

    INDEMNIFICATION. The Company and Crescent each agree to indemnify the other against losses, liabilities, costs and expenses resulting from the indemnitor's breach of representations, warranties and covenants contained in the Warrant Purchase Agreement or in any instrument delivered pursuant thereto.

FACILITIES LEASE

    GENERAL. At the Closing, Crescent and CBHS (and its subsidiaries) will enter into the Facilities Lease, which will be a triple-net lease structured as an operating lease under which all of the Purchased Facilities will be leased by Crescent to CBHS (and its subsidiaries).

    TERM. The initial term of the Facilities Lease will be twelve years with four renewal terms of five years each. CBHS may renew the lease as to all but not less than all of the Facilities at its option upon notice at least one year prior to end of the initial term or any renewal term.

    RENT. The base rent for the first year of the initial term will be $40 million plus ten percent of any increase in the purchase price for the Purchased Facilities resulting from the acquisition of additional facilities by the Company after the execution of the Crescent Purchase Agreement and prior to the Closing. Such rent will increase by five percent compounded annually. At the commencement of any renewal term of the Facilities Lease, a new fair market rent for the renewal term will be determined by agreement of the parties, or if the parties are unable to agree on a fair market rent, then by an appraisal mechanism. Following appraisal, Crescent will have the right to render void the exercise of the option to extend the Facilities Lease if Crescent is not satisfied with the fair market value rent as determined by the appraiser.

    CBHS will be required by the Facilities Lease to pay Crescent in each lease year (including renewals), additional rent in the amount of $20.0 million, at least $10.0 million of which must be used for capital expenditures each year, in the manner and at the time directed by CBHS. CBHS will have the right, in each lease year, to require the use of up to $10.0 million of such additional rent to pay property taxes, insurance premiums and Franchise Fees. CBHS' failure to pay additional rent under the Facilities Lease will not cause a default thereunder except to the extent Crescent has made capital expenditures or advanced sums to pay taxes, insurance premiums, assessments or Franchise Fees that have not been reimbursed by additional rent paid by CBHS to Crescent.

    FINANCING OF ADDITIONS. Crescent will have a right of first refusal in the Facilities Lease to provide construction financing in excess of $1.0 million for any expansion of Purchased Facilities that CBHS or its subsidiaries decides to undertake and to provide acquisition or other permanent financing for any additional facilities that CBHS or its subsidiaries decides to acquire. Such financing must be on the same or better terms than those offered to CBHS or its subsidiaries pursuant to a commitment from a third party.

    COVENANTS. The Facilities Lease contains covenants on the part of CBHS, including covenants to maintain its existence, keep true and complete records and books of account, not make any payments of Franchise Fees except in accordance with the Subordination Agreement, not enter into any management agreement with respect to all or substantially all of a Purchased Facility unless such management agreement has been approved by Crescent, keep the Purchase Facilities free of liens, comply with laws, maintain insurance on the Purchased Facilities with certain rights to self insure, maintain the Purchased Facilities, and operate healthcare or healthcare-related businesses in the Purchased Facilities.

    DEFAULTS. Defaults under the Facilities Lease that may result in termination thereof include (i) a failure to make required rental payments that continues for 10 days; (ii) a failure to maintain insurance within five days after Crescent gives notice of such lapse of insurance; (iii) a default in performance of other covenants that continues for 30 days (subject to extension for reasonable efforts to cure); (iv) an acceleration of any obligation of CBHS in a principal amount in excess of $10 million for money borrowed or for the deferred purchase price of any material property or services; (v) the occurrence of a final, unappealable revocation of any license, permit or similar right required for the lawful operation of any of the Purchased Facilities in circumstances under which CBHS is required to cease its operations of a Purchased Facility, provided, however, that if CBHS ceases its operation of such Purchased Facility in accordance with its right to do so under the Facilities Lease, the closing of such Purchased Facility will no longer be deemed to be a default; (vi) certain acts of bankruptcy or insolvency; (vi) material attachments to any of the Purchased Facilities; and (vii) a change of control of CBHS.

    SUBSTITUTION AND CLOSURE OF PURCHASED FACILITIES. CBHS will have the right under certain conditions to substitute comparable facilities for any Purchased Facilities it designates if the substitution has no material adverse tax consequences to Crescent and the Franchise Agreement is transferred to the substituted Facility. CBHS is required to pay all costs and expenses incurred in connection with any substitution. CBHS also has the right to close facilities if it is not in default under the Facilities Lease provided that it continues to pay all rent due under the Facilities Lease.

    PLEDGE OF LEASEHOLD INTEREST. CBHS will have the right to pledge its leasehold interest to secure senior indebtedness provided that such pledge is subordinate to any lien placed on the Purchased Facilities by Crescent to secure financing for Crescent.

    SUBLEASING AND ASSIGNMENT. CBHS will have the right to sublease all or any of the Purchased Facilities, or to assign the Facilities Lease, to any affiliate of CBHS or joint venture in which it owns at least a 25% interest provided that CBHS remains liable for all obligations under the Facilities Lease and the Franchise Agreement is assigned to the sublessee or assignee.

    REVERSION. At the termination of the Facilities Lease, any improvements to real estate revert to Crescent. CBHS will agree that upon expiration of the Facilities Lease, supplies and inventory that are the equivalent in aggregate amount in value to that reasonably established for use by the Facilities in the immediately preceding lease year, will remain at the leased premises.

GOVERNMENTAL AND REGULATORY APPROVALS

    Under applicable law, the Company, Crescent and CBHS, may be required to give notification to various state and federal governmental entities of the Crescent Transactions and apply for new licenses and permits. The Company believes that it and/or Crescent will be able to obtain any such licenses upon application therefor in the ordinary course of business.

TRADING RANGE OF COMMON STOCK

    On January 29, 1997, the date preceding public announcement of the Crescent Transactions, the high and low sales prices for the Common Stock on the New York Stock Exchange were $23.625 and $23.125, respectively.

GENERAL ANTITRUST MATTERS

    Because CBHS is structured as a limited liability company, initially owned equally by the Company and COI, the Company will not be able to exert control over CBHS. Because CBHS will be an independent company, it is possible that certain provisions of the agreements between the Company and CBHS could be challenged by others as adversely affecting their ability to compete with CBHS or the Company and therefore as agreements in restraint of trade in violation of state or federal antitrust laws. Such a challenge would not have been possible with respect to the Company's operation of the Facilities through its wholly-owned Charter subsidiary.

    The Company may in the future license the right to use the "CHARTER" name, protocols and other intellectual property to companies other than CBHS. It is frequently the case that disputes between a franchisor and its franchisee(s) involve issues relating to actual or potential competition between them. Such disputes may give rise to a claim that the franchisor's conduct has violated the antitrust laws. Thus, the Company's decision to create CBHS and to engage in franchising operations involving CBHS and others will increase its exposure to a claim that it has violated state or federal antitrust laws. The Company does not believe that any of the proposed transactions will have an adverse effect on competition. The Company intends and attempts to conduct its affairs in strict compliance with the antitrust laws.

SELECTED FINANCIAL DATA

    The following tables set forth selected historical and pro forma financial information of the Company for each of the five fiscal years in the period ended September 30, 1996 and for the three months ended December 31, 1995 and 1996. The information prior to August 1992 is not comparable because of the consummation of the Plan and the implementation of fresh start accounting in fiscal 1992, which included the revaluation of the Company's assets and liabilities and resulted in, among other things, significant reductions in long-term debt and interest expense and elimination of preferred stock and preferred stock dividend requirements. In 1993, the Company restated its consolidated financial statements to reflect the sale of certain subsidiaries as discontinued operations. The Historical Summary of Operations and Balance Sheet Data for the five fiscal years in the period ended September 30, 1996, presented below, has been derived from, and should be read in conjunction with "Item 1. Business", "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996, which is incorporated herein by reference. The Historical Summary of Operations for the three months ended December 31, 1995 and 1996 and Balance Sheet Data as of December 31, 1996 has been derived from and should be read in conjunction with the Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996, which is incorporated herein by reference.

    The Unaudited Pro Forma Consolidated Financial Statements are presented using two different assumptions. Under the terms of the Indenture, Noteholders may elect to have the Company repurchase their Notes at 101% of the face value of the Notes after the Closing. The first presentation assumes that no Noteholders elect to have their Notes repurchased, with the net proceeds from the Crescent Transactions, after payment of indebtedness outstanding under the Revolving Credit Agreement and other long-term debt, held on deposit with no investment return. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and net income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996 and $9.5 million and $0.33, respectively, for the three months ended December 31, 1996. The second presentation assumes that all Noteholders elect to have their Notes repurchased by the Company and no net proceeds from the Crescent Transactions available for deposit. On January 29, 1997, the date preceding public announcement of the Crescent Transactions, the bid and asked prices of the Notes on the New York Stock Exchange were 110.75% and 111.25% of the face value of the Notes, respectively. On April 17, 1997, the bid and asked prices of the Notes on the New York Stock Exchange were 107% and 112% of the face value of the Notes, respectively.

    The Pro Forma Summary of Operations for the fiscal year ended as of September 30, 1996 and the three months ended December 31, 1996, and the Pro Forma Balance Sheet Data as of December 31, 1996 have been derived from, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Financial Information, which is included elsewhere in this Proxy Statement and is incorporated herein by reference.

                             SUMMARY OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                PRO FORMA
                                                                                                                ----------
                                                                            HISTORICAL
                                             TEN     ---------------------------------------------------------  YEAR ENDED
                                           MONTHS     TWO MONTHS                                                SEPTEMBER
                                            ENDED        ENDED               YEAR ENDED SEPTEMBER 30,              30,
                                          JULY 31,   SEPTEMBER 30,  ------------------------------------------  ----------
                                            1992         1992         1993       1994       1995       1996      1996(1)
                                          ---------  -------------  ---------  ---------  ---------  ---------  ----------
Net revenue.............................  $ 777,855    $ 142,850    $ 897,907  $ 904,646  $1,151,736 $1,345,279 $  598,819
Salaries, supplies and other operating
  expenses..............................    563,600      107,608      640,847    661,436    863,598  1,064,445     451,031
Bad debt expense........................     50,403       14,804       67,300     70,623     92,022     81,470       9,091
Depreciation and amortization...........     35,126        3,631       26,382     28,354     38,087     48,924      19,556
Amortization of reorganization value in
  excess of amounts allocable to
  identifiable assets...................     --            7,167       42,678     31,200     26,000     --          --
Interest, net...........................    169,244       12,690       74,156     39,394     55,237     48,017       4,542
ESOP expense............................     33,714        4,811       45,874     49,197     73,257     --          --
Stock option expense (credit)...........     --             (789)      38,416     10,614       (467)       914         914
Equity in loss of CBHS..................     --           --           --         --         --         --           7,659
Unusual items...........................     --           --           --         71,287     57,437     37,271      36,274
Deferred compensation expense...........      3,190       --           --         --         --         --          --
Income (loss) from continuing operations
  before income taxes, minority
  interest, reorganization items and
  extraordinary item....................    (77,422)      (7,072)     (37,746)   (57,459)   (53,705)    64,238      69,752
Provision for (benefit from) income
  taxes.................................      4,259        1,054        1,874    (10,504)    11,082     25,695      28,099
Income (loss) from continuing operations
  before minority interest,
  reorganization items and extraordinary
  item..................................    (81,681)      (8,126)     (39,620)   (46,955)   (42,963)    38,543      41,653
Minority interest.......................     --           --           --             48        340      6,160       7,176
Income (loss) from continuing operations
  before reorganization items and
  extraordinary items...................    (81,681)      (8,126)     (39,620)   (47,003)   (42,963)    32,383  $   34,477
Discontinued operations:
  Income (loss) from discontinued
    operations..........................     24,211          930      (14,703)    --         --         --
  Gain on disposal of discontinued
    operations..........................     --           --           10,657     --         --         --
  Income (loss) before reorganization
    items and extraordinary items.......    (57,470)      (7,196)     (43,666)   (47,003)   (42,963)    32,383
Reorganization items:
  Professional fees and other
    expenses............................     (8,156)      --           --         --         --         --
  Adjust accounts to fair value.........     83,004       --           --         --         --         --
  Extraordinary item - gain (loss) on
    early extinguishment or discharge of
    debt................................    730,589       --           (8,561)   (12,616)    --         --
  Net income (loss).....................  $ 747,967    $  (7,196)   $ (52,227) $ (59,619) $ (42,963) $  32,383
Earnings (loss) per common share:
  Income (loss) from continuing
    operations before extraordinary
    item................................               $   (0.33)   $   (1.59) $   (1.78) $   (1.54) $    1.04  $     1.21
  Income (loss) from discontinued
    operations and disposal of
    discontinued operations.............                    0.04        (0.16)    --         --         --
  Income (loss) before extraordinary
    item................................                   (0.29)       (1.75)     (1.78)     (1.54)      1.04
  Extraordinary loss on early
    extinguishment of debt..............                  --            (0.35)     (0.48)    --         --
  Net income (loss).....................         (A)   $   (0.29)   $   (2.10) $   (2.26) $   (1.54) $    1.04

                                           1996(2)
                                          ----------
Net revenue.............................  $  598,819
Salaries, supplies and other operating
  expenses..............................     451,031
Bad debt expense........................       9,091
Depreciation and amortization...........      19,556
Amortization of reorganization value in
  excess of amounts allocable to
  identifiable assets...................      --
Interest, net...........................      36,629
ESOP expense............................      --
Stock option expense (credit)...........         914
Equity in loss of CBHS..................       7,659
Unusual items...........................      36,274
Deferred compensation expense...........      --
Income (loss) from continuing operations
  before income taxes, minority
  interest, reorganization items and
  extraordinary item....................      37,665
Provision for (benefit from) income
  taxes.................................      15,264
Income (loss) from continuing operations
  before minority interest,
  reorganization items and extraordinary
  item..................................      22,401
Minority interest.......................       7,176
Income (loss) from continuing operations
  before reorganization items and
  extraordinary items...................  $   15,225
Discontinued operations:
  Income (loss) from discontinued
    operations..........................
  Gain on disposal of discontinued
    operations..........................
  Income (loss) before reorganization
    items and extraordinary items.......
Reorganization items:
  Professional fees and other
    expenses............................
  Adjust accounts to fair value.........
  Extraordinary item - gain (loss) on
    early extinguishment or discharge of
    debt................................
  Net income (loss).....................
Earnings (loss) per common share:
  Income (loss) from continuing
    operations before extraordinary
    item................................  $     0.54
  Income (loss) from discontinued
    operations and disposal of
    discontinued operations.............
  Income (loss) before extraordinary
    item................................
  Extraordinary loss on early
    extinguishment of debt..............
  Net income (loss).....................

------------------------------

(A) Not meaningful due to the implementation of fresh start accounting and the increase in the number of shares outstanding as a result of the Plan.

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased and the excess proceeds from the Crescent Transactions are not invested. If the excess proceeds from the Crescent Transactions were assumed to be reinvested at the Company's historic temporary cash investment rate of 5.4%, for the year ended September 30, 1996, pro forma consolidated net income and income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996.

                             SUMMARY OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               HISTORICAL              PRO FORMA
                                                                         ----------------------  ----------------------
                                                                           THREE MONTHS ENDED      THREE MONTHS ENDED
                                                                              DECEMBER 31,            DECEMBER 31,
                                                                         ----------------------  ----------------------
                                                                            1995        1996      1996(1)     1996(2)
                                                                         ----------  ----------  ----------  ----------
Net revenue............................................................  $  295,665  $  346,819  $  171,637  $  171,637
Salaries, supplies and other operating expenses........................     231,326     284,123     129,500     129,500
Bad debt expense.......................................................      19,788      20,235       1,717       1,717
Depreciation and amortization..........................................      10,180      13,099       5,526       5,526
Interest, net..........................................................      13,822      13,569       1,557       9,897
Stock option expense...................................................       1,823         604         604         604
Equity in loss of CBHS.................................................      --          --           8,809       8,809
Income before income taxes, minority interest, and extraordinary
  item.................................................................      18,726      15,189      23,924      15,584
Provision for income taxes.............................................       7,959       6,075       9,569       6,233
Income before minority interest and extraordinary item.................      10,767       9,114      14,355       9,351
Minority interest......................................................       1,019       1,973       1,973       1,973
Income before extraordinary items......................................       9,748       7,141  $   12,382  $    7,378
Extraordinary item--loss on early extinguishment of debt...............      --          (2,950)
Net income.............................................................  $    9,748  $    4,191
Earnings per common share:
Income before extraordinary item.......................................  $     0.35  $     0.25  $     0.43  $     0.26
Extraordinary loss on early extinguishment of debt.....................      --           (0.10)
Net income.............................................................  $     0.35  $     0.15

------------------------

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased and the excess proceeds from the Crescent Transactions are not invested. If the excess proceeds from the Crescent Transactions were assumed to be reinvested at the Company's historic temporary cash investment rate of 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and income per common share would be $9.5 million and $0.33, respectively, for the three months ended December 31, 1996.

                               BALANCE SHEET DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                HISTORICAL                                         PRO FORMA
                               ----------------------------------------------------------------------------  ----------------------
                                                       SEPTEMBER 30,                                              DECEMBER 31,
                               --------------------------------------------------------------  DECEMBER 31,  ----------------------
                                   1992         1993        1994        1995         1996          1996       1996(1)     1996(2)
                               ------------  ----------  ----------  ----------  ------------  ------------  ----------  ----------
Current assets...............  $    290,742  $  231,915  $  324,627  $  305,575  $    338,150   $  338,349   $  305,735  $  577,652
Current liabilities..........       296,144     272,598     215,048     214,162       274,316      242,137      236,286     245,192
Working capital..............        (5,402)    (40,683)    109,579      91,413        63,834       96,212       69,449     332,460
Working capital ratio........       --           --          1.51:1      1.43:1        1.23:1       1.40:1       1.29:1      2.36:1
Property and equipment,
 net.........................       486,762     444,786     494,345     488,767       495,390      490,341       85,282      85,282
Total assets.................     1,299,198     838,186     961,480     983,558     1,140,137    1,118,957      671,677     952,682
Long-term debt and capital
 lease obligations...........       844,839     350,205     533,476     538,770       566,307      581,202      134,654     393,915
Stockholders' equity.........        10,424      57,298      56,221      88,560       121,817      128,064      141,657     149,360
Book value per common
 share.......................       --           --          --          --              4.26         4.48         4.95        5.22

------------------------

(1) Assumes all Noteholders elect to have their Notes repurchased.

(2) Assumes no Noteholders elect to have their Notes repurchased.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The Unaudited Pro Forma Consolidated Financial Statements are based on the historical presentation of the consolidated financial statements of Magellan and the historical operating results and financial position of the proposed divested operations and assets. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended September 30, 1996 and the three months ended December 31, 1996 give effect to the Crescent Transactions as if they had occurred on October 1, 1995. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1996 also gives effect to the European Sale and the following transactions completed during fiscal 1996 as if such transactions had been completed on October 1, 1995: (i) the Green Spring Acquisition, (ii) the issuance of the Shares, (iii) the Share Repurchase and
(iv) the pre-closure operating results for the nine acute care psychiatric hospitals that were closed or sold during fiscal 1996. The Company acquired a 61% ownership interest in Green Spring in December 1995. The Shares represent the 4,000,000 shares issued to Rainwater-Magellan on January 25, 1996. The Share Repurchase represents the Company's repurchase of approximately 3,962,000 shares of Common Stock on September 27, 1996. The unaudited Pro Forma Consolidated Statements of Operations for the three months ended December 31, 1996 also gives effect to the European Sale as if such transaction occurred on October 1, 1995. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996 gives effect to the Crescent Transactions and European Sale as if they had occurred on December 31, 1996.

    The Crescent Transactions will result in (i) the sale of substantially all of the Company's domestic provider real estate and related equipment for $400 million (before costs estimated at $12.5 million) and the COI warrants to acquire 2.5% of the outstanding common stock of COI, (ii) the creation of CBHS, which will become a 50% owned subsidiary of the Company engaged in the behavioral healthcare provider business and (iii) the Company's entry into the healthcare franchising business. CBHS will lease the Purchased Facilities from Crescent under a twelve-year operating lease (subject to renewal) for $40 million annually with a 5% escalator, compounded annually. Magellan will issue 2,566,622 warrants to Crescent and COI (1,283,311 Warrants each) with an exercise price of $30 per share. The Warrants issued to Crescent and COI have been valued at $25 million in the Pro Forma Balance Sheet. The exercise price of the COI Warrants was not determinable at the date of mailing the proxy materials as COI is in the process of formation and does not have an established stock price. Accordingly, the COI Warrants have been ascribed no value in the Pro Forma Balance Sheet. The valuation of the COI Warrants will not be determinable until the exercise price is determined and, The Company anticipates that the COI Warrants will be ascribed nominal or no value. The Company will account for its 50% investment in CBHS under the equity method of accounting, which will significantly reduce the revenues and related operating expenses presented in the Company's Statement of Operations. Divested Operations in the Pro Forma Statements of Operations represents the businesses that will be operated by CBHS after the closing. CBHS will include a significant portion of the business included in Magellan's provider business segment and a portion of Magellan corporate overhead. A summary of Magellan's provider business operations for the year ended September 30, 1996 is as follows (000's):

                                                                EARNINGS
                                                            BEFORE INTEREST,
                                                              INCOME TAXES
                                                                  AND
                                                                MINORITY        DEPRECIATION
                                              NET REVENUE       INTEREST      AND AMORTIZATION
                                              ------------  ----------------  ----------------
CBHS........................................  $    808,744  $        103,536  $         28,863
Hospital-based joint ventures...............       107,253            14,683             4,129
European hospitals..........................        32,230             8,853             1,078
General Hospital............................        32,796               (89)              290
Other.......................................        56,916             1,289              (580)
                                              ------------  ----------------  ----------------
                                              $  1,037,939  $        128,272  $         33,780
                                              ------------  ----------------  ----------------
                                              ------------  ----------------  ----------------

    The Company expects to incur a loss before income taxes, minority interest and extraordinary items of approximately $57 million upon consummation of the Crescent Transactions. The components of the loss from the Crescent Transactions are more fully described in Note 25 to the Pro Forma Consolidated Financial Statements.

    The Unaudited Pro Forma Consolidated Financial Statements are presented using two different assumptions. Under the terms of the Indenture, Noteholders may elect to have the Company repurchase their Notes at 101% of the face value of the Notes after the Closing. The Company will mail a notice to the Noteholders within 10 days after the Closing which will, among other things, state the latest date which the holders of the Notes will have to tender their Notes to the Company (the "Notes Payment Date"). The Notes Payment Date cannot be less than 30 days nor more than 60 days from the date such notice is mailed. On the Notes Payment Date, the Company will be required to provide sufficient funds to the Trustee to redeem all tendered Notes plus accrued interest to the Notes Payment Date. The Company will not hire any outside agents to assist in this process. Noteholder consent or approval of the Crescent Transactions is not required. Noteholders may elect to have the Company repurchase their Notes for various reasons including, but not limited to, concerns about the Company's prospects after the Crescent Transactions, liquidity of the Notes in the open market and prevailing bond and equity market conditions at the Notes Payment Date.

    The first presentation assumes that no Noteholders elect to have their Notes repurchased and the net proceeds from the Crescent Transactions are deposited with no investment return after payment of indebtedness outstanding under the Revolving Credit Agreement and industrial revenue bonds for certain of the Purchased Facilities. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and net income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996 and $9.5 million and $0.33, respectively, for the three months ended December 31, 1996.

    The second presentation assumes that all Noteholders elect to have their Notes repurchased by the Company and no net proceeds from the Crescent Transactions are available for deposit. On January 29, 1997, the date preceding public announcement of the Crescent Transactions, the bid and asked prices of the Notes on the New York Stock Exchange were 110.75% and 111.25% of the face value of the Notes, respectively. On April 17, 1997, the bid and asked prices of the Notes on the New York Stock Exchange were 107% and 112% of the face value of the Notes, respectively.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results that actually would have been obtained if the operations had been conducted as presented and they are not necessarily indicative of operating results to be expected in future periods. The Company's hospital business is seasonal in nature with a reduced demand for certain services generally occurring in the first fiscal quarter around major holidays, such as Thanksgiving and Christmas, and during the summer months comprising the fourth fiscal quarter. The Franchise Fees are recognized ratably throughout the year for purposes of the Unaudited Pro Forma Consolidated Financial Statements. Accordingly, the Unaudited Pro Forma Statement of Operations for the three months ended December 31, 1996 are not necessarily indicative of the pro forma results expected for a full year. The Unaudited Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto of Magellan, which are incorporated herein by reference.

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (ASSUMES NO NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             OPERATIONS
                                              CLOSED OR
                                               SOLD IN     PROBABLE                                                  PRO
                      MAGELLAN      GREEN      FISCAL      EUROPEAN      PRO FORMA     PRO FORMA    DIVESTED        FORMA
                     AS REPORTED   SPRING       1996         SALE       ADJUSTMENTS    COMBINED    OPERATIONS    ADJUSTMENTS
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------
Net Revenue........   $1,345,279  $  46,232   $ (32,718)   $ (32,230)    $       0     $1,326,563   $(808,744)    $  81,000(6)
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------

Salaries, supplies
  and other
  operating
  expenses.........   1,064,445      40,120     (29,320)     (22,247)            0     1,052,998     (605,327)        3,360(7)

Bad debt expense...      81,470           0      (2,306)         (52)            0        79,112      (70,021)            0

Depreciation and
  amortization.....      48,924       1,693      (1,193)      (1,078)          381(1)     48,727      (28,863)         (308)(8)

Interest, net......      48,017        (215)          0          (93)       (1,305)(2)     46,404      (4,852)       (4,923)(9)

Stock option
  expense..........         914           0           0            0             0           914            0             0

Equity in loss of
  CBHS.............           0           0           0            0             0             0            0         7,659(10)

Unusual items......      37,271           0           0            0             0        37,271         (997)            0
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------
                      1,281,041      41,598     (32,819)     (23,470)         (924)    1,265,426     (710,060)        5,788
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------

Income before
  income taxes and
  minority
  interest.........      64,238       4,634         101       (8,760)          924        61,137      (98,684)       75,212

Provision for
  income taxes.....      25,695       1,900          40       (3,504)          522(3)     24,653      (39,474)       30,085(11)
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------

Income before
  minority
  interest.........      38,543       2,734          61       (5,256)          402        36,484      (59,210)       45,127

Minority
  interest.........       6,160           0           0            0         1,016(4)      7,176            0             0
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------

Net income.........   $  32,383   $   2,734   $      61    $  (5,256)    $    (614)    $  29,308    $ (59,210)    $  45,127
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------
                     -----------  ---------  -----------  -----------  -------------  -----------  -----------  -------------

Average number of
  common shares
  outstanding......      31,014                                             (2,597)(5)     28,417
                     -----------                                       -------------  -----------
                     -----------                                       -------------  -----------

Net income per
  common share.....   $    1.04                                                        $    1.03
                     -----------                                                      -----------
                     -----------                                                      -----------


                          PRO
                         FORMA
                     CONSOLIDATED
                     -------------
Net Revenue........    $ 598,819
                     -------------
Salaries, supplies
  and other
  operating
  expenses.........      451,031
Bad debt expense...        9,091
Depreciation and
  amortization.....       19,556
Interest, net......       36,629
Stock option
  expense..........          914
Equity in loss of
  CBHS.............        7,659
Unusual items......       36,274
                     -------------
                         561,154
                     -------------
Income before
  income taxes and
  minority
  interest.........       37,665
Provision for
  income taxes.....       15,264
                     -------------
Income before
  minority
  interest.........       22,401
Minority
  interest.........        7,176
                     -------------
Net income.........    $  15,225(9)
                     -------------
                     -------------
Average number of
  common shares
  outstanding......       28,417
                     -------------
                     -------------
Net income per
  common share.....    $    0.54(9)
                     -------------
                     -------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (ASSUMES NO NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)

                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            MAGELLAN       PROBABLE       PRO FORMA    PRO FORMA    DIVESTED      PRO FORMA     PRO FORMA
                           AS REPORTED   EUROPEAN SALE   ADJUSTMENT    COMBINED    OPERATIONS    ADJUSTMENTS   CONSOLIDATED
                           -----------  ---------------  -----------  -----------  -----------  -------------  ------------
Net Revenue..............   $ 346,819      $  (7,613)     $       0    $ 339,206    $(187,819)    $  20,250(6)  $  171,637
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Salaries, supplies and
  other operating
  expenses...............     284,123         (5,520)             0      278,603     (149,216)          113(7)     129,500
Bad debt expense.........      20,235            (55)             0       20,180      (18,463)            0          1,717
Depreciation and
  amortization...........      13,099           (314)             0       12,785       (7,176)          (83)(8)       5,526
Interest, net............      13,569            (21)        (1,363) (2)     12,185     (1,151)      (1,137)(9)       9,897
Stock option expense.....         604              0              0          604            0             0            604
Equity in loss of CBHS...           0              0              0            0            0         8,809 (10       8,809
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
                              331,630         (5,910)        (1,363)     324,357     (176,006)        7,702        156,053
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Income before income
  taxes and minority
  interest...............      15,189         (1,703)         1,363       14,849      (11,813)       12,548         15,584
Provision for income
  taxes..................       6,075           (681)           545(3)      5,939      (4,725)        5,019 (11       6,233
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Income before minority
  interest...............       9,114         (1,022)           818        8,910       (7,088)        7,529          9,351
Minority interest........       1,973              0              0        1,973            0             0          1,973
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Net income...............   $   7,141      $  (1,022)     $     818    $   6,937    $  (7,088)    $   7,529     $    7,378(9)
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Average number of common
  shares outstanding.....      28,589                                     28,589                                    28,589
                           -----------                                -----------                              ------------
                           -----------                                -----------                              ------------
Net income per common
  share..................   $    0.25                                  $    0.24                                $     0.26(9)
                           -----------                                -----------                              ------------
                           -----------                                -----------                              ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (ASSUMES ALL NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            OPERATIONS
                      MAGELLAN               CLOSED OR    PROBABLE
                         AS        GREEN      SOLD IN     EUROPEAN      PRO FORMA    PRO FORMA   DIVESTED     PRO FORMA
                      REPORTED    SPRING    FISCAL 1996     SALE       ADJUSTMENTS   COMBINED   OPERATIONS   ADJUSTMENTS
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Net Revenue.........  $1,345,279 $  46,232   $ (32,718)   $ (32,230)    $       0    $1,326,563  $(808,744)   $  81,000(6)
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Salaries, supplies
  and other
  operating
  expenses..........  1,064,445     40,120     (29,320)     (22,247)            0    1,052,998    (605,327)       3,360(7)
Bad debt expense....     81,470          0      (2,306)         (52)            0       79,112     (70,021)           0
Depreciation and
  amortization......     48,924      1,693      (1,193)      (1,078)          381(1)    48,727     (28,863)        (308)(8)
Interest, net.......     48,017       (215)          0          (93)       (1,305)(2)    46,404     (4,852)     (37,010)(9)
Stock option
  expense...........        914          0           0            0             0          914           0            0
Equity in loss of
  CBHS..............          0          0           0            0             0            0           0        7,659(10)
Unusual items.......     37,271          0           0            0             0       37,271        (997)           0
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
                      1,281,041     41,598     (32,819)     (23,470)         (924)   1,265,426    (710,060)     (26,299)
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Income before income
  taxes and minority
  interest..........     64,238      4,634         101       (8,760)          924       61,137     (98,684)     107,299
Provision for income
  taxes.............     25,695      1,900          40       (3,504)          522(3)    24,653     (39,474)      42,920(11)
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Income before
  minority
  interest..........     38,543      2,734          61       (5,256)          402       36,484     (59,210)      64,379
Minority interest...      6,160          0           0            0         1,016(4)     7,176           0            0
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Net income..........  $  32,383  $   2,734   $      61    $  (5,256)    $    (614)   $  29,308   ($ 59,210)   $  64,379
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
                      ---------  ---------  -----------  -----------  -------------  ---------  -----------  -----------
Average number of
  common shares
  outstanding.......     31,014                                            (2,597)(5)    28,417
                      ---------                                       -------------  ---------
                      ---------                                       -------------  ---------
Net income per
  common share......  $    1.04                                                      $    1.03
                      ---------                                                      ---------
                      ---------                                                      ---------


                       PRO FORMA
                      CONSOLIDATED
                      ------------
Net Revenue.........   $  598,819
                      ------------
Salaries, supplies
  and other
  operating
  expenses..........      451,031
Bad debt expense....        9,091
Depreciation and
  amortization......       19,556
Interest, net.......        4,542
Stock option
  expense...........          914
Equity in loss of
  CBHS..............        7,659
Unusual items.......       36,274
                      ------------
                          529,067
                      ------------
Income before income
  taxes and minority
  interest..........       69,752
Provision for income
  taxes.............       28,099
                      ------------
Income before
  minority
  interest..........       41,653
Minority interest...        7,176
                      ------------
Net income..........   $   34,477
                      ------------
                      ------------
Average number of
  common shares
  outstanding.......       28,417
                      ------------
                      ------------
Net income per
  common share......   $     1.21
                      ------------
                      ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (ASSUMES ALL NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)

                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            MAGELLAN       PROBABLE       PRO FORMA    PRO FORMA    DIVESTED      PRO FORMA     PRO FORMA
                           AS REPORTED   EUROPEAN SALE   ADJUSTMENT    COMBINED    OPERATIONS    ADJUSTMENTS   CONSOLIDATED
                           -----------  ---------------  -----------  -----------  -----------  -------------  ------------
Net Revenue..............   $ 346,819      $  (7,613)     $       0    $ 339,206    $(187,819)    $  20,250(6)  $  171,637
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Salaries, supplies and
  other operating
  expenses...............     284,123         (5,520)             0      278,603     (149,216)          113(7)     129,500
Bad debt expense.........      20,235            (55)             0       20,180      (18,463)            0          1,717
Depreciation and
  amortization...........      13,099           (314)             0       12,785       (7,176)          (83)(8)       5,526
Interest, net............      13,569            (21)        (1,363)(2)     12,185     (1,151)       (9,477)(9)       1,557
Stock option expense.....         604              0              0          604            0             0            604
Equity in loss of CBHS...           0              0              0            0            0         8,809 (10       8,809
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
                              331,630         (5,910)        (1,363)     324,357     (176,006)         (638)       147,713
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Income before income
  taxes and minority
  interest...............      15,189         (1,703)         1,363       14,849      (11,813)       20,888         23,924
Provision for income
  taxes..................       6,075           (681)           545(3)      5,939      (4,725)        8,355 (11       9,569
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Income before minority
  interest...............       9,114         (1,022)           818        8,910       (7,088)       12,533         14,355
Minority interest........       1,973              0              0        1,973            0             0          1,973
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Net income...............   $   7,141      $  (1,022)     $     818    $   6,937    $  (7,088)    $  12,533     $   12,382
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
                           -----------       -------     -----------  -----------  -----------  -------------  ------------
Average number of common
  shares outstanding.....      28,589                                     28,589                                    28,589
                           -----------                                -----------                              ------------
                           -----------                                -----------                              ------------
Net income per common
  share..................   $    0.25                                  $    0.24                                $     0.43
                           -----------                                -----------                              ------------
                           -----------                                -----------                              ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
         (ASSUMES NO NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                     MAGELLAN      PROBABLE      PRO FORMA    PRO FORMA    PRO FORMA    PRO FORMA
                                    AS REPORTED  EUROPEAN SALE  ADJUSTMENTS   COMBINED    ADJUSTMENTS  CONSOLIDATED
                                    -----------  -------------  -----------  -----------  -----------  ------------
Current Assets:
  Cash and cash equivalents.......   $ 114,452     $    (400)    $  75,000 (12 $   114,052  $ 375,000 (19  $  385,969
                                                                     1,000 (12                12,500 (19
                                                                                              12,500 (19
                                                                    (2,500) 12)                8,480 (19
                                                                   (73,500) 12)              (12,475) 19)
                                                                                             (10,000) 19)
                                                                                            (114,088) 19)
  Accounts receivable, net........     191,862        (5,387)            0       186,475     (18,000) 13)     168,475
  Supplies........................       4,913          (129)            0         4,784      (3,401) 14)       1,383
  Other...........................      27,122          (622)            0        26,500      (4,675) 14)      21,825
                                    -----------  -------------  -----------  -----------  -----------  ------------
    Total Current Assets..........     338,349        (6,538)            0       331,811     245,841       577,652

Assets Restricted for Settlement
  of Unpaid Claims and Other
  Long-Term Liabilities...........      94,786             0             0        94,786           0        94,786

Property and Equipment:
  Land............................      82,751        (7,571)            0        75,180     (69,625) 15)       5,555
  Buildings and improvements......     388,832       (14,883)            0       373,949    (319,633) 15)      54,316
  Equipment.......................     150,217        (2,933)            0       147,284     (97,987) 15)      49,297
                                    -----------  -------------  -----------  -----------  -----------  ------------
                                       621,800       (25,387)            0       596,413    (487,245)      109,168
  Accumulated depreciation........    (135,083)        4,547             0      (130,536)    105,217 (15     (25,319)
                                    -----------  -------------  -----------  -----------  -----------  ------------
                                       486,717       (20,840)            0       465,877    (382,028)       83,849
  Construction in progress........       3,624          (773)            0         2,851      (1,418) 15)       1,433
                                    -----------  -------------  -----------  -----------  -----------  ------------
                                       490,341       (21,613)            0       468,728    (383,446)       85,282
Other long-term assets............      28,033             0             0        28,033        (404) 14)      27,629
Investment in/Advances to CBHS....           0             0             0             0      15,531 (16      15,531
Goodwill, net.....................     126,991             0             0       126,991     (13,887) 17)     113,104
Other intangible assets, net......      40,457             0             0        40,457      (1,759) 17)      38,698
                                    -----------  -------------  -----------  -----------  -----------  ------------
                                     $1,118,957    $ (28,151)    $       0   $ 1,090,806   $(138,124)   $  952,682
                                    -----------  -------------  -----------  -----------  -----------  ------------
                                    -----------  -------------  -----------  -----------  -----------  ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
         (ASSUMES NO NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                    MAGELLAN      PROBABLE      PRO FORMA    PRO FORMA    PRO FORMA    PRO FORMA
                                   AS REPORTED  EUROPEAN SALE  ADJUSTMENTS   COMBINED    ADJUSTMENTS  CONSOLIDATED
                                   -----------  -------------  -----------  -----------  -----------  ------------
Current Liabilities:
  Accounts payable...............   $  72,797     $    (875)    $       0   $    71,922   $       0    $   71,922
  Accrued liabilities............     163,555        (3,561)        1,000 (12     160,994      8,471 (18     169,465
  Current maturities of long-term
    and CLOs.....................       5,785           (30)            0         5,755      (1,950) 19)       3,805
                                   -----------  -------------  -----------  -----------  -----------  ------------
    Total current liabilities....     242,137        (4,466)        1,000       238,671       6,521       245,192

Long-term debt and CLOs..........     581,202        (1,113)      (73,500) 12)     506,589   (112,674) 19)     393,915
Deferred income tax
  liabilities....................      12,250          (441)       19,891 (12      31,700    (22,788) 20)       8,911
Reserve for unpaid claims........      70,449             0             0        70,449           0        70,449
Deferred credits and other
  long-term liabilities..........      30,039             0             0        30,039           0        30,039
Minority interest................      54,816             0             0        54,816           0        54,816

Commitments and contingencies....
Stockholders' equity:
  Common stock...................       8,259             0             0         8,259           0         8,259
  Additional paid in capital.....     328,390             0             0       328,390           0       328,390
  Accumulated deficit............    (125,266)            0        29,836 (12     (95,430)    (34,183) 22)    (129,612)
  Warrants outstanding...........          54             0             0            54      25,000 (21      25,054
  Common stock in treasury.......     (82,731)            0             0       (82,731)          0       (82,731)
  Cumulative foreign currency
    adjustments..................        (642)          642             0             0           0             0
                                   -----------  -------------  -----------  -----------  -----------  ------------
    Total stockholders' equity...     128,064           642        29,836       158,542      (9,183)      149,360
                                   -----------  -------------  -----------  -----------  -----------  ------------
                                    $1,118,957    $  (5,378)    $ (22,773)  $ 1,090,806   $(138,124)   $  952,682
                                   -----------  -------------  -----------  -----------  -----------  ------------
                                   -----------  -------------  -----------  -----------  -----------  ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
        (ASSUMES ALL NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                     MAGELLAN AS    PROBABLE      PRO FORMA    PRO FORMA    PRO FORMA    PRO FORMA
                                      REPORTED    EUROPEAN SALE  ADJUSTMENTS   COMBINED    ADJUSTMENTS  CONSOLIDATED
                                     -----------  -------------  -----------  -----------  -----------  ------------
Current Assets:
  Cash and cash equivalents........   $ 114,452     $    (400)    $  75,000 (12 $   114,052  $ 375,000 (19  $  114,052
                                                                      1,000 (12                12,500 (19
                                                                                               12,500 (19
                                                                     (2,500) 12)                8,480 (19
                                                                    (73,500) 12)              (12,475) 19)
                                                                                              (10,000) 19)
                                                                                             (382,255) 19)
                                                                                               (3,750) 19)
  Accounts receivable, net.........     191,862        (5,387)            0       186,475     (18,000) 13)     168,475
  Supplies.........................       4,913          (129)            0         4,784      (3,401) 14)       1,383
  Other............................      27,122          (622)            0        26,500      (4,675) 14)      21,825
                                     -----------  -------------  -----------  -----------  -----------  ------------
    Total Current Assets...........     338,349        (6,538)            0       331,811     (26,076)      305,735
Assets Restricted for Settlement of
  Unpaid Claims and Other Long-Term
  Liabilities......................      94,786             0             0        94,786           0        94,786
Property and Equipment:
  Land.............................      82,751        (7,571)            0        75,180     (69,625) 15)       5,555
  Buildings and improvements.......     388,832       (14,883)            0       373,949    (319,633) 15)      54,316
  Equipment........................     150,217        (2,933)            0       147,284     (97,987) 15)      49,297
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                        621,800       (25,387)            0       596,413    (487,245)      109,168
  Accumulated depreciation.........    (135,083)        4,547             0      (130,536)    105,217 (15     (25,319)
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                        486,717       (20,840)            0       465,877    (382,028)       83,849
  Construction in progress.........       3,624          (773)            0         2,851      (1,418) 15)       1,433
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                        490,341       (21,613)            0       468,728    (383,446)       85,282
  Other long-term assets...........      28,033        --                 0        28,033        (404) 14)      27,629
Investment in/Advances to CBHS.....           0             0             0             0      15,531 (16      15,531
Goodwill, net......................     126,991             0             0       126,991     (13,887) 17)     113,104
Other intangible assets, net.......      40,457             0             0        40,457     (10,847) 17)      29,610
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                     1$,118,957..   $ (28,151)    $       0   $ 1,090,806   $(419,129)   $  671,677
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                     -----------  -------------  -----------  -----------  -----------  ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
        (ASSUMES ALL NOTEHOLDERS ELECT TO HAVE THEIR NOTES REPURCHASED)
                                  (UNAUDITED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                     MAGELLAN AS    PROBABLE      PRO FORMA    PRO FORMA    PRO FORMA    PRO FORMA
                                      REPORTED    EUROPEAN SALE  ADJUSTMENTS   COMBINED    ADJUSTMENTS  CONSOLIDATED
                                     -----------  -------------  -----------  -----------  -----------  ------------
Current Liabilities:
  Accounts payable.................   $  72,797     $    (875)    $       0   $    71,922   $       0    $   71,922
  Accrued liabilities..............     163,555        (3,561)        1,000 (12     160,994       (435) 18)     160,559
  Current maturities of long-term
    and CLOs.......................       5,785           (30)            0         5,755      (1,950) 19)       3,805
                                     -----------  -------------  -----------  -----------  -----------  ------------
    Total current liabilities......     242,137        (4,466)        1,000       238,671      (2,385)      236,286

Long-term debt and CLOs............     581,202        (1,113)      (73,500) 12)     506,589   (371,935) 19)     134,654
Deferred income tax liabilities....      12,250          (441)       19,891 (12      31,700    (27,924) 20)       3,776
Reserve for unpaid claims..........      70,449             0             0        70,449           0        70,449
Deferred credits and other long-
  term liabilities.................      30,039             0             0        30,039           0        30,039
Minority interest..................      54,816             0             0        54,816           0        54,816

Commitments and contingencies
Stockholders' equity:
  Common stock.....................       8,259             0             0         8,259           0         8,259
  Additional paid in capital.......     328,390             0             0       328,390           0       328,390
  Accumulated deficit..............    (125,266)            0        29,836 (12     (95,430)    (41,885) 22)    (137,315)
  Warrants outstanding.............          54             0             0            54      25,000 (21      25,054
  Common stock in treasury.........     (82,731)            0             0       (82,731)          0       (82,731)
  Cumulative foreign currency
    adjustments....................        (642)          642             0             0           0             0
                                     -----------  -------------  -----------  -----------  -----------  ------------

    Total Stockholders' Equity.....     128,064           642        29,836       158,542     (16,885)      141,657
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                      $1,118,957    $  (5,378)    $ (22,773)  $ 1,090,806   $(419,129)   $  671,677
                                     -----------  -------------  -----------  -----------  -----------  ------------
                                     -----------  -------------  -----------  -----------  -----------  ------------

    See notes to the Pro Forma Consolidated Financial Statements (Unaudited)

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
    Notes (1) through (5) relate to the effect of the Green Spring Acquisition, the issuance of the Shares, the Share Repurchase and the European Sale as if such transactions occurred on October 1, 1995.

 (1) The pro forma adjustments to amortization expense represent an increase to amortization expense in conjunction with the 61% acquisition of Green Spring.

 (2) The pro forma adjustments to interest expense, net, represent the interest expense incurred and the interest income foregone by Magellan as a result of the Green Spring Acquisition and the Share Repurchase, net of reductions in interest expense as a result of the issuance of the Shares and the European Sale. Historic interest rates used for borrowings and temporary cash investments were approximately 7.6% and 5.4%, respectively.

 (3) The pro forma adjustments to income taxes represent the tax effect of the pro forma adjustment to interest expense at Magellan's historic effective tax rate of 40%.

 (4) The pro forma adjustments to minority interest represent the 39% minority interest in Green Spring and GPA as a result of the Green Spring Acquisition.

 (5) The pro forma adjustments to average number of common shares outstanding give effect to the issuance of shares in the Green Spring Acquisition and the issuance of the Shares, offset by the Share Repurchase.

 (6) The pro forma adjustments to net revenue represent Franchise Fees paid to Magellan by CBHS pursuant to the Master Franchise Agreement. As part of the Crescent Transactions, CBHS will lease the Purchased Facilities from Crescent under the Facilities Lease. See "Crescent Transactions-- Facilities Lease." The annual base rent under the Facilities Lease begins at $40 million and escalates 5% per year, compounded annually. The Subordination Agreement provides that the Franchise Fees are subordinated in payment to the $40 million annual base rent, 5% escalator rent and the additional rent under the Facilities Lease due Crescent, in certain circumstances. (See "Crescent Transactions-- Subordination Agreement"). The Company will be entitled to pursue all available remedies for breach of the Master Franchise Agreement, except that the Company does not have the right to take any action that could reasonably be expected to force CBHS into bankruptcy or receivorship. If CBHS encounters a decline in earnings or financial difficulties, such amounts due Crescent will be paid before any Franchise Fees are paid. After the Crescent Transactions, the Company will receive from CBHS initial Franchise Fees of $81 million, subject to increase (See "Crescent Transactions--Master Franchise Agreement"). The Company will provide CBHS with an array of services, including advertising and marketing assistance, risk management services, outcomes monitoring, consultation with respect to matters relating to CBHS' business in which the Company has expertise and the Company's operation of a telephone call center utilizing the "1-800-CHARTER" telephone number.

 (7) The pro forma adjustments to salaries, supplies and other operating expenses represent fees payable to CBHS of $10.6 million and $1.6 million for the year ended September 30, 1996 and the three months ended December 31, 1996, respectively, for the management of hospital-based businesses controlled by Magellan that are less than wholly-owned by Magellan, net of reductions in corporate overhead of $7.2 million and $1.5 million for the year ended September 30, 1996 and the three months ended December 31, 1996, respectively, related to the transfer of existing personnel and functions between Magellan and CBHS. The Company and CBHS expect to incur incremental corporate overhead of approximately $1 million annually as a result of the Crescent Transactions. Magellan personnel transferred to CBHS and incremental corporate overhead will occur primarily in the human resource, legal and finance and accounting functions.

 (8) The pro forma adjustments to depreciation and amortization represent the amortization expense related to other intangible assets that would become impaired as a result of the Crescent Transactions.

    The impaired other intangible assets have a remaining net book value of approximately $170,000 at December 31, 1996, which are included in the impairment losses referred to in Note (17).

 (9) The pro forma adjustments to interest expense, net, assuming all of the Notes are repurchased, represents the reduction in interest expense for the assumed repurchase of the Notes at 101% of the aggregate principal amount pursuant to the provisions of the Indenture, offset by additional borrowings under the new credit agreement required to fund the assumed repurchase of the Notes. The pro forma adjustment to interest expense, net, assuming the Notes are not repurchased, represents reductions in interest expense as a result of paying off the outstanding borrowings under the Revolving Credit Agreement (historic and pro forma) with no assumed investment of the excess proceeds from the Crescent Transactions. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the three months ended December 31, 1996, pro forma consolidated net income and net income per common share would be $24.5 million and $0.86, respectively, for the year ended September 30, 1996 and $9.5 million and $0.33, respectively, for the three months ended December 31, 1996.

(10) The pro forma adjustments to equity in loss of CBHS represent Magellan's percentage interest (50%) in CBHS' pro forma loss for the year ended September 30, 1996 and the three months ended December 31, 1996. Magellan's investment in CBHS will be accounted for under the equity method of accounting. The timing and terms of the 10% equity interest grant to CBHS management will be addressed by the governing board of CBHS after the Closing. The Company anticipates that the granting of the 10% equity interest to CBHS management will result in equally shared dilution of ownership interest between Magellan and COI and that the grant will be at an exercise price at least equal to the fair value of the underlying equity at the date of grant, which will not result in compensation expense under the provisions of APB Opinion 25. Magellan's ownership interest in CBHS is reflected at its initial ownership percentage of 50% for the purposes of computing pro forma equity in loss of CBHS. The Condensed Pro Forma Statements of Operations and Balance Sheet of CBHS are as follows (000's):

                                                                                 FOR THE THREE MONTHS ENDED
                                   FOR THE YEAR ENDED SEPTEMBER 30, 1996             DECEMBER 31, 1996
                                   --------------------------------------  --------------------------------------
                                    DIVESTED     PRO FORMA    PRO FORMA     DIVESTED     PRO FORMA    PRO FORMA
STATEMENT OF OPERATIONS            OPERATIONS   ADJUSTMENTS  CONSOLIDATED  OPERATIONS   ADJUSTMENTS  CONSOLIDATED
---------------------------------  -----------  -----------  ------------  -----------  -----------  ------------
Net revenue......................   $ 808,744    $  10,615(i)  $  819,359   $ 187,819    $   1,645(i)  $  189,464
                                   -----------  -----------  ------------  -----------  -----------  ------------
Salaries, supplies and other
  operating expenses.............     605,327      152,312 (ii     757,639    149,216       37,796 (ii     187,012
Bad debt expense.................      70,021            0        70,021       18,463            0        18,463
Depreciation and amortization....      28,863      (26,444)  ii)       2,419      7,176     (6,770)  ii)         406
Interest, net....................       4,852       (1,252) iv)       3,600      1,151          49 (iv       1,200
Unusual items....................         997            0           997            0            0             0
                                   -----------  -----------  ------------  -----------  -----------  ------------
                                      710,060      124,616       834,676      176,006       31,075       207,081
                                   -----------  -----------  ------------  -----------  -----------  ------------
Income (loss) before income
  taxes..........................      98,684     (114,001)      (15,317)      11,813      (29,430)      (17,617)
Provision for income taxes.......      39,474      (39,474)(v)           0      4,725       (4,725)(v)           0
                                   -----------  -----------  ------------  -----------  -----------  ------------
  Net income (loss)..............   $  59,210    $ (74,527)   $  (15,317)   $   7,088    $ (24,705)   $  (17,617)
                                   -----------  -----------  ------------  -----------  -----------  ------------
                                   -----------  -----------  ------------  -----------  -----------  ------------

------------------------------

(i) Fees from Magellan for the management of hospital-based businesses controlled by Magellan that are less than wholly-owned by Magellan. See Note 7.

(ii) The pro forma adjustments to salaries, supplies and other operating expenses are as follows (000's)

                                                                                 YEAR ENDED      THREE MONTHS ENDED
                                                                             SEPTEMBER 30, 1996   DECEMBER 31, 1996
                                                                             ------------------  -------------------
Franchise Fees (See Note 6)................................................      $   81,000           $  20,250
Rent Expense under the Facilities Lease....................................          63,057              15,764
Additional Corporate Overhead (See Note 7).................................           8,255               1,782
                                                                                   --------             -------
                                                                                 $  152,312           $  37,796
                                                                                   --------             -------
                                                                                   --------             -------

(iii) The pro forma adjustment to depreciation and amortization represents the decrease in depreciation expense as a result of the sale of property and equipment to Crescent by Magellan and the elimination of amortization expense related to impaired intangible assets (See Note 17).

(iv) The pro forma adjustment to interest, net, is computed as follows (000's):

                                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                                             SEPTEMBER 30, 1996    DECEMBER 31, 1996
                                                                             -------------------  -------------------
Interest expense on serviced IRB's.........................................       $  (4,852)           $  (1,151)
Interest expense for new borrowings........................................           3,600                1,200
                                                                                    -------              -------
                                                                                  $  (1,252)           $      49
                                                                                    -------              -------
                                                                                    -------              -------
Average borrowings.........................................................       $  45,000            $  60,000
Borrowing rate.............................................................            8.0%                 8.0%
                                                                                    -------              -------
    Annual Interest........................................................       $   3,600            $   4,800
                                                                                    -------              -------
                                                                                    -------              -------
    Quarterly Interest.....................................................                            $   1,200
                                                                                                         -------
                                                                                                         -------

(v) CBHS will be formed as a limited liability company. Accordingly, no tax benefit is presented as the tax consequences will pass through to Magellan and COI.

BALANCE SHEET                                                                DECEMBER 31, 1996
---------------------------------------------------------------------------  -----------------
Current assets.............................................................      $   9,596
Property and equipment, net................................................         18,082
Other long-term assets.....................................................            404
                                                                                   -------
  Total assets.............................................................      $  28,082
                                                                                   -------
                                                                                   -------
Accrued liabilities........................................................      $   6,597
Capital lease obligation...................................................             50
Note payable--Magellan.....................................................         10,000
                                                                                   -------
  Total current liabilities................................................         16,647
Capital lease obligation...................................................            904
Member capital.............................................................         10,531
                                                                                   -------
  Total liabilities and member capital.....................................      $  28,082
                                                                                   -------
                                                                                   -------

(11) The pro forma adjustments to provision for income taxes represent the tax expense related to the pro forma adjustments at the Company's historic effective tax rate of 40%.

(12) On March 19, 1997, the Company announced that it signed definitive agreements for the sale of its two psychiatric hospitals in London and its psychiatric hospital in Nyon, Switzerland. In a separate agreement, Magellan will allow the purchaser to continue to use the "CHARTER" name at the facilities for seven years and the "Charter System," comprised of certain intellectual and proprietary rights, for a six month period pending negotiation of a potential franchise relationship. The total sales price for the European hospitals and the license agreement is $76 million.

    The European Sale is expected to close in the third quarter of fiscal 1997 pending regulatory approval. A summary of the material terms and pro forma adjustments related to the European Sale is as follows (000's):

Cash received(i)...................................................  $  76,000
Transaction costs..................................................     (2,500)
                                                                     ---------
  Net cash available for debt repayment............................  $  73,500
                                                                     ---------
                                                                     ---------

Sales price........................................................  $  75,000
Transaction costs..................................................     (2,500)
                                                                     ---------
                                                                        72,500
Net book value of assets/liabilities sold..........................     22,773
                                                                     ---------
Gain on European Sale..............................................     49,727
Provision for income taxes.........................................     19,891
                                                                     ---------
  Net gain.........................................................  $  29,836
                                                                     ---------
                                                                     ---------

------------------------

(i) Includes $1.0 million for deferred franchise fees.

(13) The pro forma adjustments to accounts receivable, net, represents the reduction in the net realizable value of accounts receivable for estimated collection fees on hospital-based receivables of $114.7 million for the divested operations pursuant to a contractual obligation with CBHS, whereby CBHS will receive a fee equal to 5% of collections for the first 120 days after the Closing ($4.0 million) and estimated bad debt agency fees of 40% for receivables collected subsequent to 120 days after the Closing ($14.0 million).

(14) The pro forma adjustments to supplies, other current assets and other long-term assets represent the sale of such assets to CBHS at their recorded amounts.
(15) The pro forma adjustments to land, buildings and improvements, equipment, accumulated depreciation and construction in progress represent the basis of real and personal property sold to Crescent and contributed and sold by Magellan to CBHS. A summary of these transactions is as follows (000's):

Sales price.......................................................  $ 400,000
Less: transaction costs...........................................    (12,475)
Warrant valuation.................................................    (25,000)
                                                                    ---------
Transaction consideration, net....................................    362,525
Net book value of Property and Equipment sold to Crescent and
  CBHS............................................................    370,364
                                                                    ---------
Loss on sale of Property and Equipment to Crescent................  $  (7,839)
                                                                    ---------
                                                                    ---------
Net book value of Property and Equipment contributed to CBHS......  $  13,082
                                                                    ---------
                                                                    ---------
Total net book value of Property and Equipment sold and
  contributed.....................................................  $ 383,446
                                                                    ---------
                                                                    ---------

(16) The pro forma adjustments to Investment in/Advances to CBHS represent Magellan's capital contribution for its 50% ownership and voting interest in CBHS in the form of contributed net assets and advances to CBHS for working capital purposes. Magellan will either (i) provide CBHS with bridge financing, secured by CBHS' receivables, for a one-year term in the maximum amount of $55 million to fund CBHS' anticipated working capital needs during its first year of operation or (ii) provide a guarantee under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS has received a loan commitment from a group of commercial banks to provide a line of credit of up to $100 million pursuant to a 5-year revolving credit facility.

    Each of the Company and COI will make a commitment to loan CBHS up to $17.5 million each, for a period of five years. The Company will have the right to require CBHS to draw down a portion of its loan commitment, which will be funded equally by the Company and COI, and will be used in the manner directed by the Company. The fair value of the net assets contributed to CBHS by Magellan is approximately $5.5 million and the pro forma advance to CBHS by Magellan is approximately $10.0 million.
(17) The pro forma adjustments to goodwill and other intangible assets represent impairment losses related primarily to hospital-based goodwill and other intangible assets as a result of the Crescent Transactions, including the write-off of approximately $9.1 million in unamortized deferred financing costs if the Notes are repurchased. The Company is disposing of a significant portion of its provider business segment. The impairment loss results from reducing the book value of the Company's investment in CBHS to its approximate fair value. The impairment losses represent the carrying amount of goodwill and other intangible assets related to the divested or contributed operations.
(18) The pro forma adjustments to accrued liabilities represent the accrual of $5.0 of exit costs and the remaining obligation to construct the Philadelphia Purchased Facility of $10.6 million, less the payment of accrued interest for debt serviced as a result of the Crescent Transactions of $9.3 million if the Notes are repurchased and $0.4 million if the Notes are not repurchased, and $6.7 million of accrued vacation liabilities assumed by CBHS. The Company is exiting the domestic provider business as a result of the Crescent Transactions. See "Summary--Crescent Transactions" for a description of the major actions comprising the exit plan. The type and amount of exit costs accrued are as follows (000's):

Incremental staffing, consulting and related costs to prepare and coordinate audits of terminating medicare cost reports for divested
businesses..........................................................  $   2,000

Incremental staffing and related costs to perform accounting functions related to retained hospital-based assets and
 liabilities........................................................      2,000

Incremental staffing and related costs to prepare and file final income tax, property tax, sales and use tax and other tax returns
 for divested businesses............................................      1,000
                                                                      ---------
                                                                      $   5,000
                                                                      ---------
                                                                      ---------

    The Company is constructing a hospital in Philadelphia to replace its existing Philadelphia hospital. The Company has incurred $0.4 million in construction costs through December 31, 1996 and is committed to incur up to $11.0 million in total construction costs as part of the Crescent Purchase Agreement.
(19) The pro forma adjustments to cash and cash equivalents, current maturities of long-term debt and CLOs and long-term debt and CLOs represent inflows and outflows of cash and the changes in the

    Company's debt structure as a result of the Crescent Transactions. A summary of the pro forma adjustments to cash and cash equivalents is as follows (000's):

                                                                      NO NOTES     ALL NOTES
                                                                    REPURCHASED   REPURCHASED
                                                                    ------------  ------------
Sale of Property and Equipment....................................   $  375,000    $  375,000
Issuance of warrants to Crescent..................................       12,500        12,500
Issuance of warrants to COI.......................................       12,500        12,500
Sale of supplies and other assets.................................        8,480         8,480
Transaction costs.................................................      (12,475)      (12,475)
Advance to CBHS...................................................      (10,000)      (10,000)
Debt and accrued interest payments................................     (114,088)     (382,255)
Premium on Notes..................................................       --            (3,750)
                                                                    ------------  ------------
                                                                     $  271,917    $        0
                                                                    ------------  ------------
                                                                    ------------  ------------

    A summary of the Company's pro forma combined debt structure before the Crescent Transactions and after the Crescent Transactions is as follows (000's):

                                                PRO FORMA
                                                 COMBINED
                                                BEFORE THE   PRO FORMA AFTER  PRO FORMA AFTER
                                                 CRESCENT     THE CRESCENT     THE CRESCENT
                                               TRANSACTIONS  TRANSACTIONS(1)  TRANSACTIONS(2)
                                               ------------  ---------------  ---------------
Revolving credit agreement...................   $   47,500     $   115,739      $   --
11.25% Senior Subordinated Notes.............      375,000         --               375,000
Other long-term debt and CLOs................       84,089          18,915           18,915
                                               ------------  ---------------  ---------------
    Subtotal.................................   $  506,589     $   134,654      $   393,915
                                               ------------  ---------------  ---------------
Current maturities of long-term debt and
  CLOs.......................................   $    5,755     $     3,805      $     3,805
                                               ------------  ---------------  ---------------
                                               ------------  ---------------  ---------------

------------------------

    (1) Assumes all Noteholders elect to have their Notes repurchased.

    (2) Assumes no Noteholders elect to have their Notes repurchased.

(20) The pro forma adjustments to deferred income tax liabilities represents the tax consequences related to (i) accounts receivable collection fees, (ii) gain on the sale of real and personal property to Crescent, (iii) impairment losses related to intangible assets, (iv) exit costs and related commitments and (v) the premium required to service the Notes if the Notes are repurchased, at the Company's historic effective tax rate of 40%.

(21) The pro forma adjustments to warrants outstanding represent the fair value of the 2,566,622 Warrants issued to Crescent and COI having an exercise price of $30 per share. The Company will receive $12.5 million each from Crescent and COI as consideration for the Warrants. The fair value of the warrants was determined using the Black-Scholes method of valuation. The Warrants will be exercisable by Crescent and COI at the following times and in the following amounts:

                NUMBER OF SHARES OF
                   COMMON STOCK
 DATE FIRST        ISSUABLE UPON           END OF
EXERCISABLE          EXERCISE          EXERCISE PERIOD
     MAY 31         OF WARRANTS            MAY 31
-------------  ---------------------  -----------------
       1998             30,000                 2001
       1999             62,325                 2002
       2000             97,114                 2003
       2001            134,513                 2004
       2002            174,678                 2005
       2003            217,770                 2006
       2004            263,961                 2007
       2005            313,433                 2008
       2006            366,376                 2009
       2007            422,961                 2009
       2008            483,491                 2009

(22) The pro forma adjustments to accumulated deficit represent the net loss related to (i) estimated accounts receivable collection fees, (ii) loss on the sale of real and personal property to Crescent, (iii) impairment losses related to intangible assets, (iv) exit costs and related commitments and
    (v) the premium required to service the Notes, if the Notes are repurchased. The pre-tax loss and after-tax loss is summarized as follows (000's):

                                                                PRE-TAX   AFTER-TAX      NOTE
                                                                 LOSS       LOSS       REFERENCE
                                                               ---------  ---------  -------------
Accounts receivable collection fees..........................  $  18,000  $  10,800          (13)
Impairment losses on intangible assets.......................     15,646      9,387          (17)
Exit costs and construction obligation.......................     15,486      9,292          (18)
Loss on the sale of property and equipment...................      7,839      4,704          (15)
                                                               ---------  ---------
                                                               $  56,971  $  34,183
                                                               ---------  ---------
                                                               ---------  ---------

    The extraordinary loss on the early extinguishment of debt would be approximately $7.7 million, net of tax, if all the Notes are repurchased. The Closing of the Crescent Transactions will result in accelerated vesting for options to purchase 1,210,375 shares of Common Stock under the 1996 Stock Option Plan. The accelerated vesting of options under the 1996 Stock Option Plan is triggered by the Closing of the Crescent Transactions. The Company believes the Crescent Transactions meet the definition of a "sale ... of all or substantially all" of the Company's assets included in the 1996 Stock Option Plan, which is supported by relevant Delaware case law.

VOTE REQUIRED

    Approval and adoption of the Crescent Transactions by stockholders requires the affirmative vote at the Annual Meeting of a majority of the outstanding shares of Common Stock. Assuming the existence of a quorum, any shares of Common Stock not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have the effect of a vote against the Crescent Transactions. Shares of Common Stock owned by the Rainwater Group will be voted in the same percentage as the shares of Common Stock held by disinterested stockholders. (See "The Crescent Transactions- Interested Parties.") Under this standard, the Crescent Transactions will only be approved if the votes cast by stockholders (other than the Rainwater Group) in favor of the Crescent Transactions exceed the votes cast by stockholders (other than the Rainwater Group) against the Crescent Transactions.

    THE BOARD HAS UNANIMOUSLY APPROVED (WITH DIRECTOR DARLA D. MOORE NOT PARTICIPATING BECAUSE OF HER BENEFICIAL OWNERSHIP IN CRESCENT) THE CRESCENT TRANSACTIONS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CRESCENT TRANSACTIONS. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE CRESCENT TRANSACTIONS.

CERTAIN ANTITAKEOVER PROVISIONS

    DELAWARE LAW. Section 203 of the Delaware General Corporation Law generally prohibits certain Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) on or after the consummation date, the business combination is approved by the board and by the affirmative vote of at least 66_% of the outstanding voting stock which is not owned by the interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, acquired 15% or more of the corporation's voting stock in a transaction not approved by the board. A Delaware corporation may "opt out" from the application of Section 203 through a provision in its certificate of incorporation or by-laws. The Company has not "opted out" from the application of Section 203. However, Rainwater-Magellan is not subject to Section 203 because the Private Placement was approved by the Board.

    CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION. The Certificate of Incorporation provides that the number of directors of the Company is fixed at eight. Directors are divided into three classes, with nominees in a single class being elected each year to serve three year terms. Three directors serve in the class whose terms will expire in 1998, two directors serve in the class whose terms will expire in 1999 and three directors serve in a class whose terms will expire in 2000. The number of directors may be changed only by the affirmative vote of at least 75% of the issued and outstanding shares of capital stock of the Company. Any director may be removed, but only (i) for cause by the affirmative vote of a majority of the issued and outstanding shares of capital stock of the Company or (ii) without cause by the affirmative vote of 75% of the issued and outstanding shares of capital stock of the Company. The Certificate of Incorporation provides that special meetings of stockholders may be called only by the affirmative vote of a majority of the directors. The Certificate of Incorporation also prohibits stockholders of the Company from taking action by written consent without a meeting of stockholders.

    RIGHTS PLAN. The Company has adopted the Rights Plan, pursuant to which each share of Common Stock has attached thereto one Right. The Rights trade automatically with the underlying shares of Common Stock. Upon becoming exercisable, but prior to the occurrence of certain events, each Right initially entitles its holder to buy one share of Common Stock from the Company at an exercise price of $60. The Rights will be distributed and become exercisable only if a person or group acquires, or announces its intention to acquire, Common Stock exceeding certain levels specified in the Rights Plan. Upon the occurrence of such events, the exercise price of each Right reduces to one-half of the then current market price. The Rights also give the holder certain rights in an acquiring company's common stock. The Company may redeem the Rights at a price of $.01 per Right at any time prior to the distribution of the Rights. The Rights have no voting power until exercised.

    The foregoing provisions could have the effect of delaying, deferring or preventing a change in control or the removal of existing management of the Company.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

    The information contained in this Proxy Statement with respect to the Certificate Amendment is qualified in its entirety by reference to the text of the proposed amendment to the Certificate of Incorporation, which is attached hereto as Appendix II and incorporated herein by reference.

    If approved at the Annual Meeting, the Certificate Amendment will increase the size of the Board from 8 to 12. The Board believes that the Certificate Amendment is advisable because it will allow the addition of directors who will bring additional experience and expertise to the Board.

    The Certificate Amendment also deletes certain provisions from the Certificate of Incorporation that relate to the Company's emergence from bankruptcy in 1992, which are no longer applicable.

VOTE REQUIRED

    Approval and adoption of the Certificate Amendment by stockholders requires the approval at the Annual Meeting of 75% of the outstanding shares of Common Stock. Assuming the existence of a quorum, any shares of Common Stock not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have the effect of a vote against the Certificate Amendment.

    THE BOARD HAS UNANIMOUSLY APPROVED THE CERTIFICATE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CERTIFICATE AMENDMENT. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE CERTIFICATE AMENDMENT.

                        PROPOSED 1997 STOCK OPTION PLAN

    The following summary description of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached hereto as Appendix III and incorporated herein by reference.

    On February 28, 1997, the Board adopted, subject to stockholder approval at the Annual Meeting, the Magellan Health Services, Inc. 1997 Stock Option Plan. The purpose of the 1997 Plan is to motivate and retain officers and other key employees of the Company and its subsidiaries who have major responsibility for the attainment of the primary long-term performance goals of the Company. The 1997 Plan will enable officers and eligible key employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of Common Stock.

    Under the terms of the 1997 Plan, options can be granted to participants to purchase, out of authorized but unissued Common Stock or out of shares of Common Stock held in the Company's treasury, or partly out of each, a total of 1,500,000 shares of Common Stock. Both the number of shares of Common Stock covered by the 1997 Plan and the per share exercise price of options granted are subject to adjustment upon certain changes in capitalization of the Company, such as stock splits or stock dividends.

    The 1997 Plan is administered by the Compensation Committee or such committee as may from time to time be designated by the Board to administer the 1997 Plan (the Committee). The Committee is required to be comprised of not fewer than two members of the Board, each of whom is a "non-employee director" as that term is defined in Rule 16b-3 under the Exchange Act. The Committee administers the

1997 Plan, selects the eligible participants to whom the options will be awarded, determines the number of shares for which options are to be awarded to each eligible participant, and determines the terms and conditions of each option, subject to the provisions of the 1997 Plan. The duties of the Committee in granting options to officers and key employees may be delegated to the Company's Chief Executive Officer with respect to any person except any person who has been designated a "named executive officer" (as defined by SEC rules) with respect to the Company's last completed fiscal year, subject to any review, approval or notification required by the Committee or as may otherwise be required by law. The Committee may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the 1997 Plan, as, in its opinion, may be advisable in the administration of the 1997 Plan and the Committee approves the provisions of the stock option agreements required by the 1997 Plan. Options granted under the 1997 Plan are nonqualified stock options.

    Any officer or employee of the Company or any of its subsidiaries who has been selected by the Committee is eligible to participate in the 1997 Plan.

    Subject to the approval of the 1997 Plan by the stockholders, both the Committee and the Chief Executive Officer have granted options under the terms of the 1997 Plan. Each of these option grants (as indicated in the following table) was made on February 28, 1997 at an exercise price of $24.81.

                               NEW PLAN BENEFITS
                         Magellan Health Services, Inc.
                             1997 Stock Option Plan

                                                                                     NUMBER OF
NAME AND POSITION                                                                     OPTIONS
----------------------------------------------------------------------------------  -----------
E. Mac Crawford, Chairman of the Board, President and
  Chief Executive Officer.........................................................     750,000
Executive Group (including Mr. Crawford)..........................................     765,000

    The options listed above, and options subsequently granted, will have a per share exercise price equal to the mean between the high and low sales prices per share of the Common Stock on the New York Stock Exchange on the date of grant of the options. More than one grant of an option may be made to the same person, but no person may be granted options under the 1997 Plan to purchase in the aggregate more than 1,000,000 shares of Common Stock. The closing price of the Common Stock on March 31, 1997 was $24.625 per share.

    Options granted under the 1997 Plan will be exercisable to the extent vested. An option vests at the rate of 33 1/3% of the shares covered by the option on each of the first three anniversary dates of the grant of the option if the optionee is an employee of the Company or a subsidiary of the Company on such dates. Options granted pursuant to the 1997 Plan that are vested may be exercised in whole or in part by the optionee from time to time, but in no event later than February 28, 2007. All unvested options fully vest and are immediately exercisable upon any "change of control," defined as the effective date, at any time after March 18, 1997, of (i) the sale, lease transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, to any person or related group of persons (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the merger or consolidation of the Company with or into another corporation, the merger of another corporation in the Company or any other transaction, with the effect that the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power or the voting stock of the surviving corporation resulting from such consolidation or such other transaction, (iii) any person or related group of persons holding 30% or more in interest of the voting power or voting stock of the Company, or (iv) the liquidation or dissolution of the Company. The 1997 Plan specifically excludes the Crescent Transactions from the definition of "change of control." The exercise price is payable upon the exercise of the option in cash.

    The 1997 Plan provides that: (i) upon termination of employment for any reason except death or total disability, unvested options granted will terminate on the date of termination of employment and vested options on the date of termination may be exercised during the six months following termination (but not after expiration of the term of the option); (ii) upon total disability of a participant, vested options on the date the participant became totally disabled may be exercised by the participant within 12 months from the date of total disability of the participant (but not after expiration of the term of the option); and (iii) upon the death of a participant, the vested options on the date of the participant's death may be exercised by the legal representative, heir or legatee within 12 months of the date of death of the participant (but not after expiration of the term of the option).

    Options under the 1997 Plan must be granted on or before December 31, 2000. No option granted under the 1997 Plan may be assigned or transferred by the participant except by will or by the laws of descent and distribution.

    Subject to certain limitations set forth in the 1997 Plan, the Board may at any time or from time to time terminate, modify or amend the 1997 Plan. No amendment may be made without stockholder approval if such approval is required for continued compliance with Rule 16b-3 of the Exchange Act, by other applicable law or regulation or by the rules of any stock exchange on which the Common Stock is listed for trading. The termination or any modification or amendment of the 1997 Plan or options thereunder may not, without the consent of the participant, affect such person's rights under an option previously granted.

    Under the Code and current regulations, a participant is not subject to any federal income tax upon the grant of an option under the 1997 Plan and the grant of an option will not result in an income tax deduction for the Company.

    Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of purchase over the exercise price. At that time the Company will be entitled to a deduction in an amount equal to the amount taxable to the participant as income, provided the Company satisfies applicable federal income tax reporting requirements. The sale or other taxable disposition of shares of Common Stock acquired upon exercise of an option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares of Common Stock when the option was exercised.

    The 765,000 options granted on February 28, 1997 at an exercise price of $24.81 may result in compensation expense to the Company during fiscal years 1997 through 2000 if the 1997 Plan is approved. The measurement date for purposes of measuring compensation expense will be the date of stockholder approval. To the extent the mean between the high and low sales price per share of the Common Stock exceeds $24.81 on the date of stockholder approval, the Company will be required to record compensation expense for such options over the three year vesting period.

VOTE REQUIRED

    Approval and adoption of the 1997 Plan by stockholders requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the 1997 Plan and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

    THE BOARD HAS UNANIMOUSLY APPROVED THE 1997 PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE 1997 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1997 PLAN.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than 10% percent of the Common Stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that all persons who are required to comply with the Section 16(a) filing requirements with respect to the Common Stock have complied with such filing requirements on a timely basis.

                             ADDITIONAL INFORMATION

ATTENDANCE

    Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Common Stock having evidence of such ownership and guests of the Company.

STOCKHOLDER PROPOSALS

    In order to be included in the proxy statement and form of proxy for the 1998 Annual Meeting, a stockholder proposal must be in writing and received by the Company by the close of business on December 26, 1997. All stockholder proposals should be submitted by certified mail, return receipt requested, to the Secretary of the Company, 3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326.

OTHER BUSINESS

    Management does not know of any other matters that may properly come before the Annual Meeting other than those described above. If any other matter properly comes before the meeting, all properly executed proxies delivered pursuant to this solicitation will be voted on any such matters in the discretion of the Proxies.

INDEPENDENT ACCOUNTANTS

    The Company expects to retain Arthur Andersen LLP as its independent accountants for the fiscal year ended September 30, 1997 upon written acceptance of an engagement letter, which is expected to occur no later than June 30, 1997. Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended September 30, 1996. Representatives of such firm will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents or portions of documents filed by the Company with the SEC are incorporated herein by reference:

        (i) The Company's Annual Report on Form 10-K for fiscal year ended September 30, 1996, as amended on January 28, 1997 and April 23, 1997.

        (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

       (iii) The Company's Current Report on Form 8-K dated April 23, 1997, including the Crescent Transaction Documents which are filed as Exhibits 2(a)-(c), 4(a) and 99(b)-(h) thereto.

        (iv) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since April 24, 1997.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Annual Meeting is held shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Proxy Statement) will be provided without charge to each person to whom this Proxy Statement is delivered, upon written or oral request. Copies of this Proxy Statement as amended or supplemented from time to time, or any other documents (or parts of documents) that constitute part of this Proxy Statement (including the Crescent Transaction Documents) will be provided without charge to each such person, upon written or oral request. Requests should be directed to Magellan Health Services, Inc., Attn: Kevin Helmintoller, Senior Director-Investor Relations, 3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326, (404) 841-9200. These documents may also be accessed from the SEC Internet site, which is located at www.sec.gov.

                           GLOSSARY OF DEFINED TERMS

    "1997 PLAN" means the Magellan Health Services, Inc. 1997 Stock Option Plan.

    "5-PERCENT SHAREHOLDER" means any person who directly or indirectly owns five percent (5%) or more of the capital stock of a Loss Corporation at any time during the preceding three-year period. Generally, all shareholders holding less than five percent (5%) of the value of the Loss Corporation's capital stock are treated as single 5-percent Shareholder.

    "ALLOCATED SHARES" means the shares of Common Stock allocated to an ESOP participant's ESOP account.

    "ANNUAL FEE EBITDA" means the discounted present value of the fully-taxed earnings before interest, taxes, depreciation and amortization of the Franchise Fees.

    "ANNUAL MEETING" means the annual meeting of stockholders of the Company to be held on May 30, 1997, and any adjournment or postponement thereof.

    "ANTITRUST DIVISION" means the Antitrust Division of the United States Department of Justice.

    "BASE CASE" means financial assumptions based on information relating to the Company's projected acquisition of hospitals as supplied by the Company to Dean Witter.

    "BASE CASE FRANCHISE FEE EBITDA" means the EBITDA contribution to be received by the Company from the Franchise Fees under the Base Case.

    "BEHAVIORAL MODIFICATION PROGRAMS AND RELATED SERVICES" means any type of programs or services for providing behavioral modification without regard to whether such behavioral modification may be provided in an In-Patient Facility or other affiliated facility and shall include, for example, weight loss, stress management, smoking cessation and similar products and programs.

    "BOARD" means the Board of Directors of the Company.

    "BUSINESS," for purposes of the CBHS Operating Agreement, means the operation of behavioral health care facilities, the delivery of behavioral healthcare from such facilities and the provision of additional services, concepts or products undertaken pursuant to the Master Franchise Agreement.

    "CBHS" means a Delaware limited liability company to be formed and initially owned equally by the Company and Crescent.

    "CBHS CONTRIBUTION AGREEMENT" means the Contribution Agreement which will be entered into as of the Closing between Magellan and Crescent.

    "CBHS OPERATING AGREEMENT" means the Operating Agreement between Magellan and COI.

    "CBHS INTEREST" means the Company's 50% equity interest in CBHS.

    "CEI" means Crescent Real Estate Equities Company, a Texas real estate investment trust.

    "CERTIFICATE AMENDMENT" means the proposal to amend the Certificate of Incorporation to increase the number of directors from eight to 12.

    "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company.

    "CHARTER" means the Company's provider business, currently operated through Charter Behavioral Health Systems, Inc.

    "CLOS" means capitalized lease obligations.

    "CLOSING" means the closing of the Crescent Transactions.

                               Glossary - Page 1

    "COI" means Crescent Operating, Inc., a Delaware corporation, whose stockholders initially will be the stockholders of CEI.

    "COI WARRANT SHARES" means shares of COI common stock issuable upon exercise of the COI Warrant.

    "COI WARRANTS" means the series of warrants (which are exercisable (subject to certain limitations) and expire at various times over the 12 years after the Closing) to be issued by COI to Magellan for the purchase of up to 2.5% of the common stock of COI outstanding at the Closing.

    "COI WARRANT PURCHASE AGREEMENT" means the Warrant Purchase Agreement between COI and Magellan, pursuant to which Magellan will purchase the COI Warrants.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COLLATERAL," with respect to the Loan and Security Agreement, means all accounts receivable of CBHS and the proceeds thereof.

    "COMMON STOCK" means the common stock, par value $0.25 per share, of the Company.

    "COMPANY" means Magellan Health Services, Inc., a Delaware corporation.

    "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

    "COMMITTEE" means the Compensation Committee or such other committee as may from time to time be designated by the Board to administer the 1997 Plan.

    "CONTINUING DIRECTORS" means directors of the Company whose terms expire in 1998 and 1999.

    "CONTRACT BONUS" means the bonus payable to Mr. Crawford pursuant to the terms of the Company's current employment agreement with Mr. Crawford.

    "CRESCENT" means Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

    "CRESCENT GP" means Crescent Real Estate Equities, Ltd., a Delaware corporation and wholly-owned subsidiary of CEI and the general partner of Crescent.

    "CRESCENT PURCHASE AGREEMENT" means the Real Estate Purchase and Sale Agreement, as amended, dated as of January 29, 1997, between the Company (as seller) and Crescent (as purchaser).

    "CRESCENT TRANSACTIONS" means the transactions contemplated by the Crescent Transaction Documents.

    "CRESCENT TRANSACTION DOCUMENTS" means the Crescent Purchase Agreement, the CBHS Contribution Agreement, the CBHS Operating Agreement, the Loan and Security Agreement, the Master Franchise Agreement, the Subsidiary Franchise Agreement, the Subordination Agreement, the Warrant, Purchase Agreement, the COI Warrant Purchase Agreement, and the Facilities Lease.

    "DEAN WITTER" means Dean Witter Reynolds Inc., financial advisor to the Company.

    "DECREASED ACQUISITION SCENARIO" means a financial assumption in which the Company's future hospital acquisitions are assumed to be one-half of the Base Case.

    "EBITDA" means earnings before interest, taxes, depreciation and amortization.

    "EBP" means the Company's Executive Benefits Plan.

    "ESOP" means the Company's Employee Stock Ownership Plan.

    "ESOP TRUSTEE" means the U.S. Trust Company of California, N.A., the trustee of the ESOP.

    "EUROPEAN SALE" means the proposed sale of Magellan's hospitals located in England and Switzerland, which is expected to close in May 1997.

                               Glossary - Page 2

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE OPTION" means the right of the minority stockholders of Green Spring through December 13, 1998, in certain circumstances, to exchange their Green Spring interests for Common Stock or 8% subordinated notes of the Company.

    "FACILITIES LEASE" means the Master Lease Agreement between CBHS (as lessee) and Crescent (as lessor).

    "FACILITY" means any facility operated by CBHS after the Closing that was operated by the Company before the Closing, except for joint ventures managed by CBHS pursuant to the services agreement with Magellan.

    "FRANCHISE FEES" means the fees paid annually to the Company by CBHS pursuant to the Master Franchise Agreement.

    "FTC" means the United States Federal Trade Commission.

    "GPA" means Group Practice Affiliates, Inc., a wholly-owned subsidiary of Green Spring, which was formerly wholly-owned by the Company.

    "GREEN SPRING" means the Company's managed care business, operated through the Company's 61%-owned subsidiary, Green Spring Health Services, Inc.

    "GREEN SPRING ACQUISITION" means the Company's acquisition of a 61%-equity interest in Green Spring in December 1995.

    "GREEN SPRING STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, as amended, among the Company, Independence Blue Cross and certain other minority stockholders of Green Spring.

    "GROSS REVENUES" means the aggregate of (i) the Gross Revenues (as defined in the Subsidiary Franchise Agreements) from businesses franchised by the Company in which CBHS has voting control, (ii) the gross revenues of all businesses which are the subject of joint venture arrangements or management agreements specified in the Master or Subsidiary Franchise Agreement, and (iii) the gross amount of CBHS' revenues other than from any business the gross revenue of which is included in CBHS Gross Revenues pursuant to (i) or (ii) above.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the FTC.

    "HUFF" means W.R. Huff Asset Management Co. LLC, a registered investment advisor.

    "INCREASED ACQUISITION SCENARIO" means a financial assumption in which the Company's future hospital acquisitions are assumed to be two-times the Base Case.

    "INDENTURE" means the Indenture, as amended, dated as of May 2, 1994, among the Company, Marine Midland Bank, as trustee, and certain guarantors relating to the Notes.

    "INDEPENDENCE BLUE CROSS" means Independence Blue Cross, a Pennsylvania non-profit hospital corporation, which is a minority stockholder in Green Spring.

    "IRS" means the Internal Revenue Service.

    "LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement among CBHS, certain subsidiaries of CBHS and Magellan.

    "LOSS CORPORATION" means a corporation that has NOLs.

    "LTM" means latest twelve months.

    "MAGELLAN" means Magellan Health Services, Inc., a Delaware corporation.

                               Glossary - Page 3

    "MAGELLAN PUBLIC SOLUTIONS" means the Company's public sector business, operated through the Company's wholly-owned subsidiary, Magellan Public Solutions, Inc.

    "MAI" means McManis Associates, Inc., a healthcare development and management consulting firm.

    "MASTER FRANCHISE AGREEMENT" means the Master Franchise Agreement between Magellan and CBHS.

    "MEDICARE LAW AMENDMENTS" means the anti-kickback provisions of the healthcare anti-fraud and abuse amendments to the federal Medicare law.

    "NAMED EXECUTIVE OFFICERS" means the Company's Chief Executive Officer and four next most highly compensated executive officers.

    "NOLS" means net operating loss carryforwards as defined by the Code.

    "NOTEHOLDER" means any holder of Notes.

    "NOTES" means the 11 1/4% Senior Subordinated Notes due 2004 issued pursuant to the Indenture.

    "OWNERSHIP CHANGE" within the meaning of Sections 382 and 383 of the Code occurs when the percentage of capital stock (determined on the basis of value) owned by one or more 5-percent Shareholders increases by more than 50 percentage points from the lowest ownership level of such 5-percent Shareholders at any time during the preceding three-year period.

    "PLYMOUTH" means Plymouth Insurance Company, Ltd., a wholly-owned subsidiary of the Company that provides general and hospital professional liability insurance to the Company.

    "PRIVATE PLACEMENT" means the transactions between the Company and Rainwater-Magellan that closed on January 25, 1996.

    "PRIVATE PLACEMENT AGREEMENTS" means the Stock and Warrant Purchase Agreement and documents contemplated thereby executed between the Company and Rainwater-Magellan as part of the Private Placement.

    "PROXIES" means the persons named as proxies on the form of proxy sent with this Proxy Statement.

    "PURCHASED FACILITIES" means the facilities that will be sold by the Company to Crescent as part of the Crescent Transactions.

    "RAINWATER GROUP" means Rainwater-Magellan, Rainwater, Inc., Richard E. Rainwater, Darla D. Moore and their affiliates.

    "RAINWATER-MAGELLAN" means Rainwater-Magellan Holdings, L.P., a Texas limited partnership.

    "RAINWATER-MAGELLAN WARRANT" means the Warrant dated as of January 25, 1996, pursuant to which Rainwater-Magellan has the right to purchase up to 1,942,996 shares of Common Stock. The Rainwater-Magellan Warrant as initially issued covered 2,000,000 shares of Common Stock, but on March 1, 1997, Rainwater-Magellan transferred a portion of the Rainwater-Magellan Warrant covering the right to purchase 57,004 shares of Common Stock to certain of its limited partners in redemption of the limited partnership interests of such limited partners.

    "REIT" means a real estate investment trust as defined by the Code.

    "RETAINED FRANCHISE ASSETS" means the tangible property that the Company will use to provide certain services to its franchisees, including CBHS, and certain intangible property that the Company will license to its franchisees, including CBHS, pursuant to the franchise agreements.

    "REVOLVING CREDIT AGREEMENT" means the five-year senior secured reducing revolving credit agreement, dated as of October 28, 1996, among the Company and certain financial institutions with an aggregated committed amount of $400 million.

                               Glossary - Page 4

    "RIGHTS" mean the share purchase rights issued pursuant to the Rights Plan.

    "RIGHTS PLAN" means the Company's Share Purchase Rights Plan, dated July 21, 1992.

    "S&P 500" means the Standard & Poors 500 Stock Index.

    "S&P HMI" means the Standard & Poors Hospital Management Index.

    "SEC" means the United States Securities and Exchange Commission.

    "SHARE REPURCHASE" means the Company's repurchase of approximately 3,962,000 shares of Common Stock on September 27, 1996.

    "SHARES" means the 4,000,000 shares of Common Stock initially issued to Rainwater-Magellan in the Private Placement. On March 1, 1997,
Rainwater-Magellan transferred 114,168 shares of Common Stock (representing a portion of the Shares) to certain of its limited partners in redemption of the limited partnership interests of such limited partners.

    "SUBSIDIARY FRANCHISE AGREEMENT" means the form of Subsidiary Franchise Agreement that will be entered into between Magellan and each subsidiary of CBHS that operates any of the Purchased Facilities.

    "SUBORDINATION AGREEMENT" means the Subordination Agreement that will be entered into by CBHS, Crescent and Magellan.

    "UCC" means the Uniform Commercial Code.

    "WARRANT PURCHASE AGREEMENT" means the Warrant Purchase Agreement between Magellan and Crescent, pursuant to which Crescent will purchase the Warrants.

    "WARRANT SHARES" means shares of Common Stock issuable upon exercise of the Warrants.

    "WARRANTS" mean the series of warrants (which are exercisable and expire at various times over the 12 years after the Closing) to be issued by the Company to Crescent and COI, which give Crescent and COI each the right to purchase up to 1,283,311 shares of Common Stock at a Warrant exercise price of $30 per share.

                               Glossary - Page 5

                                                                      APPENDIX I

                        FAIRNESS OPINION OF DEAN WITTER

                             DEAN WITTER REYNOLDS INC.
                             TWO WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048

January 29, 1997

Board of Directors
Magellan Health Services, Inc.
3414 Peachtree Road, N.E.
Suite 1400
Atlanta, GA 30326

Ladies and Gentlemen:

    Magellan Health Services, Inc., a Delaware corporation ("Magellan" or the "Company"), and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent"), have entered into a Real Estate Purchase and Sale Agreement, dated as of January 29, 1997, (the "Real Estate Purchase Agreement"). In connection with the transactions contemplated by the Real Estate Purchase Agreement, (i) Magellan and Crescent have entered into (x) that certain Contribution Agreement of even date therewith (the "OpCo Contribution Agreement") and (y) that certain Crescent Warrant Purchase Agreement of even date therewith (the "Crescent Warrant Purchase Agreement") and (ii) Magellan has entered into that certain Warrant Purchase Agreement (the "Opportunity Corp. Warrant Purchase Agreement"), to be dated as of the date of the Closing (as defined in the Real Estate Purchase Agreement), with Crescent Opportunity Corp., a Delaware corporation ("Opportunity Corp."). Pursuant to the Real Estate Purchase Agreement, the OpCo Contribution Agreement, the Crescent Warrant Purchase Agreement and the Opportunity Corp. Warrant Agreement, Magellan (1) will cause Charter Behavioral Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Magellan ("Charter"), to sell to Crescent substantially all of the real property and related improvements owned, directly or indirectly, by Charter and used in the operation of Charter's behavioral health care facilities (the "Purchased Facilities"); (2) will transfer, pursuant to the OpCo Contribution Agreement, to Charter Behavioral Health Systems, LLC, a newly-formed joint venture ("OpCo"), owned equally by Magellan and Crescent, certain tangible personal property, including equipment, and certain intangible rights used in connection with Charter's operation of the Purchased Facilities, but excluding certain tangible property that Magellan will use in the provision of certain services and certain intangible property that Magellan will license to OpCo (such excluded property hereinafter referred to as the "Retained Franchise Assets") pursuant to the Franchise Agreements (as defined below); (3) will enter into (a) a master franchise agreement with OpCo (the "Master Franchise Agreement") and (b) franchise agreements with OpCo's subsidiaries (the "Subsidiary Franchise Agreements" and collectively with the Master Franchise Agreement, the "Franchise Agreements") pursuant to which OpCo will (A) operate the Purchased Facilities and other facilities operated by OpCo and (B) pay certain franchise fees to Magellan; (4) will cause OpCo to lease the Purchased Facilities pursuant to a Master Lease (the "Facilities Lease") between Crescent and OpCo; (5) will enter into a Subordination Agreement (the "Subordination Agreement") with Crescent pursuant to which Magellan's right to receive franchise fee payments under the Franchise Agreements will be subordinated to Crescent's right to receive rental payments under the Facilities Lease as and to the extent provided in the Subordination Agreement; (6) will enter into an Operating Agreement (the "Operating Agreement") governing the operation of OpCo;
(7) will issue to Crescent warrants to purchase up to 2,567,000 shares of common stock, par value $.25 per share (the "Common Stock") of the Company

                              Appendix I - Page 1

(the "Crescent Warrants") pursuant to the Crescent Warrant Purchase Agreement; and (8) will purchase from Opportunity Corp. warrants to purchase that number of shares of common stock of Opportunity Corp. representing 2.5% of the outstanding common stock of Opportunity Corp. (the "Opportunity Corp. Warrants") pursuant to the Opportunity Corp. Warrant Purchase Agreement. The Real Estate Purchase Agreement, the OpCo Contribution Agreement, the Crescent Warrant Purchase Agreement, the Opportunity Corp. Warrant Purchase Agreement, the Franchise Agreements, the Facilities Lease, the Subordination Agreement and the Operating Agreement are referred to collectively as the "Transaction Documents" and the transactions contemplated by the Transaction Documents are referred to collectively as the "Restructuring".

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Company of the consideration (defined as (a) the sum of (i) the cash payment of $400 million to be received from Crescent (including, to the extent assumed by Crescent, the value of any debt assumed by Crescent) and (ii) the value of Magellan's equity interest in OpCo LESS (b) the value of the Crescent Warrants and (c) taking into consideration the value attributable to the Retained Franchise Assets) to be received in Restructuring.

    In arriving at the opinion set forth below, we have, among other things:

    (1) reviewed executed copies of the Transaction Documents;

    (2) reviewed (i) the Annual Reports on Form 10-K and related publicly available financial information of the Company for the three most recent fiscal years ended September 30, 1996, (ii) the Quarterly Reports on Form 10-Q and related publicly available financial information of the Company for the three most recent quarterly fiscal periods ended June 30, 1996,
       (iii) the Company's definitive Proxy Statement, dated January 25, 1996,
       (iv) the Company's Current Reports on Form 8-K filed since September 30, 1993 through January 28, 1997, and (v) certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of the Company;

    (3) reviewed (i) the Annual Reports on Form 10-K and related publicly available financial information of Crescent Real Estate Equities Trust, a Texas real estate investment trust of which Crescent is the operating partnership ("CEI"), for the three most recent fiscal years ended December 31, 1995, (ii) the Quarterly Reports on Form 10-Q and related publicly available financial information of CEI for the three most recent quarterly fiscal periods ended September 30, 1996, (iii) CEI's definitive Proxy Statement, dated May 20, 1996, (iv) the Prospectus, dated June 18, 1996, and the Prospectus Supplement dated September 27, 1996, relating to CEI's most recent common stock offering, (v) CEI's Current Reports on Form 8-K filed since August 2, 1994 through January 28, 1997, and (vi) certain other information, including publicly available information, relating to the business, earnings, cash flow, assets and prospects of CEI;

    (4) reviewed income statement, balance sheet and cash flow forecasts of Magellan and its constituent businesses for the fiscal years ended September 30, 1997 and 1998, as furnished to us by the Company;

    (5) conducted discussions with members of senior management of Magellan concerning the past and current business, operations, assets, present financial condition and future prospects of the Company and OpCo;

    (6) reviewed the historical reported market prices and trading activity for the publicly traded securities of Magellan and CEI;

    (7) compared certain financial information, operating statistics and market trading information relating to Magellan and CEI with published financial information, operating statistics and market trading information relating to selected public companies that we deemed to be reasonably similar to Magellan and CEI, respectively;

                              Appendix I - Page 2

    (8) compared the financial terms of the Restructuring and the Transaction Documents with the financial terms, to the extent publicly available, of selected other recent transactions that we deemed to be relevant; and

    (9) reviewed such other information and financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary including our assessment of general economic, market, and monetary conditions.

    In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Magellan, or that is publicly available, and we have not independently verified such information. We also have relied upon the management of Magellan as to the reasonableness and achievability of the financial forecasts of Magellan and its constituent businesses (and the assumptions and the bases therefor) provided to us or prepared on the basis of information and assumptions furnished to us and, with your consent, we have assumed that such forecasts have been reasonably prepared on the bases reflecting the best currently available estimates and judgments of such management as to the future operating performance of Magellan and its constituent businesses. We have not been requested to make, and we have not made, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of Magellan or its constituent businesses and we have not been furnished with any such appraisal or evaluation. We have not negotiated, or participated in any way in the negotiation of, the terms of the Restructuring, nor have we advised the Board of Directors of Magellan in connection with its business decision to enter into the Restructuring in lieu of any alternative business strategy or any other transactions in which Magellan may engage. We have assumed that such negotiations took place at arm's length and in form and substance as related to us by the management of Magellan. We were not authorized to solicit, and did not solicit, indications of interest from any third parties with respect to alternative transactions to the Restructuring, including any sale of Charter. It should be noted that this opinion necessarily is based upon prevailing market conditions and other circumstances and conditions as they exist and can be evaluated at this time.

    This opinion is addressed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Restructuring at Magellan's Annual Meeting of Shareholders.

    We have acted as financial advisor to the Board of Directors of Magellan in connection with this transaction and will receive a fee for our services, a portion of which is contingent on the consummation of this transaction. In addition, we (i) represented the Board of Directors of Green Spring Health Services, Inc., a 61%-owned subsidiary of the Company ("Green Spring") in connection with the Company's acquisition of its controlling interest in Green Spring, (ii) issued an opinion to the Board of Directors of Green Spring in connection therewith and (iii) received a fee (plus reimbursement of expenses and indemnification against certain liabilities) for our services in connection with such representation. In the ordinary course of our business, we may actively trade the securities of Magellan and CEI for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, in the ordinary course of business, we provide our clients with research coverage of the Company and CEI.

    Since June 1992, we have performed and continue to perform investment banking and other services for CEI, including acting as a co-manager in certain underwritten public offerings of securities of CEI, and we have been compensated for such services. We have also performed and continue to perform investment banking services for Columbia/HCA Healthcare Corporation, a Delaware corporation that previously had been an affiliate of Crescent through certain common ownership interests that have since ceased to exist ("Columbia/HCA"), including acting as a co-manager in certain underwritten public offerings of securities of Columbia/HCA and providing mergers and acquisitions advice to Columbia/HCA, and we have been compensated for such services. The foregoing were ordinary course arrangements, negotiated at arm's-length by us with CEI and Columbia/HCA, as the case may be.

                              Appendix I - Page 3

    It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation, express or implied, to update, revise or reaffirm this opinion.

    On the basis of, and subject to the foregoing and other matters that we consider pertinent, we are of the opinion that, as of the date hereof, the consideration to be received by Magellan in the Restructuring is fair, from a financial point of view, to Magellan.

Very truly yours,
/s/ DEAN WITTER REYNOLDS INC.

DEAN WITTER REYNOLDS INC.

                              Appendix I - Page 4

                    PROPOSED AMENDMENTS TO ARTICLE FIFTH OF
                  THE RESTATED CERTIFICATE OF INCORPORATION OF
                         MAGELLAN HEALTH SERVICES, INC.
     PROPOSED ADDITIONS ARE UNDERLINED. PROPOSED DELETIONS ARE INDICATED BY
                                 OVERSTRIKING.
                                     FIFTH
1. The number of directors constituting the entire Board shall be twelve eight. The number of directors may be changed only by the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of the Corporation entitled to vote thereon cast at a meeting of the stockholders called for such purpose. A director of the Corporation need not be the owner of any shares of any class or series of the capital stock of the Corporation or a resident of Delaware.
2. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year. Directors of the first class, which shall initially consist of two members, shall hold office for terms expiring at the next succeeding annual meeting; directors of the second class, which shall initially consist of three members, shall hold office for terms expiring at the second succeeding annual meeting; and directors of the third class, which shall initially consist of three members, shall hold office for terms expiring at the third succeeding annual meeting. The terms of the directors in office on the date of the effectiveness of the Certificate of Amendment adding this paragraph to the Restated Certificate of Incorporation (the "Current Directors") shall be modified so that the term of Mr. William A. Fickling, Jr. expires in 1995, the term of Mr. E. Mac Crawford expires in 1994 and the term of Lawrence W. Drinkard expires in 1993 and such directors shall be placed into the class of directors whose terms of office correspond to their respective modified terms. Upon the filing in the Office of the Secretary of State of the State of Delaware of the Certificate of Amendment of the Restated Certificate of Incorporation incorporating this amendment, Edwin M. Banks shall become a director of the Corporation with a term expiring in 1993 and shall be a director of the first class; Michael D. Hernandez and Raymond H. Kiefer shall become directors of the Corporation with terms expiring in 1994 and shall be directors of the second class; and Andre D. Dimitriadis shall become a director of the Corporation with a term expiring in 1995 and shall be a director of the third class. The Board of Directors so appointed shall appoint a fifth Director to a term expiring in 1995, which Director shall be a director of the third class. Any vacancies occurring in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
3. (a) Notwithstanding any other provisions of the Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any director or the entire Board of Directors of the Corporation may be removed at any time, but only (i) for cause by the affirmative vote of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon cast at a meeting of the stockholders called for that purpose, or (ii) without cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon cast at a meeting of the stockholders called for that purpose.

                              Appendix II - Page 1

   (b) Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
   (c) The provisions of this Article Fifth shall not be amended, altered, changed or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon cast at a meeting of the stockholders called for that purpose.

                              Appendix II - Page 2

                                                                    APPENDIX III

                        PROPOSED 1997 STOCK OPTION PLAN

                         MAGELLAN HEALTH SERVICES, INC.
                             1997 STOCK OPTION PLAN

    1. PURPOSE. The purpose of the Magellan Health Services, Inc. 1997 Stock Option Plan is to motivate and retain officers and other key employees of Magellan Health Services, Inc. and its Subsidiaries who have major responsibility for the attainment of the primary long-term performance goals of Magellan Health Services, Inc.

    2.  DEFINITIONS.  The following terms shall have the following meanings:

    "Board" means the Board of Directors of the Corporation.

    "Change in Control" means the effective date of the occurrence, at any time after March 18, 1997, of one or more of the following events: (i) the sale, lease, transfer or other disposition, in one or more related transactions, of all or substantially all of the Corporation's assets to any person or related group of persons, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, (ii) the merger or consolidation of the Corporation with or into another corporation, the merger of another corporation into the Corporation or any other transaction, to the extent that the stockholders of the Corporation immediately prior to any such transaction hold less than 50 percent of the total voting power or of the voting stock of the surviving corporation resulting from any such transaction, (iii) any person or related group of persons, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, whether such person or group of persons is a stockholder of the Corporation as of March 18, 1997, holds 30 percent or more of the voting power or of the voting stock of the Corporation, or (iv) the liquidation or dissolution of the Corporation. Notwithstanding any provisions hereof to the contrary, the term Change in Control shall not be construed to apply to the transactions contemplated by the Real Estate Purchase and Sale Agreement, dated as of January 29, 1997, by and between the Corporation and Crescent Real Estate Equities Limited Partnership, as amended, modified, supplemented or restated.

    "Code" means the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder.

    "Committee" means a committee of two or more members of the Board constituted and empowered by the Board to administer the Plan in accordance with its terms.

    "Corporation" means Magellan Health Services, Inc., a Delaware corporation.

    "Director" means a member of the Board.

    "Disability" means a physical or mental condition under which the Participant qualifies for (or will qualify for after expiration of a waiting period) disability benefits under the long-term disability plan of the Corporation or a Subsidiary that employs such Participant.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means: (1) if the Stock is listed on a national securities exchange (as such term is defined by the Exchange Act) or is traded on the Nasdaq National Market System on the date of award or other determination, the price equal to the mean between the high and low sales prices of a share of Stock on said national securities exchange or on said Nasdaq National Market System on that date (or if no shares of the Stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the Stock on the nearest date before and the nearest date after that date on which shares of the Stock are traded); (2) if the Stock is traded both on a national securities

                             Appendix III - Page 1
exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange; and (3) if the Stock is not listed for trading on a national securities exchange and is not traded on the Nasdaq National Market System or otherwise in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Stock from time to time in its sole discretion.

    "Option" means an Option granted pursuant to Section 6.

    "Participant" means an employee of the Corporation or any of its Subsidiaries who is selected to participate in the Plan in accordance with
Section 4.

    "Plan" means the Magellan Health Services, Inc. 1997 Stock Option Plan, as amended.

    "Stock" means the common stock, par value $0.25 per share, of the Corporation.

    "Stock Option Agreement" means the written agreement or instrument which sets forth the terms of an Option granted to a Participant under this Plan.

    "Subsidiary" means any corporation, as defined in Section 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Corporation, at the time, directly or indirectly, owns 50% or more of the outstanding securities having ordinary voting power to elect directors (other than securities having voting power only by reason of a contingency).

    3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, shall have the power to interpret the Plan, to determine the terms of each Stock Option Agreement (subject to the provisions of the Plan) and (subject to Section 18 and Rule 16b-3 under the Exchange Act, if applicable) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. All actions of the Committee shall be binding on the Corporation, on each affected Participant and on each other person directly or indirectly affected by such action. No member of the Board shall serve as member of the Committee unless such member is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the right to delegate to the chief executive officer of the Corporation and the authority to select Participants and to grant Options (except with respect to any person who, with respect to the last completed fiscal year of the Corporation, has been designated by the Corporation as a named executive officer of the Corporation, as that term is defined in Item 402(a)(3) of Regulation S-K, issued by the Securities and Exchange Commission), subject to any review, approval or notification required by the Committee or as otherwise may be required by law.

    4. PARTICIPATION. Participants in the Plan shall be limited to those officers and employees of the Corporation or any of its Subsidiaries who have been selected to participate in the Plan by the Committee acting in its absolute discretion.

    5. MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS. Subject to the provisions of Section 9, there shall be 1,500,000 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Committee and the Board deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by the Corporation. Any shares of Stock subject to any Option which are not purchased after the cancellation, expiration, exchange or forfeiture of such Option shall again become available for use under this Plan. All authorized and unissued shares issued upon exercise of Options under the Plan shall be fully paid and nonassessable shares.

    6. GRANT OF OPTIONS. The Committee, acting in its absolute discretion, shall have the right to grant Options to Participants under this Plan from time to time; provided, that the maximum number of shares of Stock issuable upon exercise of Options shall not exceed 1,500,000, subject to adjustment as provided in Section 9. No Option shall be granted after December 31, 2000. The maximum number of shares of Stock

                             Appendix III - Page 2
that may be covered by Options granted to any Participant under the Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 9.

    7. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve, including any such terms and conditions not inconsistent with the provisions set forth in the Plan as the Committee may determine; provided, that such Stock Option Agreements and the Options granted shall comply with and be subject to the following terms and conditions:

        (a) EMPLOYMENT. Each Participant shall agree to remain in the employ of and to render services to the Corporation or a Subsidiary thereof for such period as the Committee may require in the Stock Option Agreement; provided, that such agreement shall not impose upon the Corporation or any Subsidiary thereof any obligation to retain the Participant in its employ for any period.

        (b) NUMBER OF SHARES. Each Stock Option Agreement shall state the total number of shares of Stock to which it pertains.

        (c) EXERCISE PRICE. The exercise price per share for Options shall be Fair Market Value of the Stock on the date of grant, subject to adjustment as contemplated by Section 9.

        (d) MEDIUM AND TIME OF PAYMENT. The exercise price shall be payable upon the exercise of the Option, or as provided in Section 7(e) if the Corporation adopts a broker-directed cashless exercise/ resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exerciser price. Payments shall be in cash.

    In addition to the payment of the purchase price of the shares of Stock then being purchased, a Participant shall also, pursuant to Section 16, pay to the Corporation or otherwise provide for payment of an amount equal to the amount, if any, which the Corporation at the time of exercise is required to withhold under the income tax withholding provisions of the Code and other applicable income tax laws.

        (e) METHOD OF EXERCISE. All Options shall be exercised (i) by written notice directed to the Secretary of the Corporation at its principal of business, accompanied by payment of the option exercise price, in accordance with the foregoing subsection (d), for the number of shares specified in the notice of exercise and by any documents required by Section 14, or (ii) by complying with the exercise and other provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation and approved by the Committee, and by delivery of any documents required by Section 14. The Corporation shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, that if any law or regulation requires the Corporation to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before their issuance, then the date of delivery of such shares shall be extended for the period necessary to take such action.

        (f) TERM OF OPTIONS. Except as otherwise specifically provided in the Plan, the terms of all Options shall commence on the date of grant and shall expire not later than February 28, 2007.

        (g) EXERCISE OF OPTIONS. Options are exercisable only to the extend they are vested as provided in the Stock Option Agreement. After Options have vested in accordance with the terms of the Stock Option Agreement, such Options are exercisable at anytime, in whole or in part during their terms if the Participant is at the time of exercise employed by the Company or a Subsidiary. If a Participant's employment with the Corporation or any Subsidiary is terminated for any reason other than death or disability, the vested portion of each Option held by such Participant on the date of such termination may be exercised for six (6) months following the date of termination of employment (but not after expiration of the term of the Option). In the event of the death or Disability of a Participant, the vested portion of each Option held by such Participant on the date of such event may be exercised

                             Appendix III - Page 3
    within twelve (12) months of the date of such event (but not after the expiration of the term of the Option).

    In the event of the death of a Participant, the vested portion of each Option previously held by such Participant may be exercised within the time set forth above by the executor, other legal representative or, if none, by the heir or legatee of such Participant.

        (h) ADJUSTMENTS UPON A CHANGE IN CAPITALIZATION. Upon a change in capitalization pursuant to Section 9, the number of shares covered by an Option and the per share option exercise price shall be adjusted in accordance with the provisions of Section 9.

        (i) TRANSFERABILITY. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer; and, during the lifetime of a Participant, all Options held by such Participant shall be exercisable only by him or by his lawful representative in the event of his incapacity.

        (j) RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in Section 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

        (k) MISCELLANEOUS PROVISIONS. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of this Plan as the Committee shall deem advisable.

    8. VESTING. Options granted under this Plan shall be exercisable only to the extent such Options have become vested pursuant to this Section 8. An Option shall vest at the rate of 33 1/3 percent of the shares covered by the Option on each of the first three anniversary dates of the grant of the Option if the Participant is an employee of the Company or a Subsidiary on such dates.

    9. CHANGE IN CAPITALIZATION. If the Stock should, as a result of a stock split or stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or exchange of Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Corporation, or any other corporation, then the number of shares covered by Options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, Participants.

    10. FRACTIONAL SHARES. In the event that any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share of Stock, such fractional share shall be disregarded.

    11. SUCCESSOR CORPORATION. If the Corporation is merged or consolidated with another corporation or other legal entity and the Corporation is not the surviving corporation or legal entity, or in the event all or substantially all of the assets or common stock of the Corporation is acquired by another corporation or legal entity, or in the case of a dissolution, reorganization or liquidation of the Corporation, the Board, or the board of directors or governing body of any corporation or other legal entity assuming the obligations of the Corporation hereunder, shall either: (i) make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan it may enter into or adopt to effect any of the foregoing transactions; or (ii) upon written notice to each Participant, provide that all Options, whether or not vested, may be exercised within thirty days of the date of such notice and if not so exercised, shall be terminated.

    12. CHANGE IN CONTROL. Notwithstanding any provisions in the Plan to the contrary, in the event of a Change in Control, any unvested and outstanding Options awarded to Participants under the Plan automatically shall become fully vested and exercisable in accordance with the terms thereof.

                             Appendix III - Page 4

    13. NON-ALIENATION OF BENEFITS. Except insofar as applicable law otherwise may require, (i) no Options, rights or interest of Participants or Stock deliverable to any Participant at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements or torts of any Participant or beneficiary. Nothing in this Section 13 shall prevent a Participant's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution; provided, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the the Committee or its designee shall have been furnished before or after the death of such Participant with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

    14. LISTING AND QUALIFICATION OF SHARES. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Corporation may consider appropriate, and may require any Participant to make such representations, including, but not limited to, a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and to furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law, rules and regulations. The Corporation may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

    15. NO CLAIM OR RIGHT UNDER THE PLAN. No employee of the Corporation or any Subsidiary shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option, to be granted any additional Option. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board or the Committee thereunder, nor any provision of the Plan, nor participation in the Plan, shall be construed to give, and does not give, to any person the right to be retained in the employ of the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary to discharge or terminate any person at any time without regard to the effect such discharge or termination may have upon such person's right, if any, under the Plan.

    16. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative, (ii) requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing the Stock, or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Corporation pursuant to Section 7(e).

    17. NO LIABILITY OF DIRECTORS. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and Director, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Corporation's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Corporation.

                             Appendix III - Page 5

    18. OTHER PLANS. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Corporation or its Subsidiaries. The Plan shall be construed to be in addition to any and all such plans or programs. No award of Options under the Plan shall be construed as compensation under any other executive compensation or employee benefit plan of the Corporation or any of its Subsidiaries, except as specifically provided in any such plan or as otherwise provided by the Committee. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such additional compensation or incentive arrangements as the Board may deem necessary or desirable.

    19. AMENDMENT OR TERMINATION. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, no such amendment shall be made absent the approval of the stockholders of the Corporation: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of any stock exchange as long as the Stock is listed for trading on such exchange. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, the Corporation shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Corporation or a transaction described in Section 11 of this Plan.

    20. CAPTIONS. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

    21. GOVERNING LAW. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

    22. EXPENSES. All expenses of administering the Plan shall be borne by the Corporation.

    23. EFFECTIVE DATE. The Plan shall be effective as of the date of its adoption by the Board, subject to approval of this Plan by the stockholders of the Corporation after the date of its adoption.

                             Appendix III - Page 6

                         MAGELLAN HEALTH SERVICES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 1997

    The undersigned appoints E. MAC CRAWFORD and CRAIG L. McKNIGHT, or either of them, as proxies, each with full power of substitution, to represent and to vote all shares of Common Stock of Magellan Health Services, Inc. held by the undersigned at the annual meeting of stockholders to be held May 30, 1997, at 10:00 A.M., local time, at 191 Peachtree Street, 50th Floor, Atlanta, Georgia, and at any adjournment or postponement (the "Annual Meeting") upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the Annual Meeting. The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as designated below, and in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

1.         ELECTION OF DIRECTORS
                                 E. MAC CRAWFORD, RAYMOND H. KIEFER, GERALD L. MCMANIS
           TO WITHHOLD AUTHORITY TO VOTE FOR LESS THAN ALL NOMINEES WRITE THE NAME OF SUCH NOMINEE(S) ON THE
                                                      LINE BELOW:
           -------------------------------------------------------------------------------------------------
2.         PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF DIRECTORS FROM EIGHT TO TWELVE:

1.         / /  FOR All Nominees Listed Below
           / /  WITHHOLD AUTHORITY to Vote For
                All Nominees Listed Below:
                                 E. MAC CRAWFORD, RAYMOND H. KIEFER, GERALD L. MCMANIS
           TO WITHHOLD AUTHORITY TO VOTE FOR LESS THAN ALL NOMINEES WRITE THE NAME OF SUCH NOMINEE(S) ON THE

                                                      LINE BELOW:

           -------------------------------------------------------------------------------------------------

2.         / /  FOR
           / /  AGAINST
           / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

3.         PROPOSAL TO APPROVE THE COMPANY'S PROPOSED 1997 STOCK OPTION PLAN:
4.         PROPOSAL TO APPROVE AND ADOPT THE CRESCENT TRANSACTIONS:

3.         / /  FOR
           / /  AGAINST
           / /  ABSTAIN
4.         / /  FOR
           / /  AGAINST
           / /  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR"
PROPOSALS 1, 2, 3 AND 4.
                                             DATED _______________________, 1997
                                             ___________________________________
                                             ___________________________________
                                             Signature of Stockholder

Please sign exactly as your name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity should give full title. If this proxy is submitted by a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.